FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS Greenwich Capital, any other underwriter or any dealer participating in the offering will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com. Please see the attached copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The securities referred to in these materials are being sold when, as and if issued. You are advised that securities may not be issued that have the characteristics described in these materials. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this free writing prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

FREE WRITING PROSPECTUS

$597,486,000
(Approximate)

Asset-Backed Certificates, Series 2007-1

Nomura Home Equity Loan, Inc.,
Home Equity Loan Trust, Series 2007-1
Issuing Entity

Nomura Credit & Capital, Inc. Sponsor	Nomura Home Equity Loan, Inc. Depositor
GMAC Mortgage, LLC Servicer	Wells Fargo Bank, N.A. Master Servicer and Securities Administrator

Consider carefully the Risk Factors beginning on page 18 in this free writing supplement.

The certificates will represent interests in the Issuing Entity created for Series 2007-1 only and will not represent interests in or obligations of Nomura Home Equity Loan, Inc., Nomura Credit & Capital, Inc., Greenwich Capital Markets, Inc., Bear, Stearns & Co. Inc. the Master Servicer, the Servicer, the Securities Administrator, the Trustee or any of their respective affiliates.

The following classes of certificates are being offered pursuant to this free writing prospectus and the accompanying prospectus:

Class	Approximate Initial Certificate Principal Balance(1)	Initial Pass-Through Rate %	Price to Public (%)	Underwriting Discount (%)
II-1-A	$101,632,000	Floating(2)
II-2-A-1A	$270,000,000	Floating(3)
II-2-A-1B	$30,000,000	Floating(4)
II-2-A-2	$93,045,000	Floating(5)
II-2-A-3	$28,825,000	Floating(6)
II-2-A-4A	$31,150,000	Floating(7)
II-2-A-4B	$3,461,000	Floating(8)
II-M-1	$8,578,000	Floating(9)
II-M-2	$7,771,000	Floating(10)
II-M-3	$4,962,000	Floating(11)
II-M-4	$4,128,000	Floating(12)
II-M-5	$3,543,000	Floating(13)
II-M-6	$3,229,000	Floating(14)
II-M-7	$3,010,000	Floating(15)
II-M-8	$4,152,000	Floating(16)

See next page for footnotes.

The Issuing Entity will issue not less than 19 classes of certificates, 15 of which are offered hereby. Each class of offered certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the approximate initial certificate principal balance of each class.

Credit enhancement for the offered certificates will be provided by subordination, excess spread, overcollateralization and cross-collateralization. In addition, the certificates offered hereby may benefit from net swap payments pursuant to an interest rate swap agreement.

The trust will consist of conventional, one-to-four family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties.

Greenwich Capital Markets, Inc. and Bear, Stearns & Co. Inc. (the “Underwriters”) will buy the offered certificates from the Depositor at a price equal to approximately _________% of the aggregate certificate principal balance of the offered certificates, plus accrued interest on the offered certificates, before deducting expenses estimated to be $_____________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this free writing prospectus is January 19, 2007
For use with the base prospectus dated April 18, 2006

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)
The per annum pass-through rate on the Class II-1-A Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(3)
The per annum pass-through rate on the Class II-2-A-1A Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(4)
The per annum pass-through rate on the Class II-2-A-1B Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(5)
The per annum pass-through rate on the Class II-2-A-2 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(6)
The per annum pass-through rate on the Class II-2-A-3 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(7)
The per annum pass-through rate on the Class II-2-A-4A Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(8)
The per annum pass-through rate on the Class II-2-A-4B Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(9)
The per annum pass-through rate on the Class II-M-1 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(10)
The per annum pass-through rate on the Class II-M-2 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(11)
The per annum pass-through rate on the Class II-M-3 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(12)
The per annum pass-through rate on the Class II-M-4 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(13)
The per annum pass-through rate on the Class II-M-5 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(14)
The per annum pass-through rate on the Class II-M-6 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(15)
The per annum pass-through rate on the Class II-M-7 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

(16)
The per annum pass-through rate on the Class II-M-8 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to _____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
RISK FACTORS
THE MORTGAGE POOL
DESCRIPTION OF THE CERTIFICATES
THE INTEREST RATE SWAP AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
THE SPONSOR
STATIC POOL INFORMATION
ISSUING ENTITY
THE DEPOSITOR
SERVICING
THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN
POOLING AND SERVICING AGREEMENT
THE CREDIT RISK MANAGER
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
LEGAL MATTERS
RATINGS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
INDEX OF DEFINED TERMS
ANNEX I

PROSPECTUS

DESCRIPTION OF THE TRUST FUNDS
USE OF PROCEEDS
YIELD CONSIDERATIONS
STATIC POOL INFORMATION
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF THE AGREEMENTS
DESCRIPTION OF CREDIT SUPPORT
DERIVATIVES RELATED TO THE SECURITIES
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
METHODS OF DISTRIBUTION
ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
REPORTS TO SECURITYHOLDERS
INDEX OF DEFINED TERMS

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

Nomura Home Equity Loan, Inc.’s principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-9300.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

• The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

• Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Title of Series

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2007-1, Asset-Backed Certificates.

Issuing Entity

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2007-1, a New York common law trust. The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund”.

Cut-off Date

January 1, 2007.

Closing Date

On or about January 31, 2007.

Depositor

Nomura Home Equity Loan, Inc., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Sponsor

Nomura Credit & Capital, Inc., a Delaware corporation. See “The Sponsor” in this free writing prospectus.

Servicer

Initially, GMAC Mortgage, LLC. The Sponsor will retain the right to appoint a successor servicer to GMAC Mortgage, LLC meeting parameters more fully described in this free writing prospectus. See “Servicing” in this free writing prospectus.

Master Servicer

Wells Fargo Bank, N.A., a national banking association. See “The Master Servicer, Securities Administrator and Custodian” in this free writing prospectus.

Trustee and Supplemental Interest Trust Trustee

HSBC Bank USA, National Association, a national banking association. See “Pooling and Servicing Agreement—The Trustee” in this free writing prospectus.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association. As securities administrator, Wells Fargo Bank, N.A. will act as certificate registrar and paying agent. See “The Master Servicer, Securities Administrator and Custodian” in this free writing prospectus.

Custodian

Wells Fargo Bank, N.A. See “The Master Servicer, Securities Administrator and Custodian” in this free writing prospectus.

Credit Risk Manager

Wells Fargo Bank, N.A. See “The Credit Risk Manager” in this free writing prospectus.

Originator

The principal originator of the Group II Mortgage Loans is Silver State Financial Services, Inc., d/b/a Silver State Mortgage which originated approximately 31.72% of the Group II Mortgage Loans by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

See “The Mortgage Pool —The Originator” and “—Underwriting Standards of the Sponsor” in this free writing prospectus.

Pooling and Servicing Agreement

The pooling and servicing agreement among the servicer, the sponsor, the depositor, the master servicer, the securities administrator and the trustee, under which the trust will be formed and will issue the certificates.

The Mortgage Loans

The trust will contain conventional, one-to-four family, fixed-rate and adjustable rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have been divided into multiple loan groups. The mortgage loans in the loan group to which this free writing prospectus relates are designated as the “Group II Mortgage Loans” and consist of the adjustable-rate mortgage loans. Because the certificates offered by this free writing prospectus are only entitled to distributions from amounts advanced or received on the Group II Mortgage Loans, the information presented in this free writing prospectus regarding the Mortgage Loans is limited to the Group II Mortgage Loans.

The Group II Mortgage Loans have been further divided into two loan subgroups, referred to herein as the “Group II-1 Mortgage Loans” and the “Group II-2 Mortgage Loans.” The Group II-1 Mortgage Loans had principal balances at origination that conformed to Freddie Mac loan limits. The Group II-2 Mortgage Loans had principal balances at origination that may or may not have conformed to Freddie Mac loan limits.

References to percentages of the Group II Mortgage Loans under this section are calculated based on the aggregate scheduled principal balance of the related Group II Mortgage Loans as of the Cut-off Date and are subject to a permitted variance of plus or minus 10%.

The Group II Mortgage Loans consist of approximately 1,750 conventional, one-to-four family, adjustable-rate mortgage loans secured by first liens on residential real properties.

The Group II-1 Mortgage Loans have an aggregate scheduled principal balance of approximately $109,622,459 as of the Cut-off Date and have original terms to maturity of not greater than 30 years.

The Group II-2 Mortgage Loans have an aggregate scheduled principal balance of approximately $492,371,625 as of the Cut-off Date and have original terms to maturity of not greater than 30 years.

The characteristics of the Group II Mortgage Loans as described in this free writing prospectus may differ from the final Group II Mortgage Loans as of the Closing Date due, among other things, to the possibility that certain Group II Mortgage Loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the Group II Mortgage Loans prior to the Closing Date.

As of the Cut-off Date, the Group II Mortgage Loans will have the characteristics as set forth in the table on pages 14 through 16 of this free writing prospectus. See “The Mortgage Pool” in this free writing prospectus for additional characteristics of the Group II Mortgage Loans.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the Group II Mortgage Loans. If the trustee has actual knowledge that any Group II Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Group II Mortgage Loan made in the transaction agreements, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in such Group II Mortgage Loan, the sponsor will be required to, in accordance with the terms of the pooling and servicing agreement and within 90 days of the date of notice of such defect, repurchase such Group II Mortgage Loan or provide the trustee with a substitute Group II Mortgage Loan (if within two years of the Closing Date); provided that, if such Group II Mortgage Loan is discovered to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

The trust will issue senior and subordinate certificates which represent interests in the Group II Mortgage Loans and which are offered by this free writing prospectus. The Class II-1-A Certificates (sometimes referred to herein as the “Group II-1 Senior Certificates”), will represent senior interests in the Group II-1 Mortgage Loans and the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates (collectively the “Group II-2 Senior Certificates” and together with the Group II-1 Senior Certificates, the “Senior Certificates” ) will represent senior interests in the Group II-2 Mortgage Loans. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will each represent subordinate interests in the Group II Mortgage Loans and we sometimes refer to these certificates in this free writing prospectus as the “Mezzanine Certificates”. The Senior Certificates and the Mezzanine Certificates shall be collectively referred to in this free writing prospectus as the “Offered Certificates”.

Non-Offered Certificates

The trust will also issue the Class II-X, Class II-P, Class II-R and Class II-R-X Certificates, which represent interests in the Group II Mortgage Loans, and we sometimes refer to these certificates in this free writing prospectus as the “Non-Offered Certificates”. None of the Non-Offered Certificates is being publicly or otherwise offered by this free writing prospectus. In addition, the trust will also issue other classes of certificates backed by one or more other loan groups, which certificates are not offered pursuant to this free writing prospectus.

Class II-X Certificates

The certificate principal balance of the Class II-X Certificates on any date of determination will be equal to the overcollateralization amount for that date which is the excess of the aggregate principal balance of the Group II Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates. As of the Closing Date, the aggregate principal balance of the Group II Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates by approximately $4,508,084.

Class II-P Certificates

The Class II-P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class II-P Certificates will be entitled to all prepayment charges received in respect of the Group II Mortgage Loans.

Residual Certificates

The Class II-R Certificates and Class II-R-X Certificates (together, the “Residual Certificates”) represent the right to receive distributions in respect of the Group II Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates, the Class II-P Certificates and the Class II-X Certificates, although it is not anticipated that funds will be available for any such distribution.

Although not offered by this free writing prospectus, the Non-Offered Certificates are described in this free writing prospectus because their certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Last Scheduled Distribution Date

The distribution date in February 2037 will be the last scheduled distribution date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by this date. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Record Date

For each class of Offered Certificates and for any distribution date, the record date will be the business day preceding the applicable distribution date so long as the Offered Certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs. For the Class II-P Certificates, Class II-X Certificates and Residual Certificates and for any distribution date, the record date will be the last business day of the month preceding such distribution date.

Denominations

For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the Offered Certificates initially in book-entry form. Persons acquiring interests in the Offered Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in February 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Pass-Through Rates

The pass-through rate on the Class II-1-A Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-2-A-1A Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-2-A-1B Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-2-A-2 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-2-A-3 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-2-A-4A Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-2-A-4B Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, two-times the related certificate margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-1 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-2 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-3 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-4 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-5 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-6 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-7 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

The pass-through rate on the Class II-M-8 Certificates will equal the least of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, a certificate margin equal to ____% or (B) after the first possible optional termination date, the lesser of (x) two-times the related certificate margin and (y) the related certificate margin plus 0.50%, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

Interest Payments

On each distribution date holders of the Offered Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on a prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

The accrual period for the Offered Certificates for any distribution date will be the period commencing on the immediately preceding distribution date (or, with respect to the first accrual period, the Closing Date) and ending on the day immediately preceding the related distribution date. Calculations of interest on the Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Principal Payments

On each distribution date, holders of the Offered Certificates then entitled to distributions of principal will receive a distribution of principal on their certificates if there is cash available from the related Group II Mortgage Loans on that distribution date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the related Group II Mortgage Loans,

•
interest payments on the related Group II Mortgage Loans not needed to pay interest on the Offered Certificates and related monthly fees and expenses of the trust and the supplemental interest trust used to maintain a specified overcollateralization level, and

•	Net Swap Payments made by the Swap Provider as described in this free writing prospectus.

You should review the priority of payments described under “Description of the Certificates—Distributions of Principal” in this free writing prospectus.

Credit Enhancement

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the Mortgage Loans. This transaction employs the following forms of credit enhancement:

Subordination. By issuing Senior Certificates and Mezzanine Certificates which are subordinated, to the extent described in this free writing prospectus, to the Senior Certificates, the trust has increased the likelihood that holders of the Senior Certificates will receive regular payments of interest and principal from amounts received or advanced on the related Group II Mortgage Loans.

In addition, to the extent described under “Description of the Certificates—Credit Enhancement—Subordination” in this free writing prospectus,

•
the rights of the holders of the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 will be subordinated to the rights of the holders of the Class II-M-1 Certificates;

•
the rights of the holders of the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-2 Certificates;

•
the rights of the holders of the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-3 Certificates;

•	the rights of the holders of the Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-4 Certificates;

•	the rights of the holders of the Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-5 Certificates;

•	the rights of the holders of the Class II-M-7 Certificates and Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-6 Certificates; and

•	the rights of the holders of the Class II-M-8 Certificates will be subordinated to the rights of the holders of the Class II-M-7 Certificates;

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of Offered Certificates in respect of interest and principal and to protect the holders of those certificates having a higher payment priority against losses realized when the remaining unpaid principal balance on a Group II Mortgage Loan exceeds the amount of proceeds recovered upon the liquidation of that Group II Mortgage Loan net of amounts payable or reimbursable to the servicer, the master servicer, the credit risk manager, the custodian, the securities administrator and the trustee.

We refer you to “Description of the Certificates—Credit Enhancement—Subordination” in this free writing prospectus.

Allocation of Realized Losses. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class II-X Certificates) to absorb realized losses on the Group II Mortgage Loans, then realized losses on the Group II Mortgage Loans will be allocated to the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. Any remaining Realized Losses on the Group II-1 Mortgage Loans will be allocated the Class II-1-A Certificates and any remaining Realized Losses on the Group II-2 Mortgage Loans will be allocated concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero provided, however, that the pro rata portion of realized losses otherwise allocable to the Class II-2-A-1A Certificates will be allocated first to the Class II-2-A-1B Certificates, until the certificate principal balance thereof has been reduced to zero and then, to the Class II-2-A-1A Certificates until the certificate principal balance thereof has been reduced to zero; provided further, that the pro rata portion of realized losses otherwise allocable to the Class II-2-A-4A Certificates will be allocated first to the Class II-2-A-4B Certificates, until the certificate principal balance thereof has been reduced to zero and then, to the Class II-2-A-4A Certificates until the certificate principal balance thereof has been reduced to zero. See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this free writing prospectus.

Once realized losses on the Group II Mortgage Loans are allocated to a class of Offered Certificates, its certificate principal balance will be reduced by the amount so allocated. However, the amount of any realized losses allocated to the Offered Certificates may be distributed to the holders of the Offered Certificates on subsequent distribution dates to the extent of funds available as described under “Description of the Certificates—Credit Enhancement” and “The Interest Rate Swap Agreement” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the Group II Mortgage Loans to generate more interest than is needed to pay interest on the Offered Certificates because we expect the weighted average net mortgage rate of the Group II Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates. On the Closing Date, it is expected that the aggregate principal balance of the Group II Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates by approximately $4,508,084, which is the amount of overcollateralization required by the pooling and servicing agreement. Interest payments received in respect of the Group II Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates and related trust expenses and supplemental interest trust expenses will be available to absorb realized losses on the Group II Mortgage Loans and to maintain or restore the required level of overcollateralization.

We refer you to “Description of the Certificates—Credit Enhancement—Overcollateralization” in this free writing prospectus.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long term credit rating of at least “A+” (or the equivalent) from S&P or Moody’s (the “Swap Provider”) commencing on the distribution date in February 2007 and ending with the distribution date in January 2012.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each distribution date (i) the securities administrator (on behalf of a Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to the product of (a) (I) from the distribution date beginning in February 2007 and ending with the distribution date in January 2009, ____% per annum, (II) from the distribution date beginning in February 2009 and ending with the distribution date in January 2010, ____% per annum and (III) from the distribution date beginning in February 2010 and ending with the distribution date in January 2012, ____% per annum (b) the swap notional amount (the “Swap Notional Amount”) for such distribution date and (c) a fraction, the numerator of which is 30 (or for the first distribution date, the actual number of days elapsed in the accrual period on a 30/360 basis) and the denominator of which is 360 and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such distribution date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each distribution date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such distribution date (the “Scheduled Swap Notional Amount”) and set forth in this free writing prospectus under “The Interest Rate Swap Agreement”.

On each distribution date, to the extent that the Fixed Swap Payment exceeds the Floating Swap Payment, the securities administrator, on behalf of the Supplemental Interest Trust, will make a net payment to the Swap Provider, and to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net payment to the securities administrator on behalf of the Supplemental Interest Trust, each such payment referred to in this free writing prospectus as a “Net Swap Payment.” The securities administrator will deposit any Net Swap Payment received from the Swap Provider into a reserve fund, and such amount will be available for distribution to the holders of the Offered Certificates to the extent described in this free writing prospectus. See “The Interest Rate Swap Agreement” in this free writing prospectus. If, on any distribution date, the Net Swap Payment made by the Swap Provider exceeds the amounts payable to the Offered Certificates as described in this free writing prospectus, such excess will be distributed to the Class II-X Certificates. For each distribution date in respect of which the securities administrator is required to make a Net Swap Payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount prior to distributions to holders of the Offered Certificates.

Upon early termination of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a swap termination payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the securities administrator on behalf of the supplemental interest trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the holders of the Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this free writing prospectus for which payments by the supplemental interest trust to the securities administrator will be subordinated to all distributions to the Offered Certificates (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).

Except as described in the preceding sentence, amounts payable by the supplemental interest trust will be deducted from available funds before distributions to holders of the Offered Certificates.

We refer you to “The Interest Rate Swap Agreement” in this free writing prospectus.

Retention of Certain Servicing Rights

The sponsor, as owner of the Group II Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Group II Mortgage Loans by GMAC Mortgage, LLC, including the right to terminate and replace GMAC Mortgage, LLC at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

We refer you to “Servicing—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Group II Mortgage Loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related Group II Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

With respect to each Group II Mortgage Loan, the servicer shall be entitled to a servicing fee. The weighted average servicing fee is, for a period of one full month, equal to one-twelfth of the product of (a) 25 basis points (0.250%) and (b) the outstanding principal balance of each Group II Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Group II Mortgage Loan is computed. The obligation to pay the servicing fee will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Master Servicing Fee

With respect to each Group II Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 1 basis point (0.010%) and (b) the outstanding principal balance of such Group II Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Group II Mortgage Loan is computed. The obligation to pay the master servicing fee will be limited to, and the master servicing fee will be payable from, the interest portion of such monthly payments collected. As additional compensation, the master servicer is entitled to any interest or other income earned on funds held in the Distribution Account. The compensation payable to the master servicer includes fees payable to the securities administrator, paying agent, custodian, certificate registrar and credit risk manager. In addition, the master servicer will pay the trustee fee from its compensation.

Optional Termination

At its option and subject to certain conditions, the master servicer may purchase all but not less than all of the Group II Mortgage Loans remaining in the trust fund (and all property acquired by the trust fund in respect of the Group II Mortgage Loans) and thereby effect early retirement of the Offered Certificates and Non-Offered Certificates if on such distribution date the aggregate stated principal balance (as defined under “Description of the Certificates—Glossary of Terms” in this free writing prospectus) of the Group II Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Group II Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Notwithstanding the foregoing, the master servicer shall not be entitled to exercise its optional termination right to the extent that the depositor enters into a net interest margin transaction which includes the Class II-X Certificates or Class II-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the master servicer intends to exercise its optional termination right.

If the optional termination right is not exercised on the first distribution date on which the aggregate stated principal balance of the Group II Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Group II Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date (the “First Possible Optional Termination Date”), the pass-through rates on the Offered Certificates will increase as provided in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The Offered Certificates (other than any payments received from the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), the Class II-X Certificates (exclusive of the obligations to make payments to the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust) and the Class II-P Certificates will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

The Residual Certificates will represent residual interests in the related REMICs created under the pooling and servicing agreement.

Legal Investment

The Offered Certificates, other than the Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

We refer you to “Legal Investment” in this free writing prospectus.

ERISA Considerations

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

We refer you to “ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The classes of certificates listed below will not be offered unless they receive ratings at least as high as those set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “S&P” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	S&P	Moody’s
II-1-A	AAA	Aaa
II-2-A-1A	AAA	Aaa
II-2-A-1B	AAA	Aaa
II-2-A-2	AAA	Aaa
II-2-A-3	AAA	Aaa
II-2-A-4A	AAA	Aaa
II-2-A-4B	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA+	Aa2
II-M-3	AA	Aa3
II-M-4	AA	A1
II-M-5	A+	A2
II-M-6	A	A3
II-M-7	A-	Baa1
II-M-8	BBB+	Baa3
A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

SUMMARY OF THE GROUP II MORTGAGE LOANS

Current Mortgage Rate*	7.227%
Current Net Mortgage Rate*	6.944%
Cut-off Date Mortgage Loan Principal Balance	$601,994,084.46
Cut-off Date Average Mortgage Loan Principal Balance	$343,996.62
Mortgage Loan Count	1,750
Original Term (months)*	360
Months Since Origination*	2
Stated Remaining Term (months)*	358
Mortgage Loans with Interest Only Terms	84.66%
Mortgage Loans with Prepay Penalty Terms	70.72%
Original Prepay Penalty Term (months)**	28
Remaining Prepay Penalty Term (months)**	26
Credit Score**	704
Original Loan-to-Value Ratio*	77.46%
Original Loan-to-Value Ratio Over 80% Without MI	0.00%
Documentation Type - Full / Alternative	6.39%
Loan Purpose - Purchase / Rate-Term	75.78%
Occupancy Type - Primary / Second Home	81.73%
Property Type - Single Family Residence / PUD	80.56%
California Concentration	41.30%
Months to Next Rate Adjustment*	56
First Periodic Rate Cap*	5.126%
Subsequent Periodic Rate Cap*	1.395%
Lifetime Rate Cap*	5.466%
Gross Margin*	2.744%
Net Margin*	2.460%
Minimum Mortgage Rate*	2.830%
Maximum Mortgage Rate*	12.694%

* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for eighteen Group II Mortgage Loans with an aggregate principal balance of approximately $4,415,154 (approximately 0.73% of the Group II Mortgage Loans as of the Cut-off Date).

SUMMARY OF THE GROUP II-1 MORTGAGE LOANS

Current Mortgage Rate*	7.281%
Current Net Mortgage Rate*	6.989%
Cut-off Date Mortgage Loan Principal Balance	$109,622,459.41
Cut-off Date Average Mortgage Loan Principal Balance	$229,335.69
Mortgage Loan Count	478
Original Term (months)*	360
Months Since Origination*	2
Stated Remaining Term (months)*	358
Mortgage Loans with Interest Only Terms	73.14%
Mortgage Loans with Prepay Penalty Terms	70.87%
Original Prepay Penalty Term (months)**	29
Remaining Prepay Penalty Term (months)**	26
Credit Score**	700
Original Loan to Value Ratio*	78.61%
Original Loan to Value Ratio Over 80% Without MI	0.00%
Documentation Type - Full / Alternative	12.07%
Loan Purpose - Purchase / Rate-Term	51.76%
Occupancy Type - Primary / Second Home	60.89%
Property Type - Single Family Residence / PUD	68.11%
California Concentration	22.79%
Months to Next Rate Adjustment*	56
First Periodic Rate Cap*	5.143%
Subsequent Periodic Rate Cap*	1.466%
Lifetime Rate Cap*	5.542%
Gross Margin*	2.784%
Net Margin*	2.492%
Minimum Mortgage Rate*	2.807%
Maximum Mortgage Rate*	12.823%

* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for four Group II-1 Mortgage Loans with an aggregate principal balance of approximately $954,237 (approximately 0.87% of the Group II-1 Mortgage Loans as of the Cut-off Date).

SUMMARY OF THE GROUP II-2 MORTGAGE LOANS

Current Mortgage Rate*	7.215%
Current Net Mortgage Rate*	6.934%
Cut-off Date Mortgage Loan Principal Balance	$492,371,625.05
Cut-off Date Average Mortgage Loan Principal Balance	$387,084.61
Mortgage Loan Count	1,272
Original Term (months)*	360
Months Since Origination*	2
Stated Remaining Term (months)*	358
Mortgage Loans with Interest Only Terms	87.22%
Mortgage Loans with Prepay Penalty Terms	70.68%
Original Prepay Penalty Term (months)**	28
Remaining Prepay Penalty Term (months)**	25
Credit Score**	705
Original Loan to Value Ratio*	77.21%
Original Loan to Value Ratio Over 80% Without MI	0.00%
Documentation Type - Full / Alternative	5.13%
Loan Purpose - Purchase / Rate-Term	81.13%
Occupancy Type - Primary / Second Home	86.37%
Property Type - Single Family Residence / PUD	83.33%
California Concentration	45.42%
Months to Next Rate Adjustment*	56
First Periodic Rate Cap*	5.123%
Subsequent Periodic Rate Cap*	1.379%
Lifetime Rate Cap*	5.450%
Gross Margin*	2.735%
Net Margin*	2.453%
Minimum Mortgage Rate*	2.835%
Maximum Mortgage Rate*	12.665%

* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for fourteen Group II-2 Mortgage Loans with an aggregate principal balance of approximately $3,460,918 (approximately 0.70% of the Group II-2 Mortgage Loans as of the Cut-off Date).

TRANSACTION STRUCTURE

RISK FACTORS

You should carefully consider the following risk factors before deciding to purchase a certificate.

The Mezzanine Certificates have a
greater risk of loss than the Senior
Certificates and the Class II-2-A-1B
Certificates and Class II-2-A-4B
Certificates have a greater risk of
loss than the other classes of Senior
Certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. With respect to the Offered Certificates, the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates are subordinate to the Senior Certificates. In addition, the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3 and Class II-M-2 Certificates are subordinate to the Class II-M-1 Certificates, the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4 and Class II-M-3 Certificates are subordinate to the Class II-M-2 Certificates, the Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5 and Class II-M-4 Certificates are subordinate to the Class II-M-3 Certificates, the Class II-M-8, Class II-M-7, Class II-M-6 and Class II-M-5 Certificates are subordinate to the Class II-M-4 Certificates, the Class II-M-8, Class II-M-7 and Class II-M-6 Certificates are subordinate to the Class II-M-5 Certificates, the Class II-M-8 Certificates and Class II-M-7 Certificates are subordinate to the Class II-M-6 Certificates and the Class II-M-8 Certificates are subordinate to the Class II-M-7 Certificates. For purposes of the allocation of realized losses, the Class II-2-A-1B Certificates are subordinate to the Class II-2-A-1A Certificates and the Class II-2-A-4B Certificates are subordinate to the Class II-2-A-4A Certificates.

Credit enhancement for the Offered Certificates will be provided by the right of the holders of certain classes of Offered Certificates to receive payments of interest and principal prior to the classes of Offered Certificates which are subordinated to such classes of Offered Certificates and, by the allocation of realized losses on the Group II Mortgage Loans to the most subordinate classes of Offered Certificates prior to the allocation of realized losses on the Group II Mortgage Loans to the other classes of Offered Certificates. This form of credit enhancement uses collections on the Group II Mortgage Loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes of Offered Certificates. Collections on the Group II Mortgage Loans are the sole source of funds from which such credit enhancement is provided to the Offered Certificates. The more senior Offered Certificates have a preferential right to receive distributions from amounts received on the Group II Mortgage Loans and from amounts paid under the Interest Rate Swap Agreement as described in this free writing prospectus.

Realized losses on the Group II Mortgage Loans will first, reduce the amount of excess interest and second, reduce the overcollateralization amount. Realized losses on the Group II Mortgage Loans in excess of such amounts will then be allocated to reduce the certificate principal balance of the Mezzanine Certificates, beginning with the Mezzanine Certificate with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Group II Mortgage Loans which are allocated to the Mezzanine Certificates would first be allocated to the Class II-M-8, second to the Class II-M-7 Certificates, third to the Class II-M-6 Certificates, fourth to the Class II-M-5 Certificates, fifth to the Class II-M-4 Certificates, sixth to the Class II-M-3 Certificates, seventh to the Class II-M-2 Certificates and eighth to the Class II-M-1 Certificates. Once the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, any additional realized losses on the Group II-1 Mortgage Loans will be allocated to the Class II-1-A Certificates until the certificate principal balance of the Class II-1-A Certificates has been reduced to zero, and any additional realized losses on the Group II-2 Mortgage Loans will be allocated concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero provided, however, that the pro rata portion of realized losses otherwise allocable to the Class II-2-A-1A Certificates will be allocated first to the Class II-2-A-1B Certificates, until the certificate principal balance thereof has been reduced to zero and then, to the Class II-2-A-1A Certificates until the certificate principal balance thereof has been reduced to zero; provided further, that the pro rata portion of realized losses otherwise allocable to the Class II-2-A-4A Certificates will be allocated first to the Class II-2-A-4B Certificates, until the certificate principal balance thereof has been reduced to zero and then, to the Class II-2-A-4A Certificates until the certificate principal balance thereof has been reduced to zero. Accordingly, if the certificate principal balance of a class of Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Group II Mortgage Loans would reduce the amount of funds available for distributions to holders of the remaining class or classes of Mezzanine Certificates and, if the aggregate certificate principal balance of all the Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Group II Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the related Senior Certificates and would reduce the certificate principal balance of the Senior Certificates as described above.

You should fully consider the risks of investing in a Mezzanine, Class II-2-A-1B or Class II-2-A-4B Certificate including the risk that you may not fully recover your initial investment as a result of realized losses on the related Group II Mortgage Loans.

See “Description of the Certificates—Distributions of Interest” ”—Distributions of Principal” and “The Interest Rate Swap Agreement” in this free writing prospectus.

The Offered Certificates may not
always receive interest based on
One-Month LIBOR plus the related
certificate margin
The pass-through rate on each class of Offered Certificates is subject to a cap equal to the lesser of (i) the related Net Funds Cap, (ii) the Cap Rate and (iii) the related Maximum Interest Rate, each as defined in this free writing prospectus. Therefore, the prepayment of the related Group II Mortgage Loans with higher mortgage rates may result in lower pass-through rates on the Offered Certificates.

To the extent that the amount of interest paid to a class of Offered Certificates is calculated based on the related Net Funds Cap described above, the difference between that amount of interest and interest which would have been payable to such class based on One-Month LIBOR plus the related margin will create a shortfall that will carry forward with interest thereon. The shortfalls described above will be payable from any excess cash flow available for that purpose and Net Swap Payments paid by the Swap Provider and available for that purpose, as described in this free writing prospectus. These shortfalls may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final distribution date.

Additional risks associated
with the Mezzanine
Certificates
The weighted average lives of, and the yields to maturity on, the classes of Mezzanine Certificates will be progressively more sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the Group II Mortgage Loans. If the actual rate and severity of losses on the Group II Mortgage Loans is higher than those assumed by an investor in the Offered Certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Group II Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Group II Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

Realized losses on the Group II Mortgage Loans will first reduce the amount of excess interest, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class II-M-8 Certificates, fourth, reduce the certificate principal balance of the Class II-M-7 Certificates, fifth, reduce the certificate principal balance of the Class II-M-6 Certificates, sixth, reduce the certificate principal balance of the Class II-M-5 Certificates, seventh, reduce the certificate principal balance of the Class II-M-4 Certificates, eighth, reduce the certificate principal balance of the Class II-M-3 Certificates, ninth, reduce the certificate principal balance of the Class II-M-2 Certificates and tenth, reduce the certificate principal balance of the Class II-M-1 Certificates, in each case until the certificate principal balance of such class has been reduced to zero. As a result of the allocation of realized losses on the Group II Mortgage Loans to the Mezzanine Certificates, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no interest will be distributable with respect to such written down amount.

Prior to any purchase of a Mezzanine Certificate, consider the following factors that may adversely impact your yield:

•
Because the Mezzanine Certificates receive interest and principal distributions after the Senior Certificates receive such distributions, there is a greater likelihood that the Mezzanine Certificates will not receive the distributions to which they are entitled on any distribution date.

•
If the servicer or the master servicer determines not to advance a delinquent payment on a Group II Mortgage Loan because such amount is not recoverable from the related mortgagor, there may be a shortfall in distributions on the Offered Certificates which will impact the Mezzanine Certificates.

•
The Mezzanine Certificates are not expected to receive principal distributions until, at the earliest, the later to occur of the distribution date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero or the distribution date occurring in February 2010.

•
After extinguishing all other credit enhancement available to the Offered Certificates, realized losses on the Group II Mortgage Loans will be allocated to the Mezzanine Certificates in reverse order of their priority of payment, in each case until the certificate principal balance of such class has been reduced to zero. A loss allocation will result in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on that certificate.

The earlier in the transaction that a loss on a Group II Mortgage Loan occurs, the greater the impact on the yield of the Mezzanine Certificates.

Balloon Mortgage Loan Risk
Group II Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss. Approximately 8.25%, 3.17% and 4.09% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively, in each case by aggregate principal balance as of the Cut-off Date, are balloon loans.

Credit enhancement may be
inadequate to cover losses and/or
maintain or restore the
required level of overcollateralization
The Group II Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because we expect the weighted average net mortgage rate on the Group II Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates. If the Group II Mortgage Loans generate more interest than is needed to pay interest on the Offered Certificates, Net Swap Payments to the Swap Provider, and related trust fund and supplemental trust fund expenses, we will use such “excess interest” to make additional principal payments on the Offered Certificates in order to maintain or restore the required level of overcollateralization.

In addition, as described in this free writing prospectus, amounts received under the Interest Rate Swap Agreement may be available to make additional payments of principal to the Offered Certificates in order to maintain or restore overcollateralization to the required level.

Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated Group II Mortgage Loans. However, we cannot assure you that enough excess interest will be generated on the Mortgage Loans and sufficient amounts will be paid under the Interest Rate Swap Agreement to maintain or restore the required level of overcollateralization.

The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Offered Certificates on the Closing Date by approximately $4,508,084, which is the amount of overcollateralization required by the pooling and servicing agreement.

The excess interest available on any distribution date to the Offered Certificates will be affected by the actual amount of interest received, advanced or recovered in respect of the Group II Mortgage Loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the Group II Mortgage Loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Potential inadequacy of credit
enhancement for the
Offered Certificates                   The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Senior Certificates will receive regular distributions of interest and principal from amounts received or advanced on the related Group II Mortgage Loans. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Group II Mortgage Loans. If delinquencies or defaults occur on the Group II Mortgage Loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Group II Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the Group II Mortgage Loans, you may suffer losses.

Furthermore, although approximately 6.88%, 5.43% and 5.69% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively (in each case by aggregate principal balance as of the Cut-off Date) have mortgage insurance, such insurance will provide only limited protection against losses on defaulted Group II Mortgage Loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some Group II Mortgage Loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered Group II Mortgage Loan.

The Offered Certificates will be
limited obligations solely of the issuing
entity and not of any other party              The Offered Certificates will not represent an interest in or obligation of the depositor, the sponsor, the originator, the servicer, the master servicer, securities administrator, the trustee or any of their respective affiliates. Neither the Offered Certificates nor the Group II Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the sponsor, the originator, the servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and the Supplemental Interest Trust, will be the sole source of payments on the Offered Certificates, and there will be no recourse to the depositor, the originator, the servicer, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The Group II-2 Mortgage Loans were underwritten
to nonconforming underwriting standards,
which may result in losses or shortfalls
to be incurred on the Offered
Certificates                         The underwriting standards applicable to the Group II-2 Mortgage Loans, which are described in this free writing prospectus under “The Mortgage Pool—The Originator” and “—Underwriting Standards of the Sponsor”, may or may not conform to Fannie Mae or Freddie Mac guidelines. As a result, the Group II-2 Mortgage Loans may experience rates of delinquency, foreclosure and borrower bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or Freddie Mac guidelines.

Defaults could cause payment
delays and losses                       There could be substantial delays in the liquidation of defaulted Group II Mortgage Loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the Group II Mortgage Loans and, in turn, reduce the proceeds payable to the certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the Group II Mortgage Loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose a portion of the money you paid for your certificates.

Your yield could be
adversely affected by
the unpredictability
of prepayments                        No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

•	general economic conditions,

•	the level of prevailing interest rates,

•	the availability of alternative financing, and

•	homeowner mobility.

Substantially all of the Group II Mortgage Loans contain due-on-sale provisions, and the servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related Group II Mortgage Loan. In addition, approximately 70.87%, 70.68% and 70.72% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively, in each case by aggregate principal balance as of the Cut-off Date, impose a prepayment charge in connection with voluntary prepayments made within the periods set forth in the related mortgage notes, which charges may discourage prepayments during the applicable period. The holders of the Class II-P Certificates are entitled to all prepayment charges received on the Group II Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited circumstances described in the pooling and servicing agreement, the servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

The weighted average lives of the Offered Certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the Group II Mortgage Loans which may fluctuate significantly from time to time.

Each Group II Mortgage Loan in the mortgage pool is an adjustable-rate mortgage loan adjusting semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR, after a six month or two, three, five, seven or ten year initial fixed-rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans of the type included in the mortgage pool over an extended period of time, and the experience with respect to the Group II Mortgage Loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Group II Mortgage Loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the Group II Mortgage Loans in stable or changing interest rate environments.

You should note that:

•	if you purchase your certificates at a discount and principal is repaid on the Group II Mortgage Loans slower than you anticipate, then your yield may be lower than you anticipate;

•	if you purchase your certificates at a premium and principal is repaid on the Group II Mortgage Loans faster than you anticipate, then your yield may be lower than you anticipate;

•
because repurchases of Group II Mortgage Loans as a result of breaches of representations and warranties and liquidations of Group II Mortgage Loans following default have the same effect as prepayments, your yield may be lower than you expect if you purchase your certificates at a premium and the rate of repurchases and liquidations on the Group II Mortgage Loans is higher than you expect;

•
if the amount of overcollateralization is reduced to a level below the required level, additional principal payments will be made to the holders of the Offered Certificates in order to restore the required level of overcollateralization. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the Offered Certificates in a manner similar to the manner in which principal prepayments on the Group II Mortgage Loans will influence the yield on the Offered Certificates; and

•	you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the Group II Mortgage Loans that may affect the prepayment experience on the Group II Mortgage Loans.

Interest only loans increase
risk of loss                         As of the Cut-off Date, approximately 73.14%, 87.22% and 84.66% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively, in each case by aggregate principal balance as of the Cut-off Date, have an initial interest only period. During this period, the payment made by the related borrower will be less than it would be if the related Group II Mortgage Loan amortized. In addition, the principal balance of the related Group II Mortgage Loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the Offered Certificates with respect to these Group II Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these Group II Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these Group II Mortgage Loans as a result of the Group II Mortgage Loan not amortizing during the early years of these Group II Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses with respect to these Group II Mortgage Loans, to the extent not covered by credit enhancement, will be allocated to the Offered Certificates.

The prevalence of mortgage loans with an initial interest only period is relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.

A reduction in certificate
rating could have an
adverse effect on the
value of your certificates                 The ratings of each class of Offered Certificates will depend primarily on an assessment by the rating agencies of the Group II Mortgage Loans, the subordination afforded by certain classes of certificates and an assessment by the rating agencies of the Interest Rate Swap Agreement. The ratings by each of the rating agencies of the Offered Certificates are not recommendations to purchase, hold or sell the Offered Certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the Offered Certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of Offered Certificates would likely reduce the market value of such class of Offered Certificates and may affect your ability to sell them.

Your distributions could be
adversely affected by the
bankruptcy or insolvency
of certain parties                        The sponsor will treat its transfer of the Group II Mortgage Loans to the depositor as a sale of the Mortgage Loans. The depositor will treat its transfer of the Group II Mortgage Loans to the trust as a sale of the Group II Mortgage Loans. However, if the sponsor or the depositor becomes bankrupt, the bankruptcy trustee may argue that the Group II Mortgage Loans were not sold but were only pledged to secure a loan to the sponsor or the depositor, as applicable. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Group II Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the Group II Mortgage Loans.

Developments in specified
states could have a
disproportionate effect
on the Mortgage Loans due
to geographic concentration
of mortgaged properties                    Approximately 22.79%, 15.83%, 14.70% and 5.52% of the Group II-1 Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties that are located in the State of California, the State of Florida, the State of Nevada and the State of Maryland, respectively. Approximately 45.42%, 14.58% and 11.14% of the Group II-2 Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties that are located in the State of California, the State of Nevada and the State of Florida, respectively. Approximately 41.30%, 14.60% and 11.99% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties that are located in the State of California, the State of Nevada and the State of Florida, respectively. Property in certain of those states may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

•	economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•
declines in the residential real estate market in the specified states may reduce the values of properties located in those states, which would result in an increase in the related loan-to-value ratios; and

•
any increase in the market value of properties located in the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the Group II Mortgage Loans.

You may have difficulty
selling your certificates                  Each underwriter intends to make a secondary market in the related classes of Offered Certificates, but no underwriter has an obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for similar securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

High loan-to-value ratios
increase risk of loss                     Group II Mortgage Loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 6.88%, 5.43% and 5.69% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively, in each case by aggregate principal balance as of the Cut-off Date, have loan-to-value ratios at origination in excess of 80% and have mortgage insurance. However, we cannot assure you that the mortgage insurance coverage will be adequate to cover any losses that might be experienced by those Group II Mortgage Loans.

None of the Group II Mortgage Loans have loan-to-value ratios at origination in excess of 80% and do not have mortgage insurance.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Group II Mortgage Loans may differ from the appraised value of such mortgaged properties for Group II Mortgage Loans obtained for the purpose of acquiring the related mortgaged property because loan-to-value ratios for those Group II Mortgage Loans are determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale.

Failure of the servicer to
perform its obligations
may adversely affect distributions
on the certificates                      The amount and timing of distributions on the certificates generally will be dependent on the performance by the servicer of its servicing obligations in an adequate and timely manner. See“Servicing—Payments on Group II Mortgage Loans; Deposits to Custodial Account” in this free writing prospectus. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the Group II Mortgage Loans serviced by the terminated servicer. As a result, shortfalls in the distributions due on your certificates could occur.

The recording of the mortgages
in the name of MERS may affect
the yield on the certificates                     The mortgages or assignments of mortgage for some of the Group II Mortgage Loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Group II Mortgage Loans.

The transfer of servicing of
the Group II Mortgage Loans may
result in higher delinquencies
and defaults which may
adversely affect the yield on
your certificates                         The sponsor retained the right, subject to certain conditions specified in the pooling and servicing agreement, to terminate GMAC Mortgage, LLC as the servicer with respect to the Group II Mortgage Loans or to hire a special servicer with respect to such Group II Mortgage Loans. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

The return on your certificates could
be reduced by shortfalls due to the
application of the Servicemembers Civil
Relief Act of 2003, or similar state or
local laws                            The Servicemembers Civil Relief Act of 2003, as amended, or the Relief Act, and similar state or local laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%, if applicable. This interest rate reduction and any reduction provided under similar state or local laws may result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable to such mortgage loan. This shortfall will not be paid by the borrower on future due dates or advanced by the servicer or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Any such shortfall on the Group II Mortgage Loans will reduce the amount available to pay interest on the Offered Certificates. We do not know how many Group II Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

The Interest Rate Swap Agreement
is subject to Swap Provider Risk                  The Offered Certificates will have the benefit of an Interest Rate Swap Agreement which will require the Swap Provider to make certain payments for the benefit of the Offered Certificates. To the extent that distributions on the Offered Certificates depend in part on payments to be received by the supplemental interest trust under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the supplemental interest trust trustee to obtain a suitable replacement interest rate swap agreement. The credit ratings of the Swap Provider may be lower than the ratings assigned to the Senior Certificates.

Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to the holders of the Offered Certificates and may reduce payments of interest on such certificates. In the event that the Supplemental Interest Trust, after application of all interest and principal received on the Group II Mortgage Loans, cannot make the required net swap payments to the Swap Provider, a swap termination payment as described in this free writing prospectus under “The Interest Rate Swap Agreement”, will be owed to the Swap Provider. In certain circumstances, as described in this free writing prospectus under “The Interest Rate Swap Agreement”, a swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement may reduce amounts available for distribution to holders of the Offered Certificates.

FICO Scores Mentioned in this
free writing prospectus are not an
Indicator of Future Performance
of Borrowers
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Description of the Trust Fund - Group II Mortgage Loans — FICO Scores” in the prospectus.

THE MORTGAGE POOL

General

The trust will consist of a pool of conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on residential real properties (the “Mortgaged Properties”). The Mortgage Loans will be divided into multiple loan groups, including one loan group designated as the “Group II Mortgage Loans”. Because the Offered Certificates and Non-Offered Certificates described in this free writing prospectus are only entitled to amounts received or advanced on the Group II Mortgage Loans, only the Group II Mortgage Loans are described in this free writing prospectus. For purposes of calculating interest and principal distributions on the Senior Certificates, the Group II Mortgage Loans have been further divided into two loan groups, designated as the “Group II-1 Mortgage Loans” and the “Group II-2 Mortgage Loans.”

The Group II-1 Mortgage Loans consist of approximately 478 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $109,622,459 after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balances of the Group II-1 Mortgage Loans at origination conformed to Freddie Mac loan limits. The Group II-2 Mortgage Loans consist of approximately 1,272 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $492,371,625 after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balances of the Group II-2 Mortgage Loans at origination may or may not have conformed to Freddie Mac or Fannie Mae loan limits. The Group II Mortgage Loans in the aggregate consist of approximately 1,750 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $601,994,084 after application of scheduled payments due on or before the Cut-off Date whether or not received.

Prior to the Closing Date, we may remove Group II Mortgage Loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the Group II Mortgage Loans as described in this free writing prospectus may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain Group II Mortgage Loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the mortgage pool prior to the Closing Date. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the Group II Mortgage Loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. Unless we have otherwise indicated, the information we present below is expressed as of the Cut-off Date, which is January 1, 2007. References to percentages of the Group II Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

The Group II Mortgage Loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of the Offered Certificates for tax, ERISA, Form S-3 eligibility and other legal purposes.

Approximately 18.61%, 9.61% and 11.25% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively, in each case by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize such Mortgage Loans over their terms. Approximately 73.14%, 87.22% and 84.66% of the Group II-1, Group II-2 and Group II Mortgage Loans in the aggregate, respectively, in each case by aggregate principal balance as of the Cut-off Date, are interest only loans (“Interest Only Loans”) requiring the related borrower to pay interest on the principal balance of each such Mortgage Loan during the first three, five, seven or ten years after origination of such Group II Mortgage Loan. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the related Group II Mortgage Loan will amortize fully on or prior to its final payment date. Approximately 8.25%, 3.17% and 4.09% of the Group II-1, Group II-2 and Group II Mortgage Loans, respectively, in each case by aggregate principal balance as of the Cut-off Date are balloon loans (the “Balloon Loans”), which require the related borrowers to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such borrowers on prior due dates in order to amortize such Balloon Loans fully over their terms.

The Group II Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on the related Mortgaged Properties. The Mortgaged Properties consist of one-to-four family dwelling units, townhouses, individual condominium units, condotels and individual units in planned unit developments.

The mortgage rate (the “Mortgage Rate”) on each Group II Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. After an initial fixed rate period, all of the Group II Mortgage Loans provide for semi-annual or annual adjustment to the Mortgage Rate applicable thereto based on Six-Month LIBOR or One-Year LIBOR, as further described below (each, an “Index”). In connection with each Mortgage Rate adjustment, the Group II Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). On each Adjustment Date, the Mortgage Rate on each Group II Mortgage Loan will be adjusted generally to equal the sum of related Index and a fixed percentage amount (the “Gross Margin”) for that Group II Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each Group II Mortgage Loan, however, will not increase or decrease by more than the periodic rate cap (the “Periodic Rate Cap”) specified in the related mortgage note on any Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the related Group II Mortgage Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the related Group II Mortgage Loan. Effective with the first monthly payment due on each Group II Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of such Group II Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Group II Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this free writing prospectus, and the related Gross Margin. See“—The Indices of the Group II Mortgage Loans” in this free writing prospectus. None of the Group II Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Group II Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Group II Mortgage Loan, the “Due Date”). Generally, each Group II Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Group II Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the servicer) of the related Mortgaged Property.

Approximately 6.88%, 5.43% and 5.69% of the Group II-1, Group II-2 and Group II Mortgage Loans in the aggregate, respectively, in each case by aggregate principal balance as of the Cut-off Date, have a loan-to-value ratio in excess of 80% at origination and are insured by mortgage insurance policies issued by various mortgage insurers. None of the Group II-1, Group II-2 and Group II Mortgage Loans in the aggregate, in each case by aggregate principal balance as of the Cut-off Date, have a loan-to-value ratio in excess of 80% at origination and are not insured by mortgage insurance policies.

Approximately 70.87%, 70.68% and 70.72% of the Group II-1, Group II-2 and Group II Mortgage Loans in the aggregate, respectively, in each case by aggregate principal balance as of the Cut-off Date, provide for payment by the borrower of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Group II Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Group II Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related Group II Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class II-P Certificates are entitled to all Prepayment Charges received on the Group II Mortgage Loans and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the regulations of the Office of Thrift Supervision pertaining to the Alternative Mortgage Parity Act of 1982 (the “Parity Act”) were amended. Prior to July 1, 2003, these regulations, among other things, permitted non-bank “housing creditors” originating “alternative mortgage transactions” (as each of those terms is defined in the Parity Act) to impose prepayment penalties. After July 1, 2003, “housing creditors” no longer can impose prepayment penalties in connection with “alternative mortgage transactions” unless permitted by applicable state law. The depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicer with respect to the waiver of the Prepayment Charges and the changes to the regulations of the Office of Thrift Supervision pertaining to the Parity Act, may have on the prepayment performance of the Group II Mortgage Loans. See“Certain Legal Aspects of Mortgage Loans—Prepayment Charges; Late Fees” in the prospectus.

In addition, the servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (1) such waiver is standard and customary in servicing similar Group II Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Group II Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Group II Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

None of the Group II Mortgage Loans are buydown mortgage loans.

None of the Group II Mortgage Loans will be more than 30 days delinquent as of the Cut-off Date. A Group II Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a Group II Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

The following table sets forth the historical delinquency experience of the Group II Mortgage Loans. The historical delinquency information is based on the delinquency of each Group II Mortgage Loan since the origination of such Group II Mortgage Loan through December, 2006. The Mortgage Loans are categorized in the table below based on the longest period of delinquency during the period on which the table is based. None of the Group II Mortgage Loans has been delinquent more than 120 days during the period on which the table is based.

Historical Delinquency of the Group II Mortgage Loans
Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to- Value Ratio	Weighted Average Credit Score
Never Delinquent	1,726	$594,528,767.99	98.76%	$344,454.67	7.223%	77.46%	704
30 Days Delinquent	19	6,380,466.19	1.06	335,814.01	7.505	78.29	727
60 Days Delinquent	4	893,050.28	0.15	223,262.57	7.937	75.89	653
120 Days Delinquent	1	191,800.00	0.03	191,800.00	8.375	70.00	628
Total:	1,750	$601,994,084.46	100.00%	$343,996.62	7.227%	77.46%	704

Group II Mortgage Loan Characteristics

The average principal balance of the Group II Mortgage Loans at origination was approximately $344,506. No Group II Mortgage Loan had a principal balance at origination greater than approximately $2,000,000 or less than approximately $49,400. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $343,997. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $2,000,000 or less than approximately $24,600.

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.500% per annum to approximately 9.875% per annum, and the weighted average Mortgage Rate was approximately 7.227% per annum. As of the Cut-off Date, the Group II Mortgage Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 6.000% per annum, Minimum Mortgage Rates ranging from approximately 1.000% per annum to approximately 8.125% per annum and Maximum Mortgage Rates ranging from 10.375% per annum to approximately 18.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.744% per annum, the weighted average Minimum Mortgage Rate was approximately 2.830% per annum and the weighted average Maximum Mortgage Rate was approximately 12.694% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II Mortgage Loan occurs on December 1, 2016 and the weighted average next Adjustment Date for all of the Group II Mortgage Loans following the Cut-off Date is August 30, 2011.

The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 77.46%. At origination, no Group II Mortgage Loan had a loan-to-value ratio greater than approximately 100.00% or less than approximately 19.78%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 358 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first due date prior to March 1, 2006 or will have a first due date after February 1, 2007 or will have a remaining term to stated maturity of less than 349 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is January 1, 2037.

As of the Cut-off Date, the non-zero weighted average credit score of the Group II Mortgage Loans is approximately 704. No Group II Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 816 or less than 598.

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Product Type of the Group II Mortgage Loans

Product Type	Percentage of Pool by Principal Balance	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
6 mos Libor	0.03%	$191,668.45	6.750%	4	2.500%	5.000%	1.000%	5.000%
6 mos Libor - IO	0.13	776,000.00	6.433	5	2.500	5.000	1.000	5.000
2/6 Libor	1.07	6,456,973.30	7.406	21	3.089	2.966	1.000	5.885
2/6 Libor - 30/40 Balloon	0.16	933,761.43	6.736	21	2.875	3.000	1.000	6.000
2/6 Libor - IO	4.91	29,574,933.85	7.338	21	2.913	3.000	1.000	5.852
3/1 Libor - IO	0.05	298,199.89	5.625	33	2.250	2.000	2.000	6.000
3/6 Libor	0.98	5,883,149.66	7.672	33	3.705	4.700	1.567	5.873
3/6 Libor - 30/40 Balloon	0.74	4,449,918.05	7.326	33	3.174	5.698	1.899	6.000
3/6 Libor - IO	6.44	38,789,919.88	7.015	34	3.550	4.784	1.608	5.828
5/1 Libor	0.21	1,234,795.33	6.686	57	2.347	5.411	2.103	5.411
5/1 Libor - IO	1.91	11,521,120.00	6.746	58	2.267	5.000	2.000	5.000
5/6 Libor	8.07	48,605,991.27	7.329	58	2.934	5.502	1.499	5.527
5/6 Libor - 30/40 Balloon	3.06	18,409,159.40	7.533	57	3.187	5.882	1.882	5.882
5/6 Libor - IO	65.51	394,351,775.43	7.273	58	2.631	5.253	1.330	5.373
7/1 Libor	0.09	563,676.81	6.960	81	2.250	5.000	2.000	5.000
7/1 Libor - IO	0.62	3,735,596.53	6.458	82	2.250	5.000	2.000	5.000
7/6 Libor	0.50	3,018,027.58	6.624	83	2.418	5.234	1.234	5.234
7/6 Libor - 30/40 Balloon	0.14	837,194.68	7.899	81	3.596	6.000	2.000	6.000
7/6 Libor - IO	2.72	16,358,928.23	6.786	82	2.489	5.394	1.412	5.421
10/1 Libor - IO	0.23	1,398,240.00	6.894	118	2.322	5.000	2.000	5.000
10/6 Libor	0.30	1,783,864.99	6.899	118	2.579	5.650	1.650	5.650
10/6 Libor - IO	2.13	12,821,189.70	6.662	117	2.339	5.625	1.629	5.625
Total/Weighted Average:	100.00%	$601,994,084.46	7.227%	56	2.744%	5.126%	1.395%	5.466%

Product and Prepayment Penalty of the Group II Mortgage Loans*
Product	1-12 Month Penalty	13-24 Month Penalty	25-36 Month Penalty	37-60 Month Penalty	With Penalty	No Penalty
6 mos Arm	0.00% / 0	0.00% / 0	0.16% / 34	0.00% / 0	100.00% / 34	0.00%
2 year Arm	2.27% / 5	3.29% / 21	0.09% / 32	0.00% / 0	91.95% / 15	8.05%
3 year Arm	1.55% / 8	0.59% / 21	4.57% / 34	0.00% / 0	81.84% / 27	18.16%
5 year Arm	14.84% / 7	2.66% / 22	34.99% / 34	0.96% / 57	67.87% / 26	32.13%
7 year Arm	0.39% / 5	0.65% / 22	1.98% / 34	0.07% / 57	75.53% / 28	24.47%
10 year Arm	0.28% / 8	0.00% / 0	1.39% / 33	0.00% / 0	62.56% / 29	37.44%
Total/Weighted Average:	19.32% / 7	7.20% / 21	43.17% / 34	1.03% / 57	70.72% / 26	29.28%

* This table includes the percentage of loans with prepayment penalties in Group II and the non-zero weighted average remaining prepayment penalty term in months.

Current Mortgage Rates of the Group II Mortgage Loans

Current Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.251 - 5.500	0.31%	4	$1,866,265.52	5.500%	722	$466,566.38	81.30%	95.27%	68.59%	0.00%
5.501 - 5.750	0.60	8	3,635,799.89	5.674	692	454,474.99	79.35	93.00	23.16	0.00
5.751 - 6.000	3.89	57	23,438,595.89	5.953	716	411,203.44	71.84	80.02	18.40	6.49
6.001 - 6.250	5.53	76	33,262,611.01	6.204	720	437,665.93	73.37	82.41	26.29	7.07
6.251 - 6.500	8.98	138	54,041,995.47	6.453	707	391,608.66	74.60	85.44	31.03	6.28
6.501 - 6.750	10.83	161	65,171,715.27	6.683	706	404,793.26	74.40	85.84	37.62	8.70
6.751 - 7.000	13.44	232	80,914,072.10	6.919	707	348,767.55	76.10	89.84	42.72	13.37
7.001 - 7.250	11.10	199	66,810,645.58	7.202	702	335,731.89	78.72	93.29	37.66	12.07
7.251 - 7.500	10.74	210	64,631,655.23	7.444	696	307,769.79	79.91	93.34	56.79	17.87
7.501 - 7.750	13.31	236	80,132,028.69	7.682	700	339,542.49	78.64	94.88	54.21	22.28
7.751 - 8.000	8.88	179	53,466,584.38	7.915	703	298,696.00	80.04	94.72	62.75	32.02
8.001 - 8.250	4.84	98	29,111,582.80	8.178	698	297,056.97	80.33	97.47	72.76	36.87
8.251 - 8.500	4.79	95	28,835,878.96	8.423	701	303,535.57	79.10	96.55	67.96	41.33
8.501 - 8.750	1.73	35	10,392,184.90	8.678	696	296,919.57	83.09	96.71	64.02	47.72
8.751 - 9.000	0.64	12	3,862,309.68	8.900	715	321,859.14	84.28	96.38	85.50	45.45
9.001 - 9.250	0.11	4	681,583.94	9.192	705	170,395.99	90.75	93.69	53.30	100.00
9.251 - 9.500	0.04	2	236,500.00	9.457	705	118,250.00	90.39	90.39	100.00	34.55
9.501 - 9.750	0.03	1	155,705.00	9.625	695	155,705.00	95.00	95.00	100.00	100.00
9.751 - 10.000	0.22	3	1,346,370.15	9.875	665	448,790.05	86.85	93.15	100.00	100.00
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 5.500%
Maximum: 9.875%
Weighted Average: 7.227%

Net Mortgage Rates of the Group II Mortgage Loans

Net Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4.751 - 5.000	0.04%	1	$243,065.52	5.500%	770	$243,065.52	89.99%	89.99%	0.00%	0.00%
5.001 - 5.250	0.27	3	1,623,200.00	5.500	715	541,066.67	80.00	96.06	78.86	0.00
5.251 - 5.500	0.60	8	3,635,799.89	5.674	692	454,474.99	79.35	93.00	23.16	0.00
5.501 - 5.750	3.89	57	23,438,595.89	5.953	716	411,203.44	71.84	80.02	18.40	6.49
5.751 - 6.000	5.63	78	33,883,447.08	6.211	720	434,403.17	73.62	82.58	27.64	6.94
6.001 - 6.250	9.05	140	54,468,622.96	6.462	707	389,061.59	74.86	85.55	31.01	6.23
6.251 - 6.500	11.16	168	67,172,600.06	6.707	706	399,836.91	75.05	86.15	39.30	8.45
6.501 - 6.750	13.83	240	83,248,720.48	6.947	708	346,869.67	76.69	90.04	44.33	13.59
6.751 - 7.000	11.17	203	67,264,147.36	7.219	702	331,350.48	78.88	93.35	38.63	12.08
7.001 - 7.250	10.55	208	63,483,784.85	7.456	695	305,210.50	79.61	93.28	56.01	18.19
7.251 - 7.500	13.85	250	83,347,659.69	7.720	701	333,390.64	79.15	94.77	55.41	22.77
7.501 - 7.750	8.64	174	51,994,056.10	7.929	703	298,816.41	79.67	94.76	60.40	33.69
7.751 - 8.000	4.61	92	27,778,771.08	8.200	696	301,943.16	79.43	97.40	71.45	41.87
8.001 - 8.250	4.78	91	28,765,290.08	8.487	698	316,102.09	78.90	96.39	68.89	44.74
8.251 - 8.500	1.42	28	8,525,703.23	8.717	691	304,489.40	80.20	96.80	64.77	45.17
8.501 - 8.750	0.43	7	2,563,407.04	8.892	707	366,201.01	80.46	98.69	78.15	25.03
8.751 - 9.000	0.02	1	133,600.00	9.125	686	133,600.00	80.00	95.00	0.00	100.00
9.501 - 9.750	0.07	1	423,613.15	9.875	714	423,613.15	80.00	100.00	100.00	100.00
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 4.980%
Maximum: 9.615%
Weighted Average: 6.944%

Original Principal Balances of the Group II Mortgage Loans

Original Principal Balance of the Mortgage Loans ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.01%	1	$49,232.57	6.875%	727	$49,232.57	74.85%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.22	20	1,295,054.53	7.936	722	64,752.73	80.11	93.51	36.39	89.83
75,000.01 - 100,000.00	0.89	60	5,383,394.87	7.692	713	89,723.25	78.50	91.52	47.36	68.58
100,000.01 - 125,000.00	1.41	74	8,470,855.81	7.685	714	114,471.02	77.64	92.41	46.28	59.24
125,000.01 - 150,000.00	2.47	106	14,857,772.35	7.502	714	140,167.66	78.98	91.89	44.32	49.86
150,000.01 - 175,000.00	3.17	118	19,078,216.48	7.549	703	161,679.80	79.58	91.74	49.37	44.56
175,000.01 - 200,000.00	4.61	148	27,747,856.92	7.501	698	187,485.52	78.96	93.49	54.47	37.29
200,000.01 - 225,000.00	4.69	132	28,216,846.72	7.336	707	213,763.99	79.72	92.77	60.53	33.30
225,000.01 - 250,000.00	4.50	114	27,114,935.44	7.247	702	237,850.31	80.00	93.47	53.44	22.71
250,000.01 - 275,000.00	3.90	90	23,496,565.64	7.344	699	261,072.95	80.38	94.40	60.73	23.38
275,000.01 - 350,000.00	11.70	227	70,422,532.57	7.155	701	310,231.42	77.92	91.06	54.10	27.21
350,000.01 - 450,000.00	15.57	233	93,737,401.78	7.156	706	402,306.45	77.62	90.65	51.64	15.64
450,000.01 - 550,000.00	15.34	186	92,331,548.92	7.116	703	496,406.18	78.59	91.46	47.60	10.83
550,000.01 - 650,000.00	10.46	106	62,958,917.79	6.991	699	593,952.05	76.17	89.12	46.71	3.91
650,000.01 - 750,000.00	3.87	33	23,290,052.06	7.170	697	705,759.15	78.49	92.23	33.07	3.20
750,000.01 - 850,000.00	4.12	31	24,807,854.15	7.243	704	800,253.36	75.07	88.84	19.53	3.13
850,000.01 - 950,000.00	1.79	12	10,777,588.38	7.364	691	898,132.37	77.22	87.28	24.44	8.14
950,000.01 - 1,100,000.00	5.13	31	30,910,592.91	7.306	714	997,115.90	73.11	91.07	48.23	9.64
1,100,000.01 - 1,250,000.00	2.34	12	14,090,344.35	7.527	730	1,174,195.36	74.42	90.57	41.71	8.07
1,250,000.01 - 1,500,000.00	3.48	15	20,956,520.22	7.174	705	1,397,101.35	71.45	85.51	14.32	0.00
1,750,000.01 - 2,000,000.00	0.33	1	2,000,000.00	7.000	712	2,000,000.00	54.79	74.19	0.00	0.00
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: $49,400.00
Maximum: $2,000,000.00
Average: $344,506.27

Cut-off Date Principal Balances of the Group II Mortgage Loans
Principal Balance of the Mortgage Loans as of the Cut-off Date ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.01 - 25,000.00	0.00%	1	$24,600.00	7.375%	719	$24,600.00	80.00%	90.00%	0.00%	0.00%
25,000.01 - 50,000.00…......	0.01	1	49,232.57	6.875	727	49,232.57	74.85	90.00	0.00	0.00
50,000.01 - 75,000.00.........	0.23	21	1,369,958.28	7.837	724	65,236.11	78.19	90.86	39.87	84.92
75,000.01 - 100,000.00.........	0.89	60	5,386,441.12	7.697	712	89,774.02	78.98	92.00	45.94	68.54
100,000.01 - 125,000.00........	1.41	74	8,470,855.81	7.685	714	114,471.02	77.64	92.41	46.28	59.24
125,000.01 - 150,000.00……	2.49	107	15,007,718.28	7.504	714	140,259.05	78.99	91.97	43.88	50.36
150,000.01 - 175,000.00……	3.17	118	19,102,997.40	7.551	702	161,889.81	79.44	91.65	50.22	43.72
175,000.01 - 200,000.00……	4.58	146	27,548,530.07	7.499	698	188,688.56	79.05	93.52	54.23	37.56
200,000.01 - 225,000.00……	4.76	134	28,664,369.03	7.334	706	213,913.20	79.88	92.72	61.15	32.78
225,000.01 - 250,000.00……	4.43	112	26,667,413.13	7.246	703	238,101.90	79.83	93.53	52.66	23.09
250,000.01 - 275,000.00……	3.99	92	24,046,407.64	7.355	699	261,374.00	80.37	94.53	60.49	23.99
275,000.01 - 350,000.00……	11.61	225	69,872,690.57	7.150	701	310,545.29	77.91	90.99	54.14	27.03
350,000.01 - 450,000.00……	15.57	233	93,737,401.78	7.156	706	402,306.45	77.62	90.65	51.64	15.64
450,000.01 - 550,000.00……	15.34	186	92,331,548.92	7.116	703	496,406.18	78.59	91.46	47.60	10.83
550,000.01 - 650,000.00……	10.45	105	62,880,967.79	6.991	700	598,866.36	76.16	89.13	46.77	3.91
650,000.01 - 750,000.00……	3.87	33	23,290,052.06	7.170	697	705,759.15	78.49	92.23	33.07	3.20
750,000.01 - 850,000.00……	4.12	31	24,807,854.15	7.243	704	800,253.36	75.07	88.84	19.53	3.13
850,000.01 - 950,000.00……	1.79	12	10,777,588.38	7.364	691	898,132.37	77.22	87.28	24.44	8.14
950,000.01 - 1,100,000.00…	5.13	31	30,910,592.91	7.306	714	997,115.90	73.11	91.07	48.23	9.64
1,100,000.01 - 1,250,000.00…	2.34	12	14,090,344.35	7.527	730	1,174,195.36	74.42	90.57	41.71	8.07
1,250,000.01 - 1,500,000.00…	3.48	15	20,956,520.22	7.174	705	1,397,101.35	71.45	85.51	14.32	0.00
1,750,000.01 - 2,000,000.00…	0.33	1	2,000,000.00	7.000	712	2,000,000.00	54.79	74.19	0.00	0.00
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: $24,600.00
Maximum: $2,000,000.00

Original Terms of the Group II Mortgage Loans
Original Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
360	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Group II Mortgage Loans
Stated Remaining Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Greater than 340	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 349
Maximum: 360
Weighted Average: 358

Months Since Origination of the Group II Mortgage Loans
Months Since Origination	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	1.06%	12	$6,381,920.00	6.916%	703	$531,826.67	76.92%	90.22%	12.90%	3.13%
1	18.70	283	112,588,492.43	6.999	702	397,839.20	75.68	88.75	32.79	15.32
2	37.29	622	224,481,996.47	7.146	706	360,903.53	77.47	90.97	44.98	15.06
3	33.01	643	198,707,083.94	7.371	703	309,031.23	78.63	92.07	58.48	22.53
4 - 6	9.71	185	58,445,281.31	7.524	708	315,920.44	76.93	91.82	46.19	23.28
7 - 9	0.17	4	1,023,860.00	7.126	694	255,965.00	81.64	90.54	81.27	33.98
10 - 12	0.06	1	365,450.31	7.990	604	365,450.31	69.96	69.96	0.00	0.00
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 0
Maximum: 11
Weighted Average: 2

Original Interest Only Terms of the Group II Mortgage Loans
Original Interest Only Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	15.34%	365	$92,368,180.95	7.353%	698	$253,063.51	77.91%	87.95%	59.44%	24.43%
36	0.11	2	676,000.00	5.917	675	338,000.00	80.00	100.00	0.00	0.00
60	10.29	173	61,941,735.87	6.987	704	358,044.72	78.06	90.81	33.82	15.91
84	0.37	4	2,254,000.00	6.871	710	563,500.00	68.01	74.44	39.22	16.15
120	73.88	1206	444,754,167.64	7.239	705	368,784.55	77.33	91.71	46.32	17.36
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Non-zero Minimum: 36
Maximum: 120
Non-zero Weighted Average: 112

Original Prepay Penalty Terms of the Group II Mortgage Loans
Original Prepay Penalty Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	29.28%	465	$176,289,704.46	7.229%	707	$379,117.64	76.84%	91.35%	38.58%	12.27%
4	0.08	1	496,800.00	8.000	745	496,800.00	80.00	95.00	0.00	100.00
5	0.09	1	568,000.00	8.250	641	568,000.00	80.00	100.00	100.00	0.00
6	6.32	89	38,069,675.00	7.131	699	427,749.16	75.38	89.61	38.69	10.81
7	1.44	21	8,689,573.11	7.759	694	413,789.20	76.50	92.45	85.73	10.23
11	0.14	1	814,544.28	8.625	715	814,544.28	80.00	100.00	0.00	0.00
12	11.24	234	67,682,797.29	7.550	709	289,242.72	79.53	91.36	56.19	42.99
24	7.20	117	43,316,284.99	7.158	692	370,224.66	73.89	88.49	60.07	14.84
30	0.05	1	274,400.00	6.875	673	274,400.00	80.00	100.00	0.00	0.00
36	43.12	804	259,603,206.14	7.158	704	322,889.56	78.24	91.22	48.78	18.08
60	1.03	16	6,189,099.19	6.559	692	386,818.70	78.37	87.50	20.65	5.96
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Non-zero Minimum: 4
Maximum: 60
Non-zero Weighted Average (Original Prepay Penalty Term): 28
Non-zero Weighted Average (Remaining Prepay Penalty Term): 26

Credit Scores of the Group II Mortgage Loans
Credit Scores	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Not Available	0.73%	18	$4,415,154.19	8.108%	n/a	$245,286.34	74.19%	87.42%	92.16%	8.95%
581 - 600	0.07	1	400,000.00	6.875	598	400,000.00	40.00	40.00	100.00	0.00
601 - 620	0.55	11	3,315,758.37	7.429	616	301,432.58	73.60	79.75	19.84	0.00
621 - 640	7.93	144	47,748,610.54	7.452	631	331,587.57	77.53	88.14	47.83	5.96
641 - 660	10.27	180	61,850,041.67	7.334	650	343,611.34	77.90	92.15	52.03	6.96
661 - 680	13.54	229	81,481,835.42	7.249	670	355,815.88	78.47	92.89	48.65	9.72
681 - 700	16.25	275	97,825,713.65	7.144	690	355,729.87	76.92	91.07	51.89	20.31
701 - 720	15.85	271	95,430,226.15	7.205	709	352,141.06	77.32	90.91	42.93	21.73
721 - 740	9.96	179	59,971,057.58	7.172	730	335,033.84	77.83	92.32	42.70	26.68
741 - 760	10.90	193	65,613,905.28	7.159	750	339,968.42	77.94	92.39	41.08	21.67
761 - 780	7.87	141	47,376,679.75	7.164	769	336,004.82	77.76	90.49	43.47	27.52
781 - 800	4.77	88	28,716,476.73	7.275	787	326,323.60	76.23	88.04	48.10	32.47
Greater than or equal to 801	1.30	20	7,848,625.13	6.754	806	392,431.26	72.79	80.17	54.04	16.89
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Non-zero Minimum: 598
Maximum: 816
Non-zero Weighted Average: 704

Original Loan-to-Value Ratios of the Group II Mortgage Loans
Original Loan-to-Value Ratios (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Less than or equal to 50.00	1.67%	31	$10,027,640.48	6.560%	718	$323,472.27	41.64%	43.14%	60.70%	14.22%
50.01 - 55.00	1.36	13	8,184,257.26	6.582	704	629,558.25	53.34	59.59	29.61	12.07
55.01 - 60.00	2.05	34	12,359,152.33	6.692	702	363,504.48	58.33	63.37	63.16	10.25
60.01 - 65.00	3.47	51	20,885,150.02	6.769	716	409,512.75	63.80	72.22	60.92	31.35
65.01 - 70.00	4.10	71	24,678,110.11	6.925	701	347,579.02	69.34	80.00	36.51	31.37
70.01 - 75.00	13.27	160	79,890,273.95	7.256	702	499,314.21	74.28	89.96	35.28	14.43
75.01 - 80.00	68.39	1243	411,707,437.93	7.258	703	331,220.79	79.86	95.21	45.21	16.93
80.01 - 85.00	0.39	10	2,361,420.86	7.363	695	236,142.09	83.77	83.77	100.00	25.09
85.01 - 90.00	2.00	51	12,050,160.14	8.031	698	236,277.65	89.65	89.65	89.20	46.06
90.01 - 95.00	2.10	50	12,624,621.30	7.738	709	252,492.43	94.89	94.89	99.38	22.86
95.01 - 100.00	1.20	36	7,225,860.08	7.813	722	200,718.34	99.84	99.84	65.05	24.38
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 19.78%
Maximum: 100.00%
Weighted Average: 77.46%

Documentation Types of the Group II Mortgage Loans
Documentation Types (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Full Documentation	5.77%	136	$34,724,342.62	6.871%	709	$255,326.05	78.88%	90.79%	0.00%	23.91%
Alternate Documentation	0.63	11	3,765,124.26	6.694	712	342,284.02	75.87	92.86	0.00	0.00
Reduced Documentation	46.41	726	279,383,385.76	7.071	705	384,825.60	76.73	91.15	0.00	18.54
Lite Documentation	0.23	3	1,388,791.67	6.507	711	462,930.56	80.00	93.53	0.00	0.00
Stated/Stated	7.13	128	42,941,182.33	7.365	708	335,477.99	76.69	91.86	100.00	21.82
No Ratio	30.27	536	182,195,084.73	7.450	700	339,916.20	79.48	93.11	100.00	15.59
No Documentation	9.57	210	57,596,173.09	7.443	704	274,267.49	74.38	82.74	100.00	21.00
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Purchase	67.25%	1,241	$404,844,326.86	7.353%	708	$326,224.28	79.66%	96.01%	48.16%	20.68%
Rate Term Refinance	8.53	122	51,363,296.65	6.763	703	421,010.63	74.30	84.66	28.53	11.90
Cashout Refinance	24.22	387	145,786,460.95	7.043	693	376,709.20	72.47	79.23	50.14	13.80
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Occupancy Status of the Group II Mortgage Loans
Occupancy Status	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Owner Occupied	72.44%	1096	$436,082,199.01	7.073%	697	$397,885.22	77.38%	91.14%	45.10%	0.00%
Second Home	9.29	169	55,937,112.09	7.554	720	330,988.83	77.23	91.44	64.74	0.00
Investor	18.27	485	109,974,773.36	7.675	722	226,752.11	77.92	90.14	45.34	100.00
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Property Types of the Group II Mortgage Loans
Property Types	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
PUD	26.69%	447	$160,688,315.47	7.270%	706	$359,481.69	78.36%	92.61%	46.65%	17.71%
Single Family	53.87	875	324,268,655.06	7.157	699	370,592.75	76.58	90.08	48.51	12.82
Condominium (Low Rise)	9.96	267	59,971,958.00	7.435	714	224,614.07	79.73	92.09	50.98	29.35
Condominium (High Rise)	0.90	19	5,418,721.11	7.434	708	285,195.85	78.86	89.52	45.01	30.86
Condotel	0.56	7	3,391,090.00	6.811	741	484,441.43	77.80	79.46	16.22	8.82
2-Family	3.49	67	21,032,937.85	7.226	711	313,924.45	78.75	94.50	36.32	40.29
3-Family	1.64	24	9,848,418.15	7.268	713	410,350.76	75.70	87.81	39.87	37.43
4-Family	2.78	40	16,712,493.21	7.434	730	417,812.33	76.60	88.90	28.50	48.64
Townhouse	0.11	4	661,495.61	7.040	711	165,373.90	78.55	92.94	89.72	10.28
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Geographic Distribution of the Group II Mortgage Loans
Geographic Distribution	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
California	41.30%	528	$248,633,794.13	7.101%	702	$470,897.34	76.11%	89.59%	40.88%	8.28%
Nevada	14.60	291	87,881,934.84	7.256	713	301,999.78	78.50	94.30	44.06	24.43
Florida	11.99	291	72,203,282.77	7.532	700	248,121.25	80.98	90.00	73.28	24.47
New York	4.60	49	27,712,685.81	6.643	712	565,565.02	73.99	89.05	27.49	18.63
Arizona	3.28	71	19,724,531.42	7.497	701	277,810.30	77.46	89.99	54.66	29.80
Virginia	3.13	55	18,847,137.43	7.097	693	342,675.23	80.83	92.07	57.09	23.17
Maryland	2.89	54	17,387,687.08	7.131	691	321,994.21	79.77	90.68	73.49	10.24
Colorado	2.42	51	14,586,953.99	7.469	713	286,018.71	77.98	96.97	33.71	50.95
Utah	2.33	38	14,046,405.80	7.478	725	369,642.26	78.03	96.18	55.07	17.54
Illinois	2.16	61	13,010,749.06	7.859	701	213,290.97	82.47	96.70	39.91	45.71
Other	11.29	261	67,958,922.13	7.327	701	260,379.01	76.01	90.22	43.69	25.33
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Months to Next Rate Adjustment Date of the Group II Mortgage Loans
Months to Next Rate Adjustment Date	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4 - 6	0.16%	3	$967,668.45	6.496%	718	$322,556.15	80.00%	94.63%	42.99%	0.00%
13 - 24	6.14	100	36,965,668.58	7.334	691	369,656.69	74.98	91.08	66.27	19.89
25 - 36	8.21	175	49,421,187.48	7.113	695	282,406.79	79.39	94.43	62.24	12.92
37 - 60	78.76	1382	474,122,841.43	7.274	705	343,070.07	77.95	91.56	45.17	18.88
61 - 84	4.07	63	24,513,423.83	6.758	710	389,101.97	72.05	79.41	39.83	15.25
85 - 120	2.66	27	16,003,294.69	6.709	722	592,714.62	70.96	80.36	19.66	18.68
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 4
Maximum: 119
Weighted Average: 56

First Periodic Rate Cap of the Group II Mortgage Loans
First Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
1.751 - 2.000	0.19%	3	$1,146,299.89	6.613%	668	$382,099.96	77.55%	86.17%	67.19%	0.00%
2.501 - 2.750	0.10	1	615,856.54	6.625	685	615,856.54	65.00	65.00	100.00	0.00
2.751 - 3.000	11.61	196	69,887,298.25	7.141	694	356,567.85	75.82	92.60	51.31	16.01
4.751 - 5.000	51.24	846	308,435,593.72	7.306	707	364,581.08	77.09	92.26	40.31	20.92
5.001 - 5.250	0.21	1	1,258,775.00	6.125	742	1,258,775.00	70.00	89.30	0.00	0.00
5.751 - 6.000	36.65	703	220,650,261.06	7.157	703	313,869.50	78.57	88.79	54.90	15.53
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 2.000%
Maximum: 6.000%
Weighted Average: 5.126%

Subsequent Periodic Rate Cap of the Group II Mortgage Loans
Subsequent Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	60.51%	1,006	$364,284,766.33	7.303%	704	$362,112.09	76.92%	92.86%	43.35%	20.39%
1.751 - 2.000	39.40	743	237,202,153.38	7.112	704	319,249.20	78.28	88.08	52.41	15.05
2.001 - 2.250	0.08	1	507,164.75	7.000	717	507,164.75	80.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 1.000%
Maximum: 2.250%
Weighted Average: 1.395%

Lifetime Rate Cap of the Group II Mortgage Loans
Lifetime Rate Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.751 - 3.000	0.07%	1	$405,600.00	7.375%	674	$405,600.00	80.00%	100.00%	100.00%	0.00%
4.751 - 5.000	53.37	879	321,293,537.30	7.271	707	365,521.66	77.11	92.25	40.28	20.30
5.001 -5.250	0.03	1	172,000.00	7.875	N/A	172,000.00	80.00	100.00	0.00	0.00
5.751 - 6.000	46.45	867	279,655,255.07	7.176	701	322,555.08	77.86	89.49	54.68	16.00
6.751 - 7.000	0.04	1	211,692.10	7.625	717	211,692.10	80.00	95.00	0.00	0.00
10.751 - 11.000	0.04	1	255,999.99	7.000	679	255,999.99	80.00	100.00	0.00	0.00
Total/Weighted Average:	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 3.000%
Maximum: 11.000%
Weighted Average: 5.466%

Gross Margin of the Group II Mortgage Loans
Gross Margin (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.001 - 2.250	44.14%	776	$265,716,591.50	7.369%	713	$342,418.29	76.82%	92.37%	44.59%	22.97%
2.251 - 2.500	16.12	204	97,065,488.92	6.607	705	475,811.22	74.92	86.06	23.89	8.17
2.501 - 2.750	7.29	114	43,891,464.11	7.235	687	385,012.84	76.60	93.06	37.96	14.61
2.751 - 3.000	13.82	292	83,205,995.35	7.429	691	284,952.04	79.80	90.22	78.68	18.26
3.001 - 3.250	3.83	53	23,057,239.25	6.548	702	435,042.25	76.55	88.16	17.49	5.44
3.251 - 3.500	4.86	103	29,285,299.10	7.336	699	284,323.29	78.15	87.99	66.74	26.74
3.501 - 3.750	1.07	29	6,454,904.95	8.031	733	222,582.93	90.73	95.39	71.48	44.68
3.751 - 4.000	1.78	41	10,742,743.16	7.554	683	262,018.13	83.17	93.24	77.85	14.20
4.001 - 4.250	1.09	21	6,551,967.95	7.827	702	311,998.47	82.84	95.22	59.50	6.14
4.251 - 4.500	0.96	19	5,798,063.91	7.647	706	305,161.26	83.54	95.82	62.39	6.31
4.501 - 4.750	0.51	6	3,098,218.64	7.432	686	516,369.77	77.02	88.79	73.30	0.00
4.751 - 5.000	3.35	74	20,162,760.32	7.198	695	272,469.73	79.10	96.49	46.44	20.71
5.001 - 5.250	0.27	5	1,613,899.98	7.215	719	322,780.00	80.00	93.75	65.43	0.00
5.251 - 5.500	0.41	7	2,467,184.17	7.467	722	352,454.88	77.34	99.32	9.64	8.00
5.501 - 5.750	0.04	1	214,050.00	7.625	755	214,050.00	79.99	99.98	100.00	0.00
5.751 - 6.000	0.44	5	2,668,213.15	8.028	646	533,642.63	80.00	88.58	64.91	29.08
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 2.250%
Maximum: 6.000%
Weighted Average: 2.744%

Minimum Mortgage Rates of the Group II Mortgage Loans
Minimum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.03%	1	$194,549.99	7.375%	760	$194,549.99	80.00%	99.98%	0.00%	100.00%
2.001 - 2.250	34.17	570	205,725,870.51	7.239	710	360,922.58	76.27	90.86	42.73	20.14
2.251 - 2.500	17.77	247	106,985,982.50	6.718	704	433,141.63	75.28	87.04	25.81	9.58
2.501 - 2.750	10.73	179	64,588,682.13	7.360	702	360,830.63	77.14	94.51	39.99	18.17
2.751 - 3.000	15.44	328	92,971,432.77	7.482	696	283,449.49	79.69	91.06	76.55	21.48
3.001 - 3.250	5.09	81	30,620,387.98	6.954	703	378,029.48	77.30	90.56	31.32	15.81
3.251 - 3.500	5.90	122	35,522,391.25	7.485	704	291,167.14	78.18	89.70	64.20	29.68
3.501 - 3.750	1.31	32	7,909,369.23	8.038	729	247,167.79	88.76	96.24	63.95	36.47
3.751 - 4.000	1.96	43	11,809,492.26	7.504	686	274,639.35	82.65	93.63	70.82	17.32
4.001 - 4.250	0.98	19	5,871,967.95	7.829	703	309,050.94	83.17	94.67	66.39	6.85
4.251 - 4.500	0.96	19	5,798,063.91	7.647	706	305,161.26	83.54	95.82	62.39	6.31
4.501 - 4.750	0.59	8	3,574,354.38	7.475	695	446,794.30	77.42	88.47	67.80	4.26
4.751 - 5.000	3.33	74	20,030,206.20	7.199	696	270,678.46	79.09	96.82	46.08	20.85
5.001 - 5.250	0.29	6	1,761,899.98	7.239	716	293,650.00	80.00	93.85	68.34	0.00
5.251 - 5.500	0.41	7	2,467,184.17	7.467	722	352,454.88	77.34	99.32	9.64	8.00
5.501 - 5.750	0.04	1	214,050.00	7.625	755	214,050.00	79.99	99.98	100.00	0.00
5.751 - 6.000	0.44	5	2,668,213.15	8.028	646	533,642.63	80.00	88.58	64.91	29.08
6.501 - 6.750	0.09	2	568,800.00	6.674	695	284,400.00	80.00	87.85	60.76	0.00
6.751 - 7.000	0.09	1	524,000.00	6.000	702	524,000.00	80.00	100.00	0.00	0.00
7.251 - 7.500	0.07	1	416,000.00	7.500	673	416,000.00	80.00	100.00	100.00	0.00
7.501 - 7.750	0.13	2	812,000.00	7.625	653	406,000.00	80.00	91.28	58.13	0.00
7.751 - 8.000	0.06	1	340,000.00	8.000	714	340,000.00	80.00	100.00	0.00	0.00
8.001 - 8.250	0.10	1	619,186.10	8.125	688	619,186.10	79.90	99.90	100.00	0.00
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 1.000%
Maximum: 8.125%
Weighted Average: 2.830%

Maximum Mortgage Rates of the Group II Mortgage Loans
Maximum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
10.251 - 10.500	0.34%	4	$2,028,800.00	5.875%	707	$507,200.00	80.00%	96.85%	83.08%	0.00%
10.501 - 10.750	0.47	6	2,853,600.00	5.687	690	475,600.00	80.00	94.85	19.06	0.00
10.751 - 11.000	2.45	35	14,768,747.94	5.971	717	421,964.23	72.39	80.98	16.65	8.84
11.001 - 11.250	3.19	38	19,214,238.57	6.208	724	505,637.86	75.22	84.97	23.67	6.93
11.251 - 11.500	3.99	54	24,028,616.84	6.441	713	444,974.39	72.51	81.52	32.47	8.41
11.501 - 11.750	4.64	58	27,942,930.05	6.661	700	481,774.66	74.10	83.58	26.35	3.25
11.751 - 12.000	7.93	128	47,714,132.06	6.736	710	372,766.66	76.19	88.88	30.29	11.14
12.001 - 12.250	7.99	136	48,096,991.63	6.907	702	353,654.35	75.95	90.03	22.59	11.86
12.251 - 12.500	9.93	182	59,780,409.22	6.948	700	328,463.79	77.69	91.82	36.38	13.95
12.501 - 12.750	14.51	240	87,344,299.99	7.246	708	363,934.58	76.57	92.73	46.58	16.97
12.751 - 13.000	12.53	235	75,444,008.90	7.367	709	321,038.34	76.68	92.45	53.77	23.35
13.001 - 13.250	8.62	166	51,915,146.48	7.551	708	312,741.85	79.51	94.43	61.37	23.52
13.251 - 13.500	9.29	174	55,922,935.56	7.826	698	321,396.18	79.65	93.80	67.85	24.25
13.501 - 13.750	5.72	111	34,418,988.23	7.791	694	310,080.98	79.70	92.71	65.49	28.72
13.751 - 14.000	3.54	73	21,285,883.48	7.989	689	291,587.44	81.89	90.87	76.33	27.58
14.001 - 14.250	1.72	34	10,375,462.71	8.170	677	305,160.67	81.33	95.18	75.30	18.33
14.251 - 14.500	1.20	32	7,198,033.56	8.434	692	224,938.55	82.61	94.57	71.88	40.79
14.501 - 14.750	1.12	25	6,771,910.48	8.647	686	270,876.42	84.50	95.06	63.94	42.37
14.751 - 15.000	0.44	9	2,636,402.83	9.055	701	292,933.65	86.28	95.52	92.11	58.32
15.001 - 15.250	0.11	4	681,583.94	9.192	705	170,395.99	90.75	93.69	53.30	100.00
15.251 - 15.500	0.04	2	236,500.00	9.457	705	118,250.00	90.39	90.39	100.00	34.55
15.501 - 15.750	0.03	1	155,705.00	9.625	695	155,705.00	95.00	95.00	100.00	100.00
15.751 - 16.000	0.15	2	922,757.00	9.875	643	461,378.50	90.00	90.00	100.00	100.00
17.751 - 18.000	0.04	1	255,999.99	7.000	679	255,999.99	80.00	100.00	0.00	0.00
Total/Weighted Average	100.00%	1,750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Minimum: 10.375%
Maximum: 18.000%
Weighted Average: 12.694%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Group II-1 Mortgage Loan Characteristics

The average principal balance of the Group II-1 Mortgage Loans at origination was approximately $229,426. No Group II-1 Mortgage Loan had a principal balance at origination greater than approximately $790,000 or less than approximately $49,400. The average principal balance of the Group II-1 Mortgage Loans as of the Cut-off Date was approximately $229,336. No Group II-1 Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $790,000 or less than approximately $49,233.

The Group II-1 Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.625% per annum to approximately 9.500% per annum, and the weighted average Mortgage Rate was approximately 7.281% per annum. As of the Cut-off Date, the Group II-1 Mortgage Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 5.375% per annum, Minimum Mortgage Rates ranging from approximately 1.000% per annum to approximately 5.375% per annum and Maximum Mortgage Rates ranging from 10.875% per annum to approximately 15.500% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.784% per annum, the weighted average Minimum Mortgage Rate was approximately 2.807% per annum and the weighted average Maximum Mortgage Rate was approximately 12.823% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II-1 Mortgage Loan occurs on December 1, 2016 and the weighted average next Adjustment Date for all of the Group II-1 Mortgage Loans following the Cut-off Date is August 22, 2011.

The weighted average loan-to-value ratio of the Group II-1 Mortgage Loans at origination was approximately 78.61%. At origination, no Group II-1 Mortgage Loan had a loan-to-value ratio greater than approximately 100.00% or less than approximately 51.12%.

The weighted average remaining term to stated maturity of the Group II-1 Mortgage Loans was approximately 358 months as of the Cut-off Date. None of the Group II-1 Mortgage Loans had a first due date prior to March 1, 2006 or will have a first due date after February 1, 2007 or will have a remaining term to stated maturity of less than 349 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II-1 Mortgage Loan is January 1, 2037.

As of the Cut-off Date, the non-zero weighted average credit score of the Group II-1 Mortgage Loans is approximately 700. No Group II-1 Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 807 or less than 604.

The Group II-1 Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Product Type of the Group II-1 Mortgage Loans
Product Type	Percentage of Pool by Principal Balance	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
6 mos Libor	0.17%	$191,668.45	6.750%	4	2.500%	5.000%	1.000%	5.000%
6 mos Libor - IO	0.71	776,000.00	6.433	5	2.500	5.000	1.000	5.000
2/6 Libor	1.75	1,917,776.24	7.585	21	2.897	3.000	1.000	5.823
2/6 Libor - IO	3.14	3,444,234.63	7.470	21	3.178	3.000	1.000	5.910
3/1 Libor - IO	0.27	298,199.89	5.625	33	2.250	2.000	2.000	6.000
3/6 Libor	1.85	2,023,559.12	7.501	33	3.745	5.066	1.689	5.749
3/6 Libor - 30/40 Balloon	1.08	1,184,744.11	7.042	34	2.960	5.393	1.798	6.000
3/6 Libor - IO	7.10	7,778,007.38	6.908	34	3.422	4.782	1.610	5.850
5/1 Libor	0.46	507,597.42	6.344	57	2.485	5.000	2.000	5.000
5/1 Libor - IO	2.90	3,178,500.00	6.716	58	2.250	5.000	2.000	5.000
5/6 Libor	12.28	13,458,704.10	7.470	57	2.953	5.575	1.546	5.575
5/6 Libor - 30/40 Balloon	6.63	7,266,662.02	7.390	57	3.148	5.852	1.852	5.852
5/6 Libor - IO	52.66	57,730,948.49	7.381	57	2.626	5.214	1.400	5.496
71 Libor	0.15	164,794.17	8.375	82	2.250	5.000	2.000	5.000
7/1 Libor - IO	0.60	662,396.53	6.000	82	2.250	5.000	2.000	5.000
7/6 Libor	1.01	1,107,095.32	6.906	83	2.453	5.187	1.187	5.187
7/6 Libor - 30/40 Balloon	0.54	589,604.90	8.434	81	3.636	6.000	2.000	6.000
7/6 Libor - IO	4.74	5,199,182.96	6.832	82	2.500	5.171	1.226	5.254
10/1 Libor - IO	0.18	200,240.00	7.500	118	2.750	5.000	2.000	5.000
10/6 Libor	0.94	1,034,543.68	6.874	118	2.817	5.397	1.397	5.397
10/6 Libor - IO	0.83	908,000.00	6.206	118	2.333	5.000	1.000	5.000
Total/Weighted Average:	100.00%	$109,622,459.41	7.281%	56	2.784%	5.143%	1.466%	5.542%

Product and Prepayment Penalty of the Group II-1 Mortgage Loans*
Product	1-12 Month Penalty	13-24 Month Penalty	25-36 Month Penalty	37-60 Month Penalty	With Penalty	No Penalty
6 mos Arm	0.00% / 0	0.00% / 0	0.88% / 34	0.00% / 0	100.00% / 34	0.00%
2 year Arm	1.72% / 4	2.82% / 22	0.00% / 0	0.00% / 0	93.00% / 15	7.00%
3 year Arm	1.65% / 9	0.79% / 21	4.83% / 34	0.00% / 0	70.66% / 27	29.34%
5 year Arm	13.39% / 9	2.64% / 21	35.47% / 33	0.00% / 0	68.73% / 26	31.27%
7 year Arm	0.15% / 4	1.19% / 21	3.73% / 34	0.00% / 0	72.04% / 30	27.96%
10 year Arm	0.37% / 10	0.00% / 0	1.21% / 34	0.00% / 0	81.13% / 29	18.87%
Total/Weighted Average:	17.29% / 8	7.44% / 21	46.13% / 33	0.00% / 0	70.87% / 26	29.13%

*This table includes the percentage of loans with prepayment penalties in Group II-1 and the non-zero weighted average remaining prepayment penalty term in months.

Current Mortgage Rates of the Group II-1 Mortgage Loans
Current Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.501 - 5.750	0.27%	1	$298,199.89	5.625%	705	$298,199.89	72.030%	72.03%	100.00%	0.00%
5.751 - 6.000	4.11	14	4,505,190.41	5.984	718	321,799.32	76.43	82.36	30.46	22.11
6.001 - 6.250	2.18	8	2,387,287.44	6.190	717	298,410.93	78.40	90.40	32.46	23.18
6.251 - 6.500	7.81	31	8,558,872.17	6.447	704	276,092.65	78.04	87.95	33.31	18.70
6.501 - 6.750	10.87	42	11,912,185.12	6.690	696	283,623.46	75.38	88.05	31.18	20.91
6.751 - 7.000	15.43	67	16,916,740.45	6.914	707	252,488.66	77.36	88.82	26.99	33.26
7.001 - 7.250	11.75	50	12,885,150.08	7.211	705	257,703.00	79.21	88.30	39.85	32.96
7.251 - 7.500	13.36	67	14,644,713.95	7.444	696	218,577.82	78.30	90.55	44.60	40.75
7.501 - 7.750	12.17	66	13,340,822.27	7.701	689	202,133.67	78.86	91.65	41.31	56.38
7.751 - 8.000	9.35	53	10,250,280.04	7.919	685	193,401.51	80.08	93.42	49.49	44.22
8.001 - 8.250	5.59	31	6,127,714.50	8.159	710	197,668.21	80.56	94.99	40.05	65.43
8.251 - 8.500	3.83	30	4,197,210.81	8.432	696	139,907.03	82.30	94.04	38.87	74.86
8.501 - 8.750	2.42	13	2,654,376.66	8.691	691	204,182.82	86.24	94.55	59.49	57.13
8.751 - 9.000	0.43	2	470,598.70	8.968	704	235,299.35	82.52	97.48	25.20	74.80
9.001 - 9.250	0.29	2	318,316.92	9.125	713	159,158.46	91.61	97.90	0.00	100.00
9.251 - 9.500	0.14	1	154,800.00	9.500	673	154,800.00	87.95	87.95	100.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 5.625%
Maximum: 9.500%
Weighted Average: 7.281%
Net Mortgage Rates of the Group II-1 Mortgage Loans
Net Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.251 - 5.500	0.27%	1	$298,199.89	5.625%	705	$298,199.89	72.03%	72.03%	100.00%	0.00%
5.501 - 5.750	4.11	14	4,505,190.41	5.984	718	321,799.32	76.43	82.36	30.46	22.11
5.751 - 6.000	2.56	9	2,803,287.44	6.217	722	311,476.38	78.64	89.97	42.48	19.74
6.001 - 6.250	7.71	31	8,450,222.17	6.462	702	272,587.81	78.38	88.05	28.81	18.94
6.251 - 6.500	11.37	44	12,465,136.00	6.739	697	283,298.55	76.24	88.35	36.70	19.99
6.501 - 6.750	15.32	67	16,796,403.59	6.919	705	250,692.59	77.21	88.76	26.47	33.50
6.751 - 7.000	11.80	51	12,937,002.98	7.223	706	253,666.73	79.39	88.45	39.62	33.30
7.001 - 7.250	13.38	67	14,664,767.25	7.457	696	218,877.12	78.37	90.60	44.68	40.69
7.251 - 7.500	13.67	74	14,990,289.50	7.768	693	202,571.48	80.30	91.69	44.62	53.33
7.501 - 7.750	9.41	55	10,320,714.97	7.971	692	187,649.36	80.69	93.93	43.30	49.44
7.751 - 8.000	4.89	29	5,360,595.28	8.168	700	184,848.11	78.85	95.35	31.47	74.79
8.001 - 8.250	3.15	25	3,448,651.92	8.464	692	137,946.08	79.84	94.13	33.96	82.75
8.251 - 8.500	1.80	8	1,977,799.31	8.762	662	247,224.91	81.43	92.58	82.83	44.79
8.501 - 8.750	0.43	2	470,598.70	8.968	704	235,299.35	82.52	97.48	25.20	74.80
8.751 - 9.000	0.12	1	133,600.00	9.125	686	133,600.00	80.00	95.00	0.00	100.00
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 5.365%
Maximum: 8.865%
Weighted Average: 6.989%

Original Principal Balances of the Group II-1 Mortgage Loans
Original Principal Balance of the Mortgage Loans ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.04%	1	$49,232.57	6.875%	727	$49,232.57	74.85%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.82	14	900,348.35	8.074	710	64,310.60	82.09	97.00	30.01	92.36
75,000.01 - 100,000.00	2.66	32	2,919,777.32	7.731	706	91,243.04	80.25	94.50	24.85	75.48
100,000.01 - 125,000.00	3.56	34	3,904,403.29	7.671	712	114,835.39	79.48	94.86	26.65	61.01
125,000.01 - 150,000.00	5.66	44	6,204,843.93	7.606	708	141,019.18	80.56	93.75	20.34	63.34
150,000.01 - 175,000.00	6.33	43	6,940,875.93	7.741	691	161,415.72	79.96	92.71	33.00	55.57
175,000.01 - 200,000.00	8.31	48	9,106,864.26	7.500	693	189,726.34	79.09	92.90	39.77	50.14
200,000.01 - 225,000.00	9.13	47	10,006,629.89	7.365	695	212,907.02	78.63	91.33	57.35	42.29
225,000.01 - 250,000.00	8.47	39	9,285,904.98	7.143	701	238,100.13	78.54	90.29	40.79	28.04
250,000.01 - 275,000.00	6.92	29	7,586,777.34	7.283	691	261,613.01	78.91	89.25	40.51	27.79
275,000.01 - 350,000.00	24.14	85	26,465,447.68	7.142	694	311,358.21	78.40	88.86	38.89	39.94
350,000.01 - 450,000.00	18.02	51	19,757,943.94	7.011	707	387,410.67	77.80	87.24	41.13	23.08
450,000.01 - 550,000.00	2.34	5	2,567,200.00	7.226	709	513,440.00	79.73	95.12	59.83	40.17
550,000.01 - 650,000.00	2.23	4	2,449,809.93	6.890	707	612,452.48	72.03	83.78	0.00	0.00
650,000.01 - 750,000.00	0.63	1	686,400.00	7.000	695	686,400.00	80.00	80.00	0.00	0.00
750,000.01 - 850,000.00	0.72	1	790,000.00	7.250	757	790,000.00	71.82	71.82	0.00	0.00
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: $49,400.00
Maximum: $790,000.00
Average: $229,426.22

Cut-off Date Principal Balances of the Group II-1 Mortgage Loans
Principal Balance of the Mortgage Loans as of the Cut-off Date ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.04%	1	$49,232.57	6.875%	727	$49,232.57	74.85%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.82	14	900,348.35	8.074	710	64,310.60	82.09	97.00	30.01	92.36
75,000.01 - 100,000.00	2.66	32	2,919,777.32	7.731	706	91,243.04	80.25	94.50	24.85	75.48
100,000.01 - 125,000.00	3.56	34	3,904,403.29	7.671	712	114,835.39	79.48	94.86	26.65	61.01
125,000.01 - 150,000.00	5.66	44	6,204,843.93	7.606	708	141,019.18	80.56	93.75	20.34	63.34
150,000.01 - 175,000.00	6.33	43	6,940,875.93	7.741	691	161,415.72	79.96	92.71	33.00	55.57
175,000.01 - 200,000.00	8.31	48	9,106,864.26	7.500	693	189,726.34	79.09	92.90	39.77	50.14
200,000.01 - 225,000.00	9.13	47	10,006,629.89	7.365	695	212,907.02	78.63	91.33	57.35	42.29
225,000.01 - 250,000.00	8.47	39	9,285,904.98	7.143	701	238,100.13	78.54	90.29	40.79	28.04
250,000.01 - 275,000.00	6.92	29	7,586,777.34	7.283	691	261,613.01	78.91	89.25	40.51	27.79
275,000.01 - 350,000.00	24.14	85	26,465,447.68	7.142	694	311,358.21	78.40	88.86	38.89	39.94
350,000.01 - 450,000.00	18.02	51	19,757,943.94	7.011	707	387,410.67	77.80	87.24	41.13	23.08
450,000.01 - 550,000.00	2.34	5	2,567,200.00	7.226	709	513,440.00	79.73	95.12	59.83	40.17
550,000.01 - 650,000.00	2.23	4	2,449,809.93	6.890	707	612,452.48	72.03	83.78	0.00	0.00
650,000.01 - 750,000.00	0.63	1	686,400.00	7.000	695	686,400.00	80.00	80.00	0.00	0.00
750,000.01 - 850,000.00	0.72	1	790,000.00	7.250	757	790,000.00	71.82	71.82	0.00	0.00
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: $49,232.57
Maximum: $790,000.00
Average: $229,335.69

Original Terms of the Group II-1 Mortgage Loans
Original Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
360	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Group II-1 Mortgage Loans
Stated Remaining Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Greater than 340	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 349
Maximum: 360
Weighted Average: 358

Months Since Origination of the Group II-1 Mortgage Loans
Months Since Origination	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	0.71%	4	$773,820.00	7.193%	683	$193,455.00	78.79%	94.11%	0.00%	25.85%
1	16.60	74	18,192,824.65	7.111	702	245,848.98	77.78	89.72	29.25	36.70
2	37.11	169	40,685,330.48	7.184	704	240,741.60	79.09	90.09	31.83	34.89
3	31.88	156	34,952,850.48	7.367	694	224,056.73	78.89	90.33	54.51	42.56
4 - 6	13.19	73	14,460,383.49	7.530	702	198,087.45	77.95	90.15	30.70	46.58
7 - 9	0.17	1	191,800.00	8.375	628	191,800.00	70.00	95.00	0.00	100.00
10 - 12	0.33	1	365,450.31	7.990	604	365,450.31	69.96	69.96	0.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 0
Maximum: 11
Weighted Average: 2

Original Interest Only Terms of the Group II-1 Mortgage Loans
Original Interest Only Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	26.86%	145	$29,446,749.53	7.401%	692	$203,081.03	80.07%	88.26%	50.40%	33.86%
60	12.61	49	13,819,265.96	6.830	706	282,025.84	76.60	87.49	20.35	32.67
120	60.53	284	66,356,443.92	7.321	701	233,649.45	78.38	91.43	36.34	42.78
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Non-zero Minimum: 60
Maximum: 120
Non-zero Weighted Average: 110

Original Prepay Penalty Terms of the Group II-1 Mortgage Loans
Original Prepay Penalty Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	29.13%	131	$31,932,442.70	7.163%	704	$243,759.10	77.93%	90.43%	23.74%	34.61%
6	2.93	16	3,209,837.05	7.541	701	200,614.82	76.06	88.79	47.34	63.13
7	0.16	1	172,000.00	7.875	0	172,000.00	80.00	100.00	0.00	0.00
12	14.21	72	15,577,219.56	7.586	703	216,350.27	80.07	91.46	47.31	54.39
24	7.44	32	8,159,166.87	7.241	697	254,973.96	76.96	89.51	45.86	30.91
30	0.25	1	274,400.00	6.875	673	274,400.00	80.00	100.00	0.00	0.00
36	45.88	225	50,297,393.23	7.251	696	223,543.97	79.00	89.53	42.86	37.39
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Non-zero Minimum: 6
Maximum: 36
Non-zero Weighted Average (Original Prepay Penalty Term): 29
Non-zero Weighted Average (Remaining Prepay Penalty Term): 26

Credit Scores of the Group II-1 Mortgage Loans
Credit Scores	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Not Available	0.87%	4	$954,236.59	7.850%	N/A	$238,559.15	67.00%	81.85%	81.98%	0.00%
601 - 620	0.81	4	893,239.49	7.420	612	223,309.87	76.71	83.37	10.70	0.00
621 - 640	10.42	48	11,422,754.15	7.442	632	237,974.04	76.80	86.25	60.35	12.96
641 - 660	10.19	48	11,165,328.43	7.278	650	232,611.01	77.95	89.47	56.70	14.60
661 - 680	13.55	66	14,851,422.25	7.353	669	225,021.55	79.33	90.76	39.14	27.18
681 - 700	15.19	75	16,653,621.37	7.272	689	222,048.28	79.00	89.93	37.39	46.69
701 - 720	16.33	78	17,905,212.43	7.279	709	229,554.01	78.40	93.27	38.45	53.87
721 - 740	10.94	55	11,992,456.77	7.225	731	218,044.67	78.79	92.47	17.38	58.38
741 - 760	12.41	54	13,606,228.09	7.185	751	251,967.19	78.96	89.27	33.64	42.50
761 - 780	6.06	28	6,648,189.70	7.027	767	237,435.35	80.17	86.46	29.84	43.60
781 - 800	2.66	14	2,920,820.16	7.298	792	208,630.01	82.10	91.74	3.24	73.30
Greater than or equal to 801	0.56	4	608,949.98	7.642	805	152,237.50	78.24	93.07	0.00	79.47
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Non-zero Minimum: 604
Maximum: 807
Non-zero Weighted Average: 700

Original Loan-to-Value Ratios of the Group II-1 Mortgage Loans
Original Loan-to-Value Ratios (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
50.01 - 55.00	0.52%	1	$570,000.00	6.750%	694	$570,000.00	51.12%	63.90%	0.00%	0.00%
55.01 - 60.00	0.93	4	1,018,441.49	7.374	643	254,610.37	59.91	81.52	100.00	0.00
60.01 - 65.00	1.75	7	1,916,676.55	6.836	697	273,810.94	64.95	89.33	62.19	70.40
65.01 - 70.00	7.70	38	8,438,193.09	7.135	687	222,057.71	69.84	80.53	36.16	64.85
70.01 - 75.00	12.34	55	13,526,368.32	6.980	702	245,933.97	74.14	83.26	36.92	36.07
75.01 - 80.00	69.88	334	76,608,991.32	7.298	700	229,368.24	79.78	92.42	35.20	37.80
80.01 - 85.00	0.55	3	599,273.35	7.894	656	199,757.78	84.64	84.64	100.00	0.00
85.01 - 90.00	3.78	18	4,148,883.87	7.767	695	230,493.55	89.65	89.65	74.48	9.07
90.01 - 95.00	0.58	3	634,634.45	8.058	742	211,544.82	94.43	94.43	87.67	12.33
95.01 - 100.00	1.97	15	2,160,996.97	8.283	738	144,066.46	99.90	99.90	13.60	81.54
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 51.12%
Maximum: 100.00%
Weighted Average: 78.61%

Documentation Types of the Group II-1 Mortgage Loans
Documentation Types (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Full Documentation	10.97%	66	$12,023,570.69	7.314%	720	$182,175.31	82.66%	95.47%	0.00%	54.18%
Alternate Documentation	1.10	6	1,206,232.57	6.701	725	201,038.76	81.53	97.81	0.00	0.00
Reduced Documentation	49.83	231	54,627,574.08	7.222	704	236,483.00	77.69	90.62	0.00	47.33
Stated/Stated	10.58	53	11,602,796.96	7.298	703	218,920.70	77.87	91.18	100.00	45.71
No Ratio	20.03	85	21,956,844.62	7.297	681	258,315.82	79.75	86.91	100.00	19.47
No Documentation	7.49	37	8,205,440.49	7.642	680	221,768.66	76.32	84.43	100.00	11.29
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Loan Purpose of the Group II-1 Mortgage Loans
Loan Purpose	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Purchase	35.82%	212	$39,267,303.67	7.532%	715	$185,223.13	79.69%	96.16%	13.12%	71.54%
Rate Term Refinance	15.93	61	17,468,154.83	6.819	703	286,363.19	79.02	89.06	34.16	16.51
Cashout Refinance	48.24	205	52,887,000.91	7.247	687	257,985.37	77.67	85.91	57.95	22.50
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Occupancy Status of the Group II-1 Mortgage Loans
Occupancy Status	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Owner Occupied	52.79%	218	$57,874,088.45	7.078%	686	$265,477.47	78.91%	89.05%	49.23%	0.00%
Second Home	8.09	39	8,873,183.58	7.403	717	227,517.53	77.17	90.00	31.20	0.00
Investor	39.11	221	42,875,187.38	7.529	715	194,005.37	78.50	91.49	24.50	100.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Property Types of the Group II-1 Mortgage Loans
Property Types	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
PUD	22.98%	111	$25,189,803.09	7.298%	703	$226,935.16	78.71%	91.19%	40.49%	39.42%
Single Family	45.13	217	49,474,096.21	7.151	688	227,991.23	78.55	89.28	44.97	25.27
Condominium (Low Rise)	13.16	78	14,428,491.85	7.470	719	184,980.66	79.14	90.17	25.39	55.92
Condominium (High Rise)	1.49	6	1,637,308.82	7.637	688	272,884.80	79.11	90.73	32.18	35.89
Condotel	0.27	1	299,250.00	7.375	730	299,250.00	70.00	70.00	0.00	100.00
2-Family	6.52	28	7,145,436.76	7.443	711	255,194.17	80.32	95.83	23.05	65.91
3-Family	4.31	15	4,723,359.17	7.269	705	314,890.61	77.69	88.46	31.34	39.37
4-Family	5.98	21	6,555,913.51	7.512	716	312,186.36	76.49	87.14	27.91	75.04
Townhouse	0.15	1	168,800.00	7.625	676	168,800.00	80.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Geographic Distribution of the Group II-1 Mortgage Loans
Geographic Distribution	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
California	22.79%	74	$24,982,349.98	6.933%	705	$337,599.32	77.35%	86.07%	30.28%	21.74%
Florida	15.83	86	17,352,999.42	7.521	693	201,779.06	79.48	87.06	67.95	34.41
Nevada	14.70	69	16,111,721.15	7.387	710	233,503.21	78.24	92.74	23.60	58.00
Maryland	5.52	24	6,048,536.21	7.030	672	252,022.34	78.48	87.75	60.95	18.98
Virginia	4.68	19	5,130,748.21	7.175	705	270,039.38	81.21	89.85	51.77	33.01
Illinois	4.46	25	4,889,523.75	7.868	709	195,580.95	82.87	97.03	17.92	76.55
Arizona	4.35	24	4,771,019.81	7.248	688	198,792.49	76.67	89.72	31.97	32.24
New York	3.31	10	3,624,105.80	7.079	707	362,410.58	77.19	92.90	29.46	59.21
Washington	2.95	15	3,229,050.79	6.985	713	215,270.05	78.47	90.25	34.95	34.36
Colorado	2.89	16	3,170,268.72	7.197	694	198,141.80	77.86	97.92	26.26	61.43
Other	18.53	116	20,312,135.57	7.482	695	175,104.62	78.90	92.91	33.64	43.33
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Months to Next Rate Adjustment Date of the Group II-1 Mortgage Loans
Months to Next Rate Adjustment Date	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4 - 6	0.88%	3	$967,668.45	6.496%	718	$322,556.15	80.00%	94.63%	42.99%	0.00%
13 - 24	4.89	23	5,362,010.87	7.511	687	233,130.91	75.89	88.63	43.21	50.65
25 - 36	10.29	50	11,284,510.50	6.995	694	225,690.21	77.46	90.58	57.44	22.81
37 - 60	74.93	365	82,142,412.03	7.364	701	225,047.70	78.80	90.37	36.78	42.80
61 - 84	7.05	30	7,723,073.88	6.926	695	257,435.80	79.74	88.10	24.94	23.57
85 - 120	1.95	7	2,142,783.68	6.650	700	306,111.95	79.30	85.12	19.16	28.50
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 4
Maximum: 119
Weighted Average: 56

First Periodic Rate Cap of the Group II-1 Mortgage Loans
First Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
1.751 - 2.000	0.62%	2	$674,299.89	5.904%	690	$337,149.95	75.83%	86.99%	44.22%	0.00%
2.751 - 3.000	13.12	58	14,384,554.76	7.127	696	248,009.56	76.08	90.49	38.42	39.15
4.751 - 5.000	43.87	218	48,088,592.93	7.309	704	220,589.88	78.23	92.22	22.20	50.50
5.751 - 6.000	42.40	200	46,475,011.83	7.320	697	232,375.06	79.82	87.79	54.36	27.88
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 2.000%
Maximum: 6.000%
Weighted Average: 5.143%

Subsequent Periodic Rate Cap of the Group II-1 Mortgage Loans
Subsequent Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	53.38%	264	$58,515,099.27	7.312%	700	$221,648.10	77.75%	92.69%	26.93%	50.34%
1.751 - 2.000	46.62	214	51,107,360.14	7.245	699	238,819.44	79.59	87.10	50.89	26.26
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.466%

Lifetime Rate Cap of the Group II-1 Mortgage Loans
Lifetime Rate Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4.751 - 5.000	45.65%	227	$50,046,701.56	7.297%	703	$220,470.05	78.33%	92.14%	24.27%	48.66%
5.001 -5.250	0.16	1	172,000.00	7.875	N/A	172,000.00	80.00	100.00	0.00	0.00
5.751 - 6.000	54.19	250	59,403,757.85	7.266	697	237,615.03	78.83	88.32	49.86	31.18
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 5.000%
Maximum: 6.000%
Weighted Average: 5.542%

Gross Margin of the Group II-1 Mortgage Loans
Gross Margin (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.001 - 2.250	42.26%	207	$46,321,754.85	7.343%	708	$223,776.59	78.05%	91.55%	28.43%	48.56%
2.251 - 2.500	12.11	46	13,271,110.47	6.691	699	288,502.40	76.63	86.84	15.23	36.19
2.501 - 2.750	9.55	40	10,468,569.32	7.242	703	261,714.23	77.45	93.13	31.85	33.52
2.751 - 3.000	15.42	80	16,905,933.60	7.385	684	211,324.17	79.12	85.85	70.21	29.33
3.001 - 3.250	1.39	6	1,518,993.45	6.563	729	253,165.58	78.62	87.15	13.82	13.82
3.251 - 3.500	8.40	42	9,213,438.51	7.465	689	219,367.58	79.39	86.50	55.17	40.35
3.501 - 3.750	0.91	8	997,375.95	8.612	749	124,671.99	98.56	99.64	0.00	100.00
3.751 - 4.000	3.58	17	3,924,934.39	7.139	679	230,878.49	80.72	91.94	68.96	0.00
4.001 - 4.250	0.67	5	732,835.68	7.742	689	146,567.14	83.05	87.33	76.25	25.50
4.251 - 4.500	1.24	5	1,360,543.48	8.085	695	272,108.70	89.13	94.49	66.01	15.79
4.501 - 4.750	0.11	1	119,200.00	8.500	678	119,200.00	80.00	95.00	0.00	0.00
4.751 - 5.000	4.13	19	4,530,254.61	7.420	692	238,434.45	79.15	96.43	42.28	38.08
5.251 - 5.500	0.23	2	257,515.10	7.310	664	128,757.55	77.60	98.79	0.00	23.89
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 2.250%
Maximum: 5.375%
Weighted Average: 2.784%

Minimum Mortgage Rates of the Group II-1 Mortgage Loans
Minimum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.18%	1	$194,549.99	7.375%	760	$194,549.99	80.00%	99.98%	0.00%	100.00%
2.001 - 2.250	39.17	189	42,943,849.46	7.312	710	227,216.13	78.03	91.43	27.23	48.48
2.251 - 2.500	13.32	53	14,605,760.10	6.760	695	275,580.38	76.87	87.12	16.63	34.14
2.501 - 2.750	10.61	46	11,629,362.93	7.292	703	252,812.24	77.38	93.41	36.45	35.40
2.751 - 3.000	14.93	79	16,368,236.40	7.371	683	207,192.87	79.09	85.75	70.44	31.06
3.001 - 3.250	1.75	8	1,916,591.44	6.974	725	239,573.93	78.90	89.47	10.96	31.70
3.251 - 3.500	8.56	43	9,378,232.68	7.481	689	218,098.43	79.31	86.30	55.95	41.39
3.501 - 3.750	0.91	8	997,375.95	8.612	749	124,671.99	98.56	99.64	0.00	100.00
3.751 - 4.000	3.58	17	3,924,934.39	7.139	679	230,878.49	80.72	91.94	68.96	0.00
4.001 - 4.250	0.67	5	732,835.68	7.742	689	146,567.14	83.05	87.33	76.25	25.50
4.251 - 4.500	1.24	5	1,360,543.48	8.085	695	272,108.70	89.13	94.49	66.01	15.79
4.501 - 4.750	0.40	2	442,971.32	7.952	720	221,485.66	80.00	84.04	0.00	0.00
4.751 - 5.000	4.44	20	4,869,700.49	7.452	693	243,485.02	79.21	96.68	46.31	35.43
5.251 - 5.500	0.23	2	257,515.10	7.310	664	128,757.55	77.60	98.79	0.00	23.89
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 1.000%
Maximum: 5.375%
Weighted Average: 2.807%

Maximum Mortgage Rates of the Group II-1 Mortgage Loans
Maximum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
10.751 - 11.000	3.53%	11	$3,874,222.53	5.988%	719	$352,202.05	75.85%	81.87%	24.96%	25.71%
11.001 - 11.250	0.74	3	810,899.99	6.250	713	270,300.00	78.94	92.63	0.00	40.94
11.251 - 11.500	3.60	13	3,951,882.28	6.448	702	303,990.94	78.06	87.19	28.67	20.46
11.501 - 11.750	4.06	14	4,448,779.07	6.636	699	317,769.93	74.86	84.06	11.76	11.31
11.751 - 12.000	6.94	31	7,603,147.34	6.845	702	245,262.82	78.01	88.59	16.53	30.17
12.001 - 12.250	5.62	23	6,157,560.43	6.949	710	267,720.02	78.70	92.02	27.52	36.02
12.251 - 12.500	10.18	51	11,163,778.17	7.026	704	218,897.61	78.53	91.33	31.96	37.89
12.501 - 12.750	12.41	62	13,608,270.24	7.121	695	219,488.23	77.01	93.37	37.40	44.05
12.751 - 13.000	14.80	73	16,220,458.58	7.298	708	222,198.06	77.88	92.09	35.87	44.61
13.001 - 13.250	10.89	52	11,935,411.79	7.495	707	229,527.15	79.50	89.71	40.48	45.82
13.251 - 13.500	9.60	52	10,525,903.71	7.678	689	202,421.23	78.24	89.49	54.97	42.45
13.501 - 13.750	7.55	36	8,271,160.21	7.790	685	229,754.45	79.09	87.58	56.69	49.33
13.751 - 14.000	3.95	20	4,326,382.45	8.008	662	216,319.12	81.30	88.27	68.64	22.68
14.001 - 14.250	2.28	11	2,496,279.81	8.160	700	226,934.53	81.67	89.43	73.59	31.68
14.251 - 14.500	1.60	12	1,759,232.77	8.441	709	146,602.73	85.98	95.15	29.98	68.38
14.501 - 14.750	1.71	10	1,877,374.42	8.693	695	187,737.44	87.98	93.25	42.73	50.63
14.751 - 15.000	0.11	1	118,598.70	8.875	661	118,598.70	90.00	90.00	100.00	0.00
15.001 - 15.250	0.29	2	318,316.92	9.125	713	159,158.46	91.61	97.90	0.00	100.00
15.251 - 15.500	0.14	1	154,800.00	9.500	673	154,800.00	87.95	87.95	100.00	0.00
Total/Weighted Average	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Minimum: 10.875%
Maximum: 15.500%
Weighted Average: 12.823%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Group II-2 Mortgage Loan Characteristics

The average principal balance of the Group II-2 Mortgage Loans at origination was approximately $387,752. No Group II-2 Mortgage Loan had a principal balance at origination greater than approximately $2,000,000 or less than approximately $57,600. The average principal balance of the Group II-2 Mortgage Loans as of the Cut-off Date was approximately $387,085. No Group II-2 Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $2,000,000 or less than approximately $24,600.

The Group II-2 Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.500% per annum to approximately 9.875% per annum, and the weighted average Mortgage Rate was approximately 7.215% per annum. As of the Cut-off Date, the Group II-2 Mortgage Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 6.000% per annum, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 8.125% per annum and Maximum Mortgage Rates ranging from 10.375% per annum to approximately 18.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.735% per annum, the weighted average Minimum Mortgage Rate was approximately 2.835% per annum and the weighted average Maximum Mortgage Rate was approximately 12.665% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II-2 Mortgage Loan occurs on December 1, 2016 and the weighted average next Adjustment Date for all of the Group II-2 Mortgage Loans following the Cut-off Date is September 1, 2011.

The weighted average loan-to-value ratio of the Group II-2 Mortgage Loans at origination was approximately 77.21%. At origination, no Group II-2 Mortgage Loan had a loan-to-value ratio greater than approximately 100.00% or less than approximately 19.78%.

The weighted average remaining term to stated maturity of the Group II-2 Mortgage Loans was approximately 358 months as of the Cut-off Date. None of the Group II-2 Mortgage Loans had a first due date prior to July 1, 2006 or will have a first due date after February 1, 2007 or will have a remaining term to stated maturity of less than 18 months or greater than 119 months as of the Cut-off Date. The latest maturity date of any Group II-2 Mortgage Loan is January 1, 2037.

As of the Cut-off Date, the non-zero weighted average credit score of the Group II-2 Mortgage Loans is approximately 705. No Group II-2 Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 816 or less than 598.

The Group II-2 Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Product Type of the Group II-2 Mortgage Loans
Product Type	Percentage of Pool by Principal Balance	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
2/6 Libor	0.92%	$4,539,197.06	7.330%	20	3.171%	2.951%	1.000%	5.911%
2/6 Libor - 30/40 Balloon	0.19	933,761.43	6.736	21	2.875	3.000	1.000	6.000
2/6 Libor - IO	5.31	26,130,699.22	7.320	21	2.879	3.000	1.000	5.844
3/6 Libor	0.78	3,859,590.54	7.763	33	3.684	4.508	1.503	5.938
3/6 Libor - 30/40 Balloon	0.66	3,265,173.94	7.429	33	3.251	5.809	1.936	6.000
3/6 Libor - IO	6.30	31,011,912.50	7.042	34	3.582	4.785	1.607	5.823
5/1 Libor	0.15	727,197.91	6.924	56	2.250	5.697	2.174	5.697
5/1 Libor - IO	1.69	8,342,620.00	6.757	58	2.274	5.000	2.000	5.000
5/6 Libor	7.14	35,147,287.17	7.275	58	2.927	5.474	1.481	5.509
5/6 Libor - 30/40 Balloon	2.26	11,142,497.38	7.627	57	3.213	5.902	1.902	5.902
5/6 Libor - IO	68.37	336,620,826.94	7.254	58	2.632	5.260	1.318	5.351
71 Libor	0.08	398,882.64	6.375	81	2.250	5.000	2.000	5.000
7/1 Libor - IO	0.62	3,073,200.00	6.557	82	2.250	5.000	2.000	5.000
7/6 Libor	0.39	1,910,932.26	6.460	83	2.398	5.261	1.261	5.261
7/6 Libor - 30/40 Balloon	0.05	247,589.78	6.625	81	3.500	6.000	2.000	6.000
7/6 Libor - IO	2.27	11,159,745.27	6.765	82	2.483	5.498	1.498	5.498
10/1 Libor - IO	0.24	1,198,000.00	6.792	118	2.250	5.000	2.000	5.000
10/6 Libor	0.15	749,321.31	6.933	117	2.250	6.000	2.000	6.000
10/6 Libor - IO	2.42	11,913,189.70	6.697	117	2.339	5.673	1.677	5.673
Total/Weighted Average:	100.00%	$492,371,625.05	7.215%	56	2.735%	5.123%	1.379%	5.450%

Product and Prepayment Penalty of the Group II-2 Mortgage Loans*
Product	1-12 Month Penalty	13-24 Month Penalty	25-36 Month Penalty	37-60 Month Penalty	With Penalty	No Penalty
2 year Arm	2.39% / 6	3.39% / 21	0.11% / 32	0.00% / 0	91.77% / 15	8.23%
3 year Arm	1.53% / 8	0.55% / 22	4.51% / 34	0.00% / 0	85.15% / 27	14.85%
5 year Arm	15.16% / 7	2.67% / 22	34.88% / 34	1.18% / 57	67.69% / 26	32.31%
7 year Arm	0.44% / 5	0.53% / 22	1.58% / 34	0.08% / 57	77.13% / 27	22.87%
10 year Arm	0.25% / 7	0.00% / 0	1.43% / 33	0.00% / 0	59.69% / 29	40.31%
Total/Weighted Average:	19.77% / 7	7.14% / 21	42.51% / 34	1.26% / 57	70.68% / 25	29.32%

*This table includes the percentage of loans with prepayment penalties in Group II-2 and the non-zero weighted average remaining prepayment penalty term in months.

Current Mortgage Rates of the Group II-2 Mortgage Loans

Current Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.251 - 5.500	0.38%	4	$1,866,265.52	5.500%	722	$466,566.38	81.30%	95.27%	68.59%	0.00%
5.501 - 5.750	0.68	7	3,337,600.00	5.678	691	476,800.00	80.00	94.87	16.30	0.00
5.751 - 6.000	3.85	43	18,933,405.48	5.946	716	440,311.76	70.75	79.46	15.53	2.77
6.001 - 6.250	6.27	68	30,875,323.57	6.205	720	454,048.88	72.99	81.80	25.81	5.82
6.251 - 6.500	9.24	107	45,483,123.30	6.455	708	425,075.92	73.96	84.96	30.60	3.95
6.501 - 6.750	10.82	119	53,259,530.15	6.682	708	447,559.08	74.18	85.34	39.07	5.97
6.751 - 7.000	13.00	165	63,997,331.65	6.920	707	387,862.62	75.77	90.11	46.88	8.12
7.001 - 7.250	10.95	149	53,925,495.50	7.200	701	361,916.08	78.60	94.48	37.14	7.08
7.251 - 7.500	10.15	143	49,986,941.28	7.445	696	349,559.03	80.39	94.16	60.37	11.17
7.501 - 7.750	13.57	170	66,791,206.42	7.679	702	392,889.45	78.59	95.53	56.79	15.46
7.751 - 8.000	8.78	126	43,216,304.34	7.914	707	342,986.54	80.04	95.03	65.89	29.13
8.001 - 8.250	4.67	67	22,983,868.30	8.182	694	343,042.81	80.27	98.14	81.48	29.25
8.251 - 8.500	5.00	65	24,638,668.15	8.421	702	379,056.43	78.55	96.98	72.92	35.62
8.501 - 8.750	1.57	22	7,737,808.24	8.674	698	351,718.56	82.00	97.45	65.57	44.50
8.751 - 9.000	0.69	10	3,391,710.98	8.890	717	339,171.10	84.53	96.23	93.87	41.38
9.001 - 9.250	0.07	2	363,267.02	9.250	698	181,633.51	90.00	90.00	100.00	100.00
9.251 - 9.500	0.02	1	81,700.00	9.375	767	81,700.00	95.00	95.00	100.00	100.00
9.501 - 9.750	0.03	1	155,705.00	9.625	695	155,705.00	95.00	95.00	100.00	100.00
9.751 - 10.000	0.27	3	1,346,370.15	9.875	665	448,790.05	86.85	93.15	100.00	100.00
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%
Minimum: 5.500%
Maximum: 9.875%
Weighted Average: 7.215%

Net Mortgage Rates of the Group II-2 Mortgage Loans
Net Mortgage Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4.751 - 5.000	0.05%	1	$243,065.52	5.500%	770	$243,065.52	89.99%	89.99%	0.00%	0.00%
5.001 - 5.250	0.33	3	1,623,200.00	5.500	715	541,066.67	80.00	96.06	78.86	0.00
5.251 - 5.500	0.68	7	3,337,600.00	5.678	691	476,800.00	80.00	94.87	16.30	0.00
5.501 - 5.750	3.85	43	18,933,405.48	5.946	716	440,311.76	70.75	79.46	15.53	2.77
5.751 - 6.000	6.31	69	31,080,159.64	6.211	720	450,437.10	73.16	81.92	26.30	5.78
6.001 - 6.250	9.35	109	46,018,400.79	6.462	708	422,187.16	74.22	85.09	31.41	3.90
6.251 - 6.500	11.11	124	54,707,464.06	6.700	708	441,189.23	74.78	85.65	39.90	5.82
6.501 - 6.750	13.50	173	66,452,316.89	6.954	709	384,117.44	76.56	90.37	48.84	8.56
6.751 - 7.000	11.03	152	54,327,144.38	7.218	702	357,415.42	78.76	94.52	38.39	7.03
7.001 - 7.250	9.92	141	48,819,017.60	7.456	694	346,234.17	79.98	94.09	59.42	11.43
7.251 - 7.500	13.88	176	68,357,370.19	7.709	703	388,394.15	78.89	95.44	57.78	16.07
7.501 - 7.750	8.46	119	41,673,341.13	7.919	705	350,196.14	79.42	94.96	64.63	29.79
7.751 - 8.000	4.55	63	22,418,175.80	8.208	695	355,844.06	79.57	97.89	81.01	34.00
8.001 - 8.250	5.14	66	25,316,638.16	8.490	699	383,585.43	78.77	96.70	73.64	39.56
8.251 - 8.500	1.33	20	6,547,903.92	8.704	700	327,395.20	79.82	98.08	59.32	45.28
8.501 - 8.750	0.43	5	2,092,808.34	8.875	708	418,561.67	80.00	98.96	90.06	13.84
9.501 - 9.750	0.09	1	423,613.15	9.875	714	423,613.15	80.00	100.00	100.00	100.00
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 4.980%
Maximum: 9.615%
Weighted Average: 6.934%

Original Principal Balances of the Group II-2 Mortgage Loans
Original Principal Balance of the Mortgage Loans ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
50,000.01 - 75,000.00	0.08%	6	$394,706.18	7.623%	748	$65,784.36	75.59%	85.55%	50.95%	84.04%
75,000.01 - 100,000.00	0.50	28	2,463,617.55	7.646	722	87,986.34	76.42	88.00	74.03	60.39
100,000.01 - 125,000.00	0.93	40	4,566,452.52	7.698	716	114,161.31	76.07	90.32	63.05	57.72
125,000.01 - 150,000.00	1.76	62	8,652,928.42	7.428	718	139,563.36	77.84	90.56	61.51	40.18
150,000.01 - 175,000.00	2.47	75	12,137,340.55	7.440	710	161,831.21	79.36	91.18	58.72	38.27
175,000.01 - 200,000.00	3.79	100	18,640,992.66	7.501	701	186,409.93	78.89	93.78	61.66	31.01
200,000.01 - 225,000.00	3.70	85	18,210,216.83	7.319	713	214,237.85	80.32	93.55	62.28	28.35
225,000.01 - 250,000.00	3.62	75	17,829,030.46	7.301	703	237,720.41	80.75	95.13	60.02	19.94
250,000.01 - 275,000.00	3.23	61	15,909,788.30	7.373	703	260,816.20	81.08	96.85	70.38	21.27
275,000.01 - 350,000.00	8.93	142	43,957,084.89	7.163	705	309,556.94	77.64	92.39	63.26	19.55
350,000.01 - 450,000.00	15.03	182	73,979,457.84	7.194	705	406,480.54	77.57	91.56	54.45	13.65
450,000.01 - 550,000.00	18.23	181	89,764,348.92	7.113	703	495,935.63	78.56	91.35	47.25	9.99
550,000.01 - 650,000.00	12.29	102	60,509,107.86	6.995	699	593,226.55	76.33	89.34	48.61	4.07
650,000.01 - 750,000.00	4.59	32	22,603,652.06	7.175	697	706,364.13	78.44	92.60	34.07	3.30
750,000.01 - 850,000.00	4.88	30	24,017,854.15	7.243	702	800,595.14	75.18	89.40	20.17	3.23
850,000.01 - 950,000.00	2.19	12	10,777,588.38	7.364	691	898,132.37	77.22	87.28	24.44	8.14
950,000.01 - 1,100,000.00	6.28	31	30,910,592.91	7.306	714	997,115.90	73.11	91.07	48.23	9.64
1,100,000.01 - 1,250,000.00	2.86	12	14,090,344.35	7.527	730	1,174,195.36	74.42	90.57	41.71	8.07
1,250,000.01 - 1,500,000.00	4.26	15	20,956,520.22	7.174	705	1,397,101.35	71.45	85.51	14.32	0.00
1,750,000.01 - 2,000,000.00	0.41	1	2,000,000.00	7.000	712	2,000,000.00	54.79	74.19	0.00	0.00
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: $57,600.00
Maximum: $2,000,000.00
Average: $387,751.76

Cut-off Date Principal Balances of the Group II-2 Mortgage Loans
Principal Balance of the Mortgage Loans as of the Cut-off Date ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.01 - 25,000.00	0.00%	1	$24,600.00	7.375%	719	$24,600.00	80.00%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.10	7	469,609.93	7.384	749	67,087.13	70.72	79.10	58.77	70.63
75,000.01 - 100,000.00	0.50	28	2,466,663.80	7.656	718	88,095.14	77.48	89.05	70.91	60.32
100,000.01 - 125,000.00	0.93	40	4,566,452.52	7.698	716	114,161.31	76.07	90.32	63.05	57.72
125,000.01 - 150,000.00	1.79	63	8,802,874.35	7.431	718	139,728.16	77.87	90.72	60.46	41.20
150,000.01 - 175,000.00	2.47	75	12,162,121.47	7.442	709	162,161.62	79.14	91.05	60.04	36.95
175,000.01 - 200,000.00	3.75	98	18,441,665.81	7.499	701	188,180.26	79.02	93.82	61.38	31.35
200,000.01 - 225,000.00	3.79	87	18,657,739.14	7.318	712	214,456.77	80.55	93.47	63.19	27.67
225,000.01 - 250,000.00	3.53	73	17,381,508.15	7.302	704	238,102.85	80.52	95.26	58.99	20.45
250,000.01 - 275,000.00	3.34	63	16,459,630.30	7.388	703	261,263.97	81.05	96.96	69.70	22.23
275,000.01 - 350,000.00	8.82	140	43,407,242.89	7.155	705	310,051.73	77.61	92.29	63.43	19.17
350,000.01 - 450,000.00	15.03	182	73,979,457.84	7.194	705	406,480.54	77.57	91.56	54.45	13.65
450,000.01 - 550,000.00	18.23	181	89,764,348.92	7.113	703	495,935.63	78.56	91.35	47.25	9.99
550,000.01 - 650,000.00	12.27	101	60,431,157.86	6.996	699	598,328.30	76.33	89.35	48.67	4.07
650,000.01 - 750,000.00	4.59	32	22,603,652.06	7.175	697	706,364.13	78.44	92.60	34.07	3.30
750,000.01 - 850,000.00	4.88	30	24,017,854.15	7.243	702	800,595.14	75.18	89.40	20.17	3.23
850,000.01 - 950,000.00	2.19	12	10,777,588.38	7.364	691	898,132.37	77.22	87.28	24.44	8.14
950,000.01 - 1,100,000.00	6.28	31	30,910,592.91	7.306	714	997,115.90	73.11	91.07	48.23	9.64
1,100,000.01 - 1,250,000.00	2.86	12	14,090,344.35	7.527	730	1,174,195.36	74.42	90.57	41.71	8.07
1,250,000.01 - 1,500,000.00	4.26	15	20,956,520.22	7.174	705	1,397,101.35	71.45	85.51	14.32	0.00
1,750,000.01 - 2,000,000.00	0.41	1	2,000,000.00	7.000	712	2,000,000.00	54.79	74.19	0.00	0.00
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: $24,600.00
Maximum: $2,000,000.00
Average: $387,084.61

Original Terms of the Group II-2 Mortgage Loans
Original Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
360	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Group II-2 Mortgage Loans
Stated Remaining Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Greater than 340	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 353
Maximum: 360
Weighted Average: 358

Months Since Origination of the Group II-2 Mortgage Loans
Months Since Origination	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	1.14%	8	$5,608,100.00	6.878%	706	$701,012.50	76.66%	89.68%	14.68%	0.00%
1	19.17	209	94,395,667.78	6.978	702	451,653.91	75.28	88.56	33.47	11.20
2	37.33	453	183,796,665.99	7.137	706	405,732.15	77.11	91.17	47.89	10.67
3	33.26	487	163,754,233.46	7.372	704	336,250.99	78.58	92.45	59.33	18.25
4 - 6	8.93	112	43,984,897.82	7.522	709	392,722.30	76.59	92.37	51.28	15.63
7 - 9	0.17	3	832,060.00	6.838	709	277,353.33	84.32	89.51	100.00	18.76
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 0
Maximum: 7
Weighted Average: 2

Original Interest Only Terms of the Group II-2 Mortgage Loans
Original Interest Only Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	12.78%	220	$62,921,431.42	7.330%	700	$286,006.51	76.90%	87.81%	63.67%	20.02%
36	0.14	2	676,000.00	5.917	675	338,000.00	80.00	100.00	0.00	0.00
60	9.77	124	48,122,469.91	7.032	704	388,084.43	78.48	91.77	37.69	11.09
84	0.46	4	2,254,000.00	6.871	710	563,500.00	68.01	74.44	39.22	16.15
120	76.85	922	378,397,723.72	7.224	706	410,409.68	77.14	91.75	48.07	12.90
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Non-zero Minimum: 36
Maximum: 120
Non-zero Weighted Average: 113

Original Prepay Penalty Terms of the Group II-2 Mortgage Loans
Original Prepay Penalty Terms (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	29.32%	334	$144,357,261.76	7.244%	707	$432,207.37	76.60%	91.55%	41.86%	7.33%
4	0.10	1	496,800.00	8.000	745	496,800.00	80.00	95.00	0.00	100.00
5	0.12	1	568,000.00	8.250	641	568,000.00	80.00	100.00	100.00	0.00
6	7.08	73	34,859,837.95	7.094	699	477,532.03	75.32	89.69	37.89	6.00
7	1.73	20	8,517,573.11	7.757	694	425,878.66	76.43	92.30	87.46	10.44
11	0.17	1	814,544.28	8.625	715	814,544.28	80.00	100.00	0.00	0.00
12	10.58	162	52,105,577.73	7.539	711	321,639.37	79.37	91.33	58.85	39.58
24	7.14	85	35,157,118.12	7.138	691	413,613.15	73.18	88.26	63.37	11.11
36	42.51	579	209,305,812.91	7.136	706	361,495.36	78.05	91.63	50.21	13.45
60	1.26	16	6,189,099.19	6.559	692	386,818.70	78.37	87.50	20.65	5.96
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Non-zero Minimum: 4
Maximum: 60
Non-zero Weighted Average (Original Prepay Penalty Term): 28
Non-zero Weighted Average (Remaining Prepay Penalty Term): 25

Credit Scores of the Group II-2 Mortgage Loans
Credit Scores	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Not Available	0.70%	14	$3,460,917.60	8.179%	N/A	$247,208.40	76.18%	88.95%	94.97%	11.42%
581 - 600	0.08	1	400,000.00	6.875	598	400,000.00	40.00	40.00	100.00	0.00
601 - 620	0.49	7	2,422,518.88	7.433	617	346,074.13	72.45	78.41	23.21	0.00
621 - 640	7.38	96	36,325,856.39	7.455	630	378,394.34	77.76	88.73	43.90	3.76
641 - 660	10.29	132	50,684,713.24	7.346	650	383,975.10	77.89	92.73	51.00	5.27
661 - 680	13.53	163	66,630,413.17	7.226	670	408,775.54	78.28	93.37	50.77	5.83
681 - 700	16.49	200	81,172,092.28	7.117	690	405,860.46	76.49	91.31	54.87	14.90
701 - 720	15.75	193	77,525,013.72	7.188	709	401,684.01	77.08	90.36	43.97	14.30
721 - 740	9.74	124	47,978,600.81	7.159	729	386,924.20	77.59	92.28	49.03	18.75
741 - 760	10.56	139	52,007,677.19	7.152	750	374,155.95	77.68	93.20	43.03	16.22
761 - 780	8.27	113	40,728,490.05	7.187	769	360,429.12	77.37	91.15	45.70	24.90
781 - 800	5.24	74	25,795,656.57	7.272	787	348,589.95	75.57	87.62	53.18	27.84
Greater than or equal to 801	1.47	16	7,239,675.15	6.680	806	452,479.70	72.33	79.09	58.59	11.62
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Non-zero Minimum: 598
Maximum: 816
Non-zero Weighted Average: 705

Original Loan-to-Value Ratios of the Group II-2 Mortgage Loans
Original Loan-to-Value Ratios (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Less than or equal to 50.00	2.04%	31	$10,027,640.48	6.560%	718	$323,472.27	41.64%	43.14%	60.70%	14.22%
50.01 - 55.00	1.55	12	7,614,257.26	6.569	704	634,521.44	53.50	59.27	31.83	12.98
55.01 - 60.00	2.30	30	11,340,710.84	6.631	705	378,023.69	58.19	61.74	59.86	11.17
60.01 - 65.00	3.85	44	18,968,473.47	6.762	718	431,101.67	63.68	70.50	60.79	27.40
65.01 - 70.00	3.30	33	16,239,917.02	6.816	707	492,118.70	69.07	79.73	36.70	13.98
70.01 - 75.00	13.48	105	66,363,905.63	7.313	702	632,037.20	74.31	91.32	34.95	10.02
75.01 - 80.00	68.06	909	335,098,446.61	7.249	704	368,645.16	79.88	95.85	47.50	12.15
80.01 - 85.00	0.36	7	1,762,147.51	7.182	708	251,735.36	83.47	83.47	100.00	33.62
85.01 - 90.00	1.60	33	7,901,276.27	8.170	700	239,432.61	89.66	89.66	96.92	65.47
90.01 - 95.00	2.44	47	11,989,986.85	7.721	708	255,106.10	94.91	94.91	100.00	23.41
95.01 - 100.00	1.03	21	5,064,863.11	7.612	716	241,183.96	99.82	99.82	87.00	0.00
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 19.78%
Maximum: 100.00%
Weighted Average: 77.21%

Documentation Types of the Group II-2 Mortgage Loans
Documentation Types (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Full Documentation	4.61%	70	$22,700,771.93	6.636%	703	$324,296.74	76.88%	88.31%	0.00%	7.89%
Alternate Documentation	0.52	5	2,558,891.69	6.692	705	511,778.34	73.20	90.53	0.00	0.00
Reduced Documentation	45.65	495	224,755,811.68	7.035	706	454,052.14	76.49	91.28	0.00	11.54
Lite Documentation	0.28	3	1,388,791.67	6.507	711	462,930.56	80.00	93.53	0.00	0.00
Stated/Stated	6.36	75	31,338,385.37	7.390	710	417,845.14	76.25	92.11	100.00	12.97
No Ratio	32.54	451	160,238,240.11	7.471	703	355,295.43	79.45	93.96	100.00	15.06
No Documentation	10.03	173	49,390,732.60	7.410	708	285,495.56	74.06	82.46	100.00	22.62
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%
Loan Purpose of the Group II-2 Mortgage Loans
Loan Purpose	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Purchase	74.25%	1029	$365,577,023.19	7.333%	707	$355,274.08	79.66%	96.00%	51.93%	15.22%
Rate Term Refinance	6.88	61	33,895,141.82	6.734	704	555,658.06	71.86	82.39	25.63	9.52
Cashout Refinance	18.87	182	92,899,460.04	6.927	697	510,436.59	69.51	75.43	45.69	8.86
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Occupancy Status of the Group II-2 Mortgage Loans
Occupancy Status	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Owner Occupied	76.81%	878	$378,208,110.56	7.072%	699	$430,760.95	77.14%	91.46%	44.46%	0.00%
Second Home	9.56	130	47,063,928.51	7.582	721	362,030.22	77.24	91.71	71.06	0.00
Investor	13.63	264	67,099,585.98	7.768	726	254,165.10	77.55	89.27	58.66	100.00
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Property Types of the Group II-2 Mortgage Loans
Property Types	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
PUD	27.52%	336	$135,498,512.38	7.264%	707	$403,269.38	78.30%	92.88%	47.79%	13.68%
Single Family	55.81	658	274,794,558.85	7.159	700	417,620.91	76.23	90.23	49.14	10.58
Condominium (Low Rise)	9.25	189	45,543,466.15	7.425	713	240,970.72	79.91	92.70	59.09	20.94
Condominium (High Rise)	0.77	13	3,781,412.29	7.347	717	290,877.87	78.75	88.99	50.56	28.69
Condotel	0.63	6	3,091,840.00	6.757	742	515,306.67	78.56	80.37	17.79	0.00
2-Family	2.82	39	13,887,501.09	7.115	711	356,089.77	77.94	93.82	43.15	27.11
3-Family	1.04	9	5,125,058.98	7.266	720	569,451.00	73.87	87.20	47.73	35.64
4-Family	2.06	19	10,156,579.70	7.384	739	534,556.83	76.68	90.04	28.87	31.60
Townhouse	0.10	3	492,695.61	6.840	723	164,231.87	78.06	90.52	86.20	13.80
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Geographic Distribution of the Group II-2 Mortgage Loans
Geographic Distribution	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
California	45.42%	454	$223,651,444.15	7.119%	702	$492,624.33	75.98%	89.99%	42.06%	6.78%
Nevada	14.58	222	71,770,213.69	7.227	713	323,289.25	78.56	94.64	48.65	16.90
Florida	11.14	205	54,850,283.35	7.535	703	267,562.36	81.45	90.93	74.97	21.33
New York	4.89	39	24,088,580.01	6.577	713	617,655.90	73.51	88.47	27.19	12.53
Arizona	3.04	47	14,953,511.61	7.577	704	318,159.82	77.71	90.08	61.90	29.03
Virginia	2.79	36	13,716,389.22	7.067	688	381,010.81	80.69	92.90	59.08	19.49
Utah	2.34	23	11,511,957.54	7.474	730	500,519.89	77.60	96.73	66.22	8.35
Colorado	2.32	35	11,416,685.27	7.544	719	326,191.01	78.02	96.71	35.77	48.04
Maryland	2.30	30	11,339,150.87	7.185	700	377,971.70	80.45	92.25	80.17	5.58
Illinois	1.65	36	8,121,225.31	7.854	697	225,589.59	82.23	96.50	53.14	27.15
Other	9.54	145	46,952,184.03	7.292	703	323,808.17	74.81	89.24	46.51	18.75
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Months to Next Rate Adjustment Date of the Group II-2 Mortgage Loans
Months to Next Rate Adjustment Date	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
13 - 24	6.42%	77	$31,603,657.71	7.304%	691	$410,437.11	74.82%	91.50%	70.18%	14.68%
25 - 36	7.75	125	38,136,676.98	7.148	695	305,093.42	79.96	95.57	63.66	10.00
37 - 60	79.61	1017	391,980,429.40	7.255	706	385,428.15	77.77	91.81	46.93	13.87
61 - 84	3.41	33	16,790,349.95	6.681	718	508,798.48	68.51	75.42	46.68	11.42
85 - 120	2.82	20	13,860,511.01	6.718	725	693,025.55	69.67	79.62	19.74	17.16
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Maximum: 18
Maximum: 119
Weighted Average: 56

First Periodic Rate Cap of the Group II-2 Mortgage Loans
First Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
1.751 - 2.000	0.10%	1	$472,000.00	7.625%	637	$472,000.00	80.00%	85.00%	100.00%	0.00%
2.501 - 2.750	0.13	1	615,856.54	6.625	685	615,856.54	65.00	65.00	100.00	0.00
2.751 - 3.000	11.27	138	55,502,743.49	7.145	694	402,193.79	75.75	93.15	54.65	10.01
4.751 - 5.000	52.88	628	260,347,000.79	7.305	708	414,565.29	76.88	92.27	43.66	15.46
5.001 - 5.250	0.26	1	1,258,775.00	6.125	742	1,258,775.00	70.00	89.30	0.00	0.00
5.751 - 6.000	35.37	503	174,175,249.23	7.113	704	346,272.86	78.24	89.05	55.05	12.23
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 2.000%
Maximum: 6.000%
Weighted Average: 5.123%

Subsequent Periodic Rate Cap of the Group II-2 Mortgage Loans
Subsequent Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	62.10%	742	$305,769,667.06	7.301%	705	$412,088.50	76.76%	92.89%	46.49%	14.66%
1.751 - 2.000	37.80	529	186,094,793.24	7.076	705	351,786.00	77.93	88.35	52.83	11.97
2.001 - 2.250	0.10	1	507,164.75	7.000	717	507,164.75	80.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 1.000%
Maximum: 2.250%
Weighted Average: 1.379%

Lifetime Rate Cap of the Group II-2 Mortgage Loans
Lifetime Rate Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.751 - 3.000	0.08%	1	$405,600.00	7.375%	674	$405,600.00	80.00%	100.00%	100.00%	0.00%
4.751 - 5.000	55.09	652	271,246,835.74	7.266	708	416,022.75	76.88	92.27	43.23	15.07
5.751 - 6.000	44.73	617	220,251,497.22	7.152	702	356,971.63	77.60	89.81	55.98	11.91
6.751 - 7.000	0.04	1	211,692.10	7.625	717	211,692.10	80.00	95.00	0.00	0.00
10.751 - 11.000	0.05	1	255,999.99	7.000	679	255,999.99	80.00	100.00	0.00	0.00
Total/Weighted Average:	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 3.000%
Maximum: 11.000%
Weighted Average: 5.450%

Gross Margin of the Group II-2 Mortgage Loans
Gross Margin (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.001 - 2.250	44.56%	569	$219,394,836.65	7.375%	714	$385,579.68	76.56%	92.55%	48.00%	17.56%
2.251 - 2.500	17.02	158	83,794,378.45	6.594	706	530,344.17	74.65	85.93	25.26	3.73
2.501 - 2.750	6.79	74	33,422,894.79	7.232	682	451,660.74	76.33	93.04	39.88	8.69
2.751 - 3.000	13.47	212	66,300,061.75	7.440	693	312,736.14	79.97	91.34	80.83	15.44
3.001 - 3.250	4.37	47	21,538,245.80	6.547	700	458,260.55	76.41	88.23	17.74	4.85
3.251 - 3.500	4.08	61	20,071,860.59	7.277	703	329,046.89	77.59	88.67	72.05	20.49
3.501 - 3.750	1.11	21	5,457,529.00	7.925	730	259,882.33	89.30	94.62	84.55	34.58
3.751 - 4.000	1.38	24	6,817,808.77	7.794	685	284,075.37	84.59	93.99	82.97	22.38
4.001 - 4.250	1.18	16	5,819,132.27	7.838	703	363,695.77	82.81	96.22	57.39	3.71
4.251 - 4.500	0.90	14	4,437,520.43	7.513	709	316,965.75	81.82	96.23	61.28	3.40
4.501 - 4.750	0.61	5	2,979,018.64	7.389	686	595,803.73	76.90	88.54	76.23	0.00
4.751 - 5.000	3.17	55	15,632,505.71	7.133	695	284,227.38	79.09	96.51	47.64	15.68
5.001 - 5.250	0.33	5	1,613,899.98	7.215	719	322,780.00	80.00	93.75	65.43	0.00
5.251 - 5.500	0.45	5	2,209,669.07	7.485	728	441,933.81	77.31	99.38	10.76	6.15
5.501 - 5.750	0.04	1	214,050.00	7.625	755	214,050.00	79.99	99.98	100.00	0.00
5.751 - 6.000	0.54	5	2,668,213.15	8.028	646	533,642.63	80.00	88.58	64.91	29.08
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 2.250%
Maximum: 6.000%
Weighted Average: 2.735%

Minimum Mortgage Rates of the Group II-2 Mortgage Loans
Minimum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
2.001 - 2.250	33.06%	381	$162,782,021.05	7.219%	710	$427,249.40	75.80%	90.71%	46.81%	12.67%
2.251 - 2.500	18.76	194	92,380,222.40	6.712	705	476,186.71	75.03	87.03	27.26	5.70
2.501 - 2.750	10.76	133	52,959,319.20	7.374	702	398,190.37	77.09	94.75	40.76	14.38
2.751 - 3.000	15.56	249	76,603,196.37	7.506	699	307,643.36	79.82	92.20	77.85	19.44
3.001 - 3.250	5.83	73	28,703,796.54	6.953	702	393,202.69	77.19	90.64	32.68	14.75
3.251 - 3.500	5.31	79	26,144,158.57	7.486	709	330,938.72	77.77	90.92	67.16	25.48
3.501 - 3.750	1.40	24	6,911,993.28	7.956	726	287,999.72	87.34	95.75	73.18	27.30
3.751 - 4.000	1.60	26	7,884,557.87	7.686	689	303,252.23	83.62	94.47	71.75	25.95
4.001 - 4.250	1.04	14	5,139,132.27	7.841	705	367,080.88	83.19	95.72	64.98	4.20
4.251 - 4.500	0.90	14	4,437,520.43	7.513	709	316,965.75	81.82	96.23	61.28	3.40
4.501 - 4.750	0.64	6	3,131,383.06	7.407	691	521,897.18	77.05	89.10	77.39	4.87
4.751 - 5.000	3.08	54	15,160,505.71	7.118	697	280,750.11	79.06	96.87	46.01	16.17
5.001 - 5.250	0.36	6	1,761,899.98	7.239	716	293,650.00	80.00	93.85	68.34	0.00
5.251 - 5.500	0.45	5	2,209,669.07	7.485	728	441,933.81	77.31	99.38	10.76	6.15
5.501 - 5.750	0.04	1	214,050.00	7.625	755	214,050.00	79.99	99.98	100.00	0.00
5.751 - 6.000	0.54	5	2,668,213.15	8.028	646	533,642.63	80.00	88.58	64.91	29.08
6.501 - 6.750	0.12	2	568,800.00	6.674	695	284,400.00	80.00	87.85	60.76	0.00
6.751 - 7.000	0.11	1	524,000.00	6.000	702	524,000.00	80.00	100.00	0.00	0.00
7.251 - 7.500	0.08	1	416,000.00	7.500	673	416,000.00	80.00	100.00	100.00	0.00
7.501 - 7.750	0.16	2	812,000.00	7.625	653	406,000.00	80.00	91.28	58.13	0.00
7.751 - 8.000	0.07	1	340,000.00	8.000	714	340,000.00	80.00	100.00	0.00	0.00
8.001 - 8.250	0.13	1	619,186.10	8.125	688	619,186.10	79.90	99.90	100.00	0.00
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 2.250%
Maximum: 8.125%
Weighted Average: 2.835%

Maximum Mortgage Rates of the Group II-2 Mortgage Loans
Maximum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
10.251 - 10.500	0.41%	4	$2,028,800.00	5.875%	707	$507,200.00	80.00%	96.85%	83.08%	0.00%
10.501 - 10.750	0.58	6	2,853,600.00	5.687	690	475,600.00	80.00	94.85	19.06	0.00
10.751 - 11.000	2.21	24	10,894,525.41	5.965	716	453,938.56	71.16	80.66	13.69	2.85
11.001 - 11.250	3.74	35	18,403,338.58	6.206	724	525,809.67	75.05	84.64	24.71	5.43
11.251 - 11.500	4.08	41	20,076,734.56	6.439	715	489,676.45	71.42	80.40	33.21	6.03
11.501 - 11.750	4.77	44	23,494,150.98	6.666	700	533,957.98	73.95	83.49	29.11	1.72
11.751 - 12.000	8.15	97	40,110,984.72	6.716	711	413,515.31	75.85	88.94	32.90	7.53
12.001 - 12.250	8.52	113	41,939,431.20	6.901	701	371,145.41	75.55	89.74	21.87	8.31
12.251 - 12.500	9.87	131	48,616,631.05	6.930	699	371,119.32	77.50	91.93	37.40	8.46
12.501 - 12.750	14.98	178	73,736,029.75	7.269	710	414,247.36	76.48	92.61	48.27	11.97
12.751 - 13.000	12.03	162	59,223,550.32	7.386	710	365,577.47	76.35	92.55	58.67	17.52
13.001 - 13.250	8.12	114	39,979,734.69	7.567	708	350,699.43	79.51	95.85	67.61	16.86
13.251 - 13.500	9.22	122	45,397,031.85	7.860	701	372,106.82	79.97	94.80	70.84	20.04
13.501 - 13.750	5.31	75	26,147,828.02	7.791	696	348,637.71	79.89	94.34	68.27	22.20
13.751 - 14.000	3.44	53	16,959,501.03	7.984	696	319,990.59	82.04	91.53	78.29	28.83
14.001 - 14.250	1.60	23	7,879,182.90	8.173	671	342,573.17	81.22	97.01	75.84	14.10
14.251 - 14.500	1.10	20	5,438,800.79	8.431	686	271,940.04	81.52	94.38	85.44	31.86
14.501 - 14.750	0.99	15	4,894,536.06	8.629	682	326,302.40	83.17	95.76	72.08	39.20
14.751 - 15.000	0.51	8	2,517,804.13	9.064	702	314,725.52	86.10	95.78	91.74	61.07
15.001 - 15.250	0.07	2	363,267.02	9.250	698	181,633.51	90.00	90.00	100.00	100.00
15.251 - 15.500	0.02	1	81,700.00	9.375	767	81,700.00	95.00	95.00	100.00	100.00
15.501 - 15.750	0.03	1	155,705.00	9.625	695	155,705.00	95.00	95.00	100.00	100.00
15.751 - 16.000	0.19	2	922,757.00	9.875	643	461,378.50	90.00	90.00	100.00	100.00
17.751 - 18.000	0.05	1	255,999.99	7.000	679	255,999.99	80.00	100.00	0.00	0.00
Total/Weighted Average	100.00%	1,272	$492,371,625.05	7.215%	705	$387,084.61	77.21%	91.18%	48.94%	13.63%

Minimum: 10.375%
Maximum: 18.000%
Weighted Average: 12.665%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

The Indices on the Group II Mortgage Loans

Six-Month LIBOR. Approximately 96.89% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

	Six-Month LIBOR
	2001	2002	2003	2004	2005	2006
January	5.26250%	2.03375%	1.34875%	1.21375%	2.96000%	4.81000%
February	4.90750	2.03000	1.34000	1.17000	3.16000	4.99000
March	4.71000	2.33000	1.23125	1.16000	3.40000	5.14000
April	4.30250	2.12000	1.29000	1.38000	3.40875	5.22000
May	3.98000	2.08000	1.21375	1.57750	3.53750	5.33000
June	3.90875	1.95625	1.11938	1.94000	3.71000	5.58938
July	3.68875	1.87000	1.14625	1.98000	3.92375	5.51000
August	3.45250	1.79500	1.19750	1.99000	4.05500	5.43125
September	2.52250	1.71000	1.18000	2.19625	4.23063	5.37000
October	2.14625	1.60000	1.23000	2.31250	4.46625	5.38750
November	2.03000	1.46875	1.25875	2.63500	4.60063
December	1.98125	1.38000	1.22000	2.78063	4.70000
One-Year LIBOR. Approximately 3.11% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

	One-Year LIBOR
	2001	2002	2003	2004	2005	2006
January	5.17375%	2.49125%	1.45000%	1.47625%	3.26125%	4.94000%
February	4.88375	2.43000	1.38125	1.36750	3.53000	5.15000
March	4.66750	3.00250	1.28000	1.35125	3.84500	5.28750
April	4.44125	2.63375	1.35750	1.83000	3.68625	5.33063
May	4.24250	2.59125	1.21125	2.05750	3.78000	5.42625
June	4.18375	2.28625	1.19000	2.46250	3.88000	5.69313
July	3.82000	2.09000	1.26625	2.43375	4.16250	5.53938
August	3.56375	1.89625	1.43000	2.30000	4.24000	5.41000
September	2.64250	1.72500	1.30000	2.48250	4.44000	5.29750
October	2.27188	1.63625	1.48000	2.54625	4.72000	5.34125
November	2.38625	1.72750	1.56250	2.98000	4.79000
December	2.44250	1.44938	1.45688	3.10000	4.83875

In the event that the Index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the servicer, to the extent that it is permissible under the terms of the related Mortgage and mortgage note.

The Originator

The principal originator of the Group II Mortgage Loans is Silver State Financial Services, Inc., d/b/a Silver State Mortgage, which originated approximately 31.72% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date. The remainder of the Group II Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date.

None of the originators are affiliated with the depositor, the sponsor or the underwriters. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth herein, the depositor makes no statements as to the originators with respect to the foregoing. The depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

Silver State Financial Services, Inc., d/b/a Silver State Mortgage

Silver State Financial Services, Inc., d/b/a Silver State Mortgage (“Silver State Mortgage”) was incorporated in the state of Nevada on June 29, 1994 and operates as a mortgage banking corporation. Silver State Mortgage originates, warehouses, and markets residential real estate mortgage loans in the 15 states in the country including California, Arizona, Texas, Florida and Washington and Mid-Atlantic States. The company operates both retail and wholesale loan operations in those states. Currently, wholesale production represents 58% of Silver State Mortgage’s Production in 2006.

Silver State Mortgage funded $1.3 billion in loans for the 2004 fiscal year. This was an increase from $724 million in 2003. In 2005, Silver State Mortgage originated over $3 billion and is expected to have originated $4.5 billion in 2006.

Silver State Mortgage has experienced significant growth in the past few years. This growth is due to a variety of factors, including hiring/contracting high-volume loan officers, excellent networking with key local centers of influence, an aggressive management style, and good local and national mortgage market conditions.

Underwriting Standards of Silver State Mortgage

Silver State Mortgage is primarily an Alt-A Lender with 85% of our Production representing this Product.

Silver State Mortgage’s Product Guidelines are for the most part a derivative of the 3 major buyers of Alt-A paper, Lehman Brothers (Aurora), Credit Suisse, and Bear Sterns. We also offer Jumbo A Fixed Rate and Arms Programs in addition FNMA and FHLMC Conforming Fixed Rate and Arm Programs.

Silver State Mortgage’s underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower’s employer or through analysis of copies of borrower’s federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower’s credit history or non-traditional credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

Based on the data provided in the application and certain verifications (if required), a determination will have been made that the borrower’s monthly income (if required to be stated or verified) should be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria including, but not limited to, the loan-to-value ratio of the mortgage loan or the amount of liquid assets available to the borrower after origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the Originator.

The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Quality Control

Silver State Mortgage outsources the quality control function to The Stone Hill Group based out of Atlanta, Georgia.  While Silver State Mortgage maintains quality control policies that are in compliance with FNMA and FHLMC requirements, the actual loan selections and loan reviews are completed by The Stone Hill Group.

Underwriting Standards of the Sponsor

All of the Group II Mortgage Loans have been purchased by the sponsor from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section.

All of the Group II Mortgage Loans are “conventional mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Department of Veteran Affairs (“VA”)).

The underwriting standards applicable to the Group II-2 Mortgage Loans typically differ from, and are, with respect to a substantial number of Group II-2 Mortgage Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, credit score, required documentation, interest rates, borrower occupancy of the mortgaged property, and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Group II-2 Mortgage Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this free writing prospectus are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished certain information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable compensating factors, income and/or assets may not be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage not in excess of 60% of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including, without limitation, the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Approximately 5.69% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and have mortgage insurance. None of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and do not have mortgage insurance. Generally, no such mortgage insurance policy will be required with respect to any such Group II Mortgage Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraised value. All of the insurers that have issued mortgage insurance policies with respect to the Group II Mortgage Loans meet Fannie Mae or Freddie Mac standards or are otherwise acceptable to the Rating Agencies.

The adequacy of the Mortgaged Property as security for repayment of the related Group II Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the Mortgaged Property and to verify whether the Mortgaged Property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Modified Standards

In comparison to the “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under an “alternative” mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a credit score who hold certain types of visas and have acceptable credit references (such Group II Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum “combined” loan-to-value ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with loan-to-value ratios in excess of 80% without the requirement to obtain mortgage insurance if such loans are secured by investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3.00% is required, mortgage loans may be originated with loan-to-value ratios between 95.01% and 97.00% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for mortgage insurance coverage. In addition, under a program available to eligible borrowers who meet certain underwriting criteria, mortgage loans may be originated with loan-to-value ratios of up to 100% with no down payment or a nominal down payment.

Certain of the Group II Mortgage Loans have been originated under reduced documentation, no-documentation or no-ratio programs, which require less documentation and verification than do traditional full documentation programs. Generally, under a reduced documentation program, verification of either a borrower's income or assets, but not both, is undertaken by the originator. Under a no-ratio program, certain borrowers with acceptable compensating factors will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. The underwriting for such Group II Mortgage Loans may be based primarily or entirely on an appraisal of the Mortgaged Property, the loan-to-value ratio at origination and/or the borrower’s credit score.

Investors should note that changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Group II Mortgage Loans included in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Group II Mortgage Loans.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 450 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Additional Information Concerning the Group II Mortgage Loans

The description in this free writing prospectus of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Group II Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Group II Mortgage Loans may vary.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates offered pursuant to this free writing prospectus consist of (i) the Class II-1-A Certificates (also referred to in this free writing prospectus as the “Group II-1 Senior Certificates”) and the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates (also referred to in this free writing prospectus collectively as the “Group II-2 Senior Certificates” and, together with the Group II-1 Senior Certificates, the “Senior Certificates”), (ii) the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates (also referred to in this free writing prospectus collectively as the “Mezzanine Certificates”), (iii) the Class II-X Certificates, (iv) the Class II-P Certificates, (v) the Class II-R Certificates and (vi) the Class II-R-X Certificates (together with the Class II-R Certificates, the “Residual Certificates”). The trust will also issue other classes of certificates pursuant to the pooling and servicing agreement which are not described in this free writing prospectus because distributions on those certificates will not be made from amounts received or advanced on the Group II Mortgage Loans or from amounts received under the Interest Rate Swap Agreement. The Senior Certificates and the Mezzanine Certificates are collectively referred to in this free writing prospectus as the “Offered Certificates”. We are not offering the Class II-X, Class II-P or Residual Certificates by this free writing prospectus.

The Class II-P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Group II Mortgage Loans.

The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to certain certificates not being offered by this free writing prospectus, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the Closing Date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Home Equity Loan, Inc., Series 2007-1, for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Glossary of Terms (All amounts and percentages in this section are subject to a permitted variance of plus or minus 10%)

“Aggregate Loan Balance” with respect to any distribution date, will be equal to the aggregate of the Stated Principal Balances of the Group II Mortgage Loans as of the last day of the related Due Period.

“Aggregate Loan Group Balance” with respect to any distribution date and either the Group II-1 Mortgage Loans or the Group II-2 Mortgage Loans, will be equal to the aggregate of the Stated Principal Balances of the Group II Mortgage Loans in the related loan group as of the last day of the related Due Period.

“Basis Risk Shortfall” with respect to any class of Offered Certificates and any distribution date, the sum of:

(1) the excess, if any, of the related Current Interest (calculated without regard to the related Net Funds Cap) over the related Current Interest (as it may have been limited by the related Net Funds Cap) for the applicable distribution date;

(2) any amount described in clause (1) remaining unpaid from prior distribution dates; and

(3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the related Maximum Interest Rate and (z) the Cap Rate.

“Cap Rate” with respect to the Offered Certificates, 11.00% per annum.

“Carryforward Interest” with respect to any class of Offered Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding distribution date and (B) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding distribution date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

“Certificate Margin” with respect to each distribution date on or prior to the first possible optional termination date, the Certificate Margins for the Class II-1-A, Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A, Class II-2-A-4B, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates are ___%, ___%, ___%, ___%, ____%, ___%, ___%, ___%, ___%, ___%, ___%, ___%, ___%, ___%, and ____%, respectively. With respect to each distribution date following the first possible optional termination date, the Certificate Margin for each class of Senior Certificates will be equal to twice the initial Certificate margin for such class, and the Certificate Margin for each class of Mezzanine Certificates will be equal to the lesser of (i) twice the initial Certificate Margin for such class and (ii) the initial Certificate Margin for such class plus 0.50%.

“Certificate Principal Balance” with respect to any class of Offered Certificates and any distribution date, is the original certificate principal balance of such class less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) Applied Loss Amounts (as defined under “—Credit Enhancement” in this free writing prospectus) previously allocated to that class; provided, however, that the Certificate Principal Balance of each class of Offered Certificates (including any such class of Offered Certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the amount of Subsequent Recoveries received with respect to the Group II Mortgage Loans on any distribution date in the following order: first, to the Senior Certificates of the loan group to which the Subsequent Recovery relates, on a pro rata basis (with respect to the Group II-2 Senior Certificates), based on the related amount of Applied Loss Amounts allocated thereto, and then to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, in each case up to the related amount of Applied Loss Amounts but only to the extent that the Certificate Principal Balance has not previously been increased due to other Subsequent Recoveries and that any such Applied Loss Amount has not been paid to such class of Offered Certificates as a Deferred Amount with Monthly Excess Cashflow as described under “—Credit Enhancement—Overcollateralization” in this free writing prospectus or a Net Swap Payment paid by the Swap Provider and available for this purpose as described under “The Interest Rate Swap Agreement” in this free writing prospectus. The Certificate Principal Balance of the Class II-X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group II Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates.

“Class II-2-A-1 Allocation Percentage” with respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the Certificate Principal Balances of the Class II-2-A-1A Certificates and the Class II-2-A-1B Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group II-2 Senior Certificates, in each case immediately prior to that Distribution Date.

“Class II-M-1 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 88.27% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-2 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class II-M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 90.85% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-3 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class II-M-1 Certificates and Class II-M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 92.50% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-4 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 93.87% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-5 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 95.05% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-6 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.12% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-7 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 97.12% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Class II-M-8 Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 98.50% and (ii) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

“Compensating Interest” with respect to any distribution date and (i) the servicer, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group II Mortgage Loans and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related distribution date occurs and ending on the last day of such month, and (b) one-half of the aggregate Servicing Fee due the servicer on the Group II Mortgage Loans for such distribution date and (ii) the master servicer, any Prepayment Interest Shortfall required to be funded by the servicer pursuant to clause (i) of this definition and not funded by the servicer, up to the aggregate master servicing fee (exclusive of the portion of such fee payable to the credit risk manager) due to the master servicer for such distribution date.

“Current Interest” with respect to any class of Offered Certificates and any distribution date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Offered Certificates the Current Interest will be reduced by a pro rata portion of any related Net Interest Shortfalls to the extent not covered by excess interest.

“Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Group II Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to Deficient Valuation or any reduction that results in permanent forgiveness of principal.

“Deficient Valuation” with respect to any Group II Mortgage Loan, is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the outstanding indebtedness under the Group II Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

“Deferred Amount” with respect to any class of Offered Certificates and any distribution date, will equal the amount, if any, by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries. No interest will be paid on Deferred Amounts.

“Delinquency Rate” with respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Group II Mortgage Loans 60 or more days delinquent (including all Group II Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group II Mortgage Loans as of the close of business on the last day of such month.

“Due Period” with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Expense Fee Rate” with respect to each Group II Mortgage Loan, the aggregate amount, calculated on a weighted average basis, of the annual rate at which the fee to the servicer, the master servicer and the rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated.

“Group II-1 Allocation Amount” with respect to any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-1 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.

“Group II-1 Allocation Percentage” with respect to any distribution date, the Aggregate Loan Group Balance of the Group II-1 Mortgage Loans divided by the Aggregate Loan Balance of the Group II Mortgage Loans, in each case as of the first day of the related Due Period.

Group II-1 Excess Interest Amount” with respect to any distribution date, the product of the Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) under “Description of the Certificates—Credit Enhancement—Overcollateralization” in this free writing prospectus and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-1 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.

“Group II-1 Maximum Interest Rate” with respect to any distribution date and the Group II-1 Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Group II-1 Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Group II-1 Mortgage Loans. The calculation of the Group II-1 Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

“Group II-2 Allocation Amount” with respect to any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-2 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.

“Group II-2 Allocation Percentage” with respect to any distribution date, the Aggregate Loan Group Balance of the Group II-2 Mortgage Loans divided by the Aggregate Loan Balance of the Group II Mortgage Loans, in each case as of the first day of the related Due Period.

“Group II-2 Excess Interest Amount” with respect to any distribution date, the product of the Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) under “Description of the Certificates—Credit Enhancement—Overcollateralization” in this free writing prospectus and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-2 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.

“Group II-2 Maximum Interest Rate” with respect to any distribution date and the Group II-2 Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Group II-2 Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Group II-2 Mortgage Loans. The calculation of the Group II-2 Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

“Interest Accrual Period” with respect to the Offered Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related distribution date.

“Interest Remittance Amount” with respect to any distribution date and the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans, an amount generally equal to the sum, without duplication, of

•	scheduled interest payments (other than Payaheads) and advances on the related Group II Mortgage Loans due during the related Due Period,

•	the interest portion of Payaheads previously received and intended for application in the related Due Period,

•
the interest portion of all prepayments in full (net of payoff interest for such distribution date) and partial prepayments received on the related Group II Mortgage Loans during the related Prepayment Period,

•	all Compensating Interest,

•
the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any related Group II Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Group II Mortgage Loans, and

•
Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Group II Mortgage Loans during the related Due Period, to the extent allocable to interest, minus

•	amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager as provided in the pooling and servicing agreement.

“Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Group II Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Group II Mortgage Loans being limited pursuant to the provisions of the Relief Act.

“Insurance Proceeds” are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“ISDA Master Agreement” is the ISDA Master Agreement dated as of the Closing Date, as amended and supplemented from time to time, between the Swap Provider and the trustee in its capacity as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”).

“Liquidated Mortgage Loan” means a defaulted Group II Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Group II Mortgage Loan have been recovered.

“Liquidation Proceeds” means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Group II Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Property acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Group II Mortgage Loan, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such Mortgaged Property.

“Maximum Interest Rate” with respect to any distribution date and the Offered Certificates, the Group II-1 Maximum Interest Rate, the Group II-2 Maximum Interest Rate or the Mezzanine Maximum Interest Rate, as applicable.

“Mezzanine Maximum Interest Rate” with respect to any distribution date and the Mezzanine Certificates, an annual rate equal to the weighted average of the Group II-1 Maximum Interest Rate and the Group II-2 Maximum Interest Rate weighted on the basis of the Stated Principal Balance of the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans as of the first day of the related Due Period.

“Monthly Excess Cashflow” with respect to any distribution date, the Monthly Excess Interest for such distribution date, plus amounts applied pursuant to clauses I(N) and II(L) under “—Distributions of Principal” in this free writing prospectus.

“Net Funds Cap” with respect to any distribution date and the Group II-1 Certificates, a fraction, expressed as a percentage, the numerator of which is the product of (I) (a) the related Optimal Interest Remittance Amount for such distribution date, minus (b) the sum of (1) the Group II-1 Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such distribution date, and (2) the Group II-1 Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such distribution date, and (II) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Group II-1 Mortgage Loans for the immediately preceding distribution date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

With respect to any distribution date and the Group II-2 Certificates, a fraction, expressed as a percentage, the numerator of which is the product of (I) (a) the related Optimal Interest Remittance Amount for such Distribution Date, minus (b) the sum of (1) the Group II-2 Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such distribution date and (2) the Group II-2 Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such distribution date, and (II) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Group II-2 Mortgage Loans for the immediately preceding distribution date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

With respect to any distribution date and the Mezzanine Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the outstanding Aggregate Loan Group Balance of each loan group as of the first day of the related Due Period the current aggregate Certificate Principal Balance of the related Senior Certificates) of the Net Funds Cap for the Group II-1 Certificates and the Net Funds Cap for the Group II-2 Certificates.

“Net Interest Shortfalls” means Interest Shortfalls net of payments by the servicer or master servicer in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a Group II Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the servicer and advances and expenses incurred by the servicer in connection with the liquidation of such Group II Mortgage Loan and the related Mortgaged Property.

“Net Mortgage Rate” with respect to any Group II Mortgage Loan, the interest rate set forth in the related mortgage note minus the Expense Fee Rate.

“One-Month LIBOR” means a per annum rate based on the London interbank offered rate for one month dollar deposits and calculated as described under “—Calculation of One-Month LIBOR” in this free writing prospectus.

“Optimal Interest Remittance Amount” with respect to any distribution date and the Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the related Group II Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the related Group II Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the related Group II Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

“Overcollateralization Amount” with respect to any distribution date, the excess, if any, of (a) the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the Offered Certificates on such distribution date (after taking into account the payment of 100% of the Principal Remittance Amount on such distribution date).

“Overcollateralization Deficiency Amount” with respect to any distribution date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Certificate Principal Balance of the Offered Certificates resulting from the payment of the Principal Remittance Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

“Overcollateralization Release Amount” with respect to any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such distribution date.

“Pass-Through Rate” with respect to each class of Offered Certificates, the least of (i) the sum of One-Month LIBOR plus the related Certificate Margin, (ii) the related Net Funds Cap, (iii) the Cap Rate and (iv) the related Maximum Interest Rate.

“Payahead” means any scheduled payment on a Group II Mortgage Loan intended by the related mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

“Prepayment Period” with respect to any distribution date, the 14th day of the immediately preceding calendar month (or, with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which such distribution date occurs.

“Principal Payment Amount” with respect to any distribution date and the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans will be equal to the Principal Remittance Amount for such distribution date minus the Overcollateralization Release Amount, if any, for such distribution date, pro rata based on the Principal Remittance Amount derived from the related Group II Mortgage Loans.

“Principal Remittance Amount” with respect to each distribution date and the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans, is equal to the sum of (i) the scheduled principal payments on the related Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the related Group II Mortgage Loans; (iv) the principal portion of Payaheads previously received on the related Group II Mortgage Loans and intended for application in the related Due Period; minus (v) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

“Realized Loss” is (a) for any defaulted Group II Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Group II Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Group II Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group II Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group II Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group II Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group II Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Group II Mortgage Loan, the amount of the Realized Loss with respect to that Group II Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Offered Certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act of 2003 as amended, and any similar state or local statute.

“Rolling Three Month Delinquency Rate” with respect to any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

“Senior Enhancement Percentage” with respect to any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such distribution date, and the denominator of which is the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period).

“Senior Principal Payment Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 85.42% and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date.

“Senior Sequential Allocation Percentage” with respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the Certificate Principal Balances of the Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group II-2 Senior Certificates, in each case immediately prior to such distribution date.

“Servicer Remittance Date” will be the 18th day of each month, and if the 18th day is not a business day, the business day immediately preceding such 18th day.

“Stated Principal Balance” of any Group II Mortgage Loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

(i)
the principal portion of all scheduled monthly payments due from the borrower with respect to such Group II Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

(ii)
all prepayments of principal with respect to such Group II Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

(iii)	any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

“Stepdown Date” will be the earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date in February 2010 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 14.58%.

“Subsequent Recoveries” means the amounts recovered by the servicer (net of reimbursable expenses) with respect to a defaulted Group II Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Group II Mortgage Loan.

“Swap Provider Trigger Event” means the occurrence of an event of default (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is a defaulting party, a Termination Event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole affected party or an additional termination event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole affected party.

“Swap Termination Payment” means the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Interest Rate Swap Agreement upon the occurrence of an early termination.

“Targeted Overcollateralization Amount” with respect to any distribution date prior to the Stepdown Date, approximately 0.75% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 1.50% of the Aggregate Loan Balance of the Group II Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period), or (b) 0.35% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period); with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such distribution date will be equal to the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

“Trigger Event” a Trigger Event will occur for any distribution date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 40.00% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance of the Group II Mortgage Loans on the Closing Date for such distribution date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
February 2009 - January 2010	0.25%*
February 2010 - January 2011	0.65%*
February 2011 - January 2012	1.10%*
February 2012 - January 2013	1.55%*
February 2013 and thereafter	1.90%

*The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

Distributions of Interest

The amount of interest payable on each distribution date in respect of each class of Offered Certificates will equal the sum of (1) Current Interest for such class and date and (2) any Carryforward Interest for such class and date. All calculations of interest will be made on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described in this free writing prospectus under “—Credit Enhancement—Overcollateralization”, from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable and from Net Swap Payments paid by the Swap Provider and available for this purpose. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class II-X Certificates.

On each distribution date, the Interest Remittance Amount for such distribution date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

(1) from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans, to the Supplemental Interest Trust, an amount equal to the Group II-1 Allocation Percentage and the Group II-2 Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2) from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans remaining after payments pursuant to clause (1) above, to the Group II Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a) the Interest Remittance Amount derived from the Group II-1 Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class II-1-A Certificates, Current Interest and any Carryforward Interest for such class for such distribution date; and then (y) concurrently, to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, Current Interest and Carryforward Interest for each such class for such distribution date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount derived from the Group II-2 Mortgage Loans on such distribution date; and

(b) the Interest Remittance Amount derived from the Group II-2 Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, Current Interest and any Carryforward Interest for each such class for such distribution date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class II-1-A Certificates, Current Interest and any Carryforward Interest for such class for such distribution date, after taking into account the distribution of the Interest Remittance Amount derived from the Group II-1 Mortgage Loans on such distribution date;

(3) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) and (2) above, to the Class II-M-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(4) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (3) above, to the Class II-M-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(5) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (4) above, to the Class II-M-3 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(6) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (5) above, to the Class II-M-4 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(7) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (6) above, to the Class II-M-5 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(8) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (7) above, to the Class II-M-6 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(9) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (8) above, to the Class II-M-7 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(10) first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (1) through (9) above, to the Class II-M-8 Certificates, Current Interest and Carryforward Interest for such class and distribution date; and

(11) for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (10) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal

The Principal Payment Amount will be paid on each distribution date as follows:

I.  On each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group II-1 Mortgage Loans and the Group II-2 Mortgage Loans, as applicable, the Group II-1 Allocation Percentage and Group II-2 Allocation Percentage, respectively, as applicable, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the extent not paid from the Interest Remittance Amount on such distribution date;

(B)
from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class II-1-A Certificates, until its Certificate Principal Balance has been reduced to zero;

(C)	from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clause (A) above, concurrently, to the Group II-2 Senior Certificates as follows:

(i) concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the remaining Principal Payment Amount derived from the Group II-2 Mortgage Loans, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(ii) the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount derived from the Group II-2 Mortgage Loans, sequentially, in the following order of priority:

(1) first, to the Class II-2-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2) second, to the Class II-2-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(3) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(D)
from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balance of the Class II-1-A Certificates has been reduced to zero, to the Group II-2 Senior Certificates, after taking into account payments pursuant to clause (C) above, concurrently as follows, until the Certificate Principal Balance of each such class has been reduced to zero:

(i) concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the remaining Principal Payment Amount derived from the Group II-1 Mortgage Loans, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(ii) the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount derived from the Group II-1 Mortgage Loans, sequentially, in the following order of priority:

(1) first, to the Class II-2-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2) second, to the Class II-2-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(3) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(E)
from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clauses (A) and (C) above and after the Certificate Principal Balances of the Group II-2 Senior Certificates have been reduced to zero, to the Class II-1-A Certificates, after taking into account payments pursuant to clause (B) above, until its Certificate Principal Balance has been reduced to zero;

(F)	to the Class II-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(G)	to the Class II-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(H)	to the Class II-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(I)	to the Class II-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(J)	to the Class II-M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

(K)	to the Class II-M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

(L)	to the Class II-M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

(M)	to the Class II-M-8 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(N)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (M) above.

II.  On each distribution date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group II-1 Mortgage Loans and the Group II-2 Mortgage Loans, as applicable, the Group II-1 Allocation Percentage and the Group II-2 Allocation Percentage, respectively, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such distribution date;

(B)	concurrently to the Senior Certificates as follows:

(i) from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clause (A) above, the Group II-1 Allocation Amount, to the Class II-1-A Certificates until its Certificate Principal Balance has been reduced to zero;

(ii)  from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clause (A) above, the Group II-2 Allocation Amount concurrently as follows:

(a) concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the Group II-2 Allocation Amount, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(b) the Senior Sequential Allocation Percentage of the Group II-2 Allocation Amount, sequentially, in the following order of priority:

(1) first, to the Class II-2-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2) second, to the Class II-2-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(3) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(C)	concurrently to the Senior Certificates as follows:

(i) from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balance of the Class II-1-A Certificates has been reduced to zero, to the Group II-2 Certificates, after taking into account payments pursuant to clause II(B)(ii) above, concurrently as follows, until the Certificate Principal Balance of each such class has been reduced to zero:

(a) concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the Group II-2 Allocation Amount remaining unpaid pursuant to clause (B) above, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(b) the Senior Sequential Allocation Percentage of the Group II-2 Allocation Amount remaining unpaid pursuant to clause (B) above, sequentially, in the following order of priority:

(1) first, to the Class II-2-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2) second, to the Class II-2-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(3) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii) from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Group II-2 Senior Certificates have been reduced to zero, the Group II-1 Allocation Amount remaining unpaid pursuant to clause (B) above to the Class II-1-A Certificates, until its Certificate Principal Balance has been reduced to zero;

(D)	to the Class II-M-1 Certificates, the Class II-M-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(E)	to the Class II-M-2 Certificates, the Class II-M-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(F)	to the Class II-M-3 Certificates, the Class II-M-3 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(G)	to the Class II-M-4 Certificates, the Class II-M-4 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(H)	to the Class II-M-5 Certificates, the Class II-M-5 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(I)	to the Class II-M-6 Certificates, the Class II-M-6 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(J)	to the Class II-M-7 Certificates, the Class II-M-7 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(K)	to the Class II-M-8 Certificates, the Class II-M-8 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero; and

(L)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement —Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (K) above.

Notwithstanding the priority of distributions described in this section with respect to the Senior Certificates, on any distribution date which occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero distributions to the Group II-2 Senior Certificates in respect of principal will be allocated concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Credit Enhancement

Credit enhancement for the Offered Certificates consists of the cross-collateralization described above, and the subordination of certain classes of Mezzanine Certificates, the priority of application of Realized Losses and overcollateralization, in each case as described below.

Subordination

The rights of holders of certain classes of Offered Certificates to receive payments with respect to the Group II Mortgage Loans will be subordinated to such rights of holders of each class of Offered Certificates having a higher priority of payment, as described in this free writing prospectus under “—Distributions of Interest” and “—Distributions of Principal”. This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Group II Mortgage Loans.

The limited protection afforded to holders of classes of Offered Certificates with a higher priority of payment by means of the subordination of certain classes of Offered Certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of Offered Certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to those classes of Offered Certificates with a lower priority of payment.

Application of Realized Losses

Realized Losses on the Group II Mortgage Loans will have the effect of reducing amounts payable in respect of the Class II-X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to the Group II Mortgage Loans during the Due Period for such distribution date and all unscheduled collections received during the Prepayment Period for such distribution date and payments of principal on such distribution date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Certificate Principal Balance of first, to the Class II-M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class II-M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class II-M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class II-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class II-M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class II-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class II-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and eighth, to the Class II-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In addition, once the Mezzanine Certificates have been reduced to zero, any additional Realized Losses on the Group II-1 Mortgage Loans will be allocated to the Class II-1-A Certificates and any additional Realized Losses on the Group II-2 Mortgage Loans will be allocated concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that the pro rata portion of Realized Losses otherwise allocable to the Class II-2-A-1A Certificates will be allocated first to the Class II-2-A-1B Certificates, until the Certificate Principal Balance thereof has been reduced to zero and then, to the Class II-2-A-1A Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided further, that the pro rata portion of Realized Losses otherwise allocable to the Class II-2-A-4A Certificates will be allocated first to the Class II-2-A-4B Certificates, until the Certificate Principal Balance thereof has been reduced to zero and then, to the Class II-2-A-4A Certificates until the Certificate Principal Balance thereof has been reduced to zero.

Overcollateralization

The weighted average Net Mortgage Rate of the Group II Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates of the Offered Certificates plus certain related expenses of the trust and the supplemental interest trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Certificate Principal Balance of the Offered Certificates to the extent necessary to restore or maintain the Targeted Overcollateralization Amount. In addition, amounts paid by the Swap Provider under the Interest Rate Swap Agreement may also be paid as principal (to the extent of Realized Losses on the Mortgage Loans) to the Offered Certificates. Such application of interest collections and amounts paid under the Interest Rate Swap Agreement as payments of principal will cause the aggregate Certificate Principal Balance of the Offered Certificates to amortize more rapidly than the aggregate loan balance of the Group II Mortgage Loans. However, Realized Losses on the Group II Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency Amount.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)
(A)until the aggregate Certificate Principal Balance of the Offered Certificates equals the Aggregate Loan Balance for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Due Period) minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Offered Certificates, in the following order of priority:

(i) concurrently, to the Senior Certificates as follows:

(a) the Group II-1 Excess Interest Amount in the following order of priority: (x) first, to the Class II-1-A Certificates, until its Certificate Principal Balance has been reduced to zero, and then (y) to the Group II-2 Senior Certificates, after taking into account the distribution of the Group II-2 Excess Interest Amount, concurrently as follows, until the Certificate Principal Balance of each such class has been reduced to zero:

(1) to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the remaining Group II-1 Excess Interest Amount, concurrently on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(2) the Senior Sequential Allocation Percentage of the remaining Group II-1 Excess Interest Amount, sequentially, in the following order of priority:

(a) first, to the Class II-2-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b) second, to the Class II-2-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(c) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(b) the Group II-2 Excess Interest Amount in the following order of priority:

(i) concurrently as follows

(A) to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the Group II-2 Excess Interest Amount, concurrently on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(B) the Senior Sequential Allocation Percentage of the Group II-2 Excess Interest Amount, sequentially, in the following order of priority:

(a) first, to the Class II-2-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b) second, to the Class II-2-A-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(c) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, concurrently on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(2) to the Class II-1-A Certificates, after taking into account the distribution of the Group II-1 Excess Interest Amount, until its Certificate Principal Balance has been reduced to zero;

(ii)           to the Class II-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iii)	to the Class II-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iv)	to the Class II-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(v)	to the Class II-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(vi)	to the Class II-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)	to the Class II-M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)	to the Class II-M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)	to the Class II-M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)	concurrently, to the Senior Certificates, any Deferred Amount for such class on a pro rata basis based on the entitlement of each such class;

(3)	to the Class II-M-1 Certificates, any Deferred Amount for such class;

(4)	to the Class II-M-2 Certificates, any Deferred Amount for such class;

(5)	to the Class II-M-3 Certificates, any Deferred Amount for such class;

(6)	to the Class II-M-4 Certificates, any Deferred Amount for such class;

(7)	to the Class II-M-5 Certificates, any Deferred Amount for such class;

(8)	to the Class II-M-6 Certificates, any Deferred Amount for such class;

(9)	to the Class II-M-7 Certificates, any Deferred Amount for such class;

(10)	to the Class II-M-8 Certificates, any Deferred Amount for such class;

(11)
to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(12)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-1 Certificates, any Basis Risk Shortfall for such class;

(13)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-2 Certificates, any Basis Risk Shortfall for such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-3 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-4 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-5 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-6 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-7 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-8 Certificates, any Basis Risk Shortfall for such class;

(20)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior distribution dates and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(21)	to the Class II-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(22)	to the Residual Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (22).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (19) above on any distribution date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

The Class II-P Certificates

On each distribution date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class II-P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class II-P Certificates.

On the distribution date in January 2012, the securities administrator shall make a payment of principal to the Class II-P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the Class II-P Certificateholders.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

Item	Amount of Fee or Expense	Paid To	Paid From	Frequency
Master Servicing Fee(1)(2)(3)	0.010% per annum of the Stated Principal Balance of each Group II Mortgage Loan.	master servicer	Mortgage Loan interest collections	Monthly
Servicing Fee(3) (4)	0.250% per annum of the Stated Principal Balance of each Group II Mortgage Loan	servicer	Mortgage Loan interest collections	Monthly
Lender paid mortgage insurance fee(3)	0.023% per annum of the Stated Principal Balance of the Group II Mortgage Loans subject to lender paid mortgage insurance	insurer	Mortgage Loan interest collections	Monthly
P&I Advances and servicing advances	To the extent of funds available, the amount of any advances and servicing advances	servicer or master servicer, as applicable
With respect to each Group II Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Group II Mortgage Loan

Time to Time
Nonrecoverable Advances and servicing advances	The amount of any advances and servicing advances deemed nonrecovreable	servicer or master servicer, as applicable	All collections on the Group II Mortgage Loans	Time to Time
Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the sponsor or the depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates (5)

	The amount of the expenses, costs and liabilities incurred	servicer, master servicer, sponsor or depositor, as applicable	All collections on the Group II Mortgage Loans	Time to Time
Indemnification expenses	Amounts for which the servicer, the master servicer, the securities administrator, the custodian, the trustee and the depositor are entitled to indemnification (5)	servicer, master servicer, securities administrator, custodian, trustee, sponsor or depositor, as applicable	All collections on the Group II Mortgage Loans	Time to Time
Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	trustee or securities administrator	Group II	Time to Time
________________________
(1) The master servicing fee includes securities administrator, paying agent, custodian, certificate registrar and credit risk manager fees. The master servicer compensation consists of the master servicing fee and any interest or other income earned on funds held in the Distribution Account. Wells Fargo Bank, N.A. performs the functions of securities administrator, paying agent, custodian, certificate registrar and credit risk manager and this compensation covers the performance of each of these functions.

(2) The master servicer pays trustee fees and custodian fees out of its compensation.

(3) The master servicing fee, the servicing fee and any fees associated with lender paid mortgage insurance are paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(4) On a weighted average basis of the Stated Principal Balances of the Group II Mortgage Loans.

(5) See“The Master Servicer, Securities Administrator and Custodian” and “The Pooling and Servicing Agreement - The Trustee” in this free writing prospectus.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Offered Certificates (other than the first Interest Accrual Period), which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. With respect to the first Interest Accrual Period, One-Month LIBOR will be determined two business days prior to the Closing Date.

The Reference Bank Rate with respect to any Interest Accrual Period means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates, as applicable, for such Interest Accrual Period. As used in this section, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator, and

•	which are not controlling, controlled by, or under common control with, the depositor or the sponsor.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

The securities administrator will make available to each certificateholder, the servicer and the depositor a monthly statement generally setting forth the following information:

1.  the Interest Accrual Period and distribution date;

2.  the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  the amount of the related distribution to holders of the certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

5.  the amount of such distribution to holders of the certificates (by class) allocable to interest;

6.  the amount of any Basis Risk Shortfalls and the amount in the Basis Risk Shortfall Reserve Fund after all deposits and withdrawals on such distribution date;

7.  the Certificate Principal Balance of the Offered Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on the Group II Mortgage Loans allocated on such distribution date;

8.  the number and aggregate Stated Principal Balance Group II Mortgage Loans for the following distribution date;

9.  the Pass-Through Rate for each class of certificates for such distribution date;

10.  the aggregate amount of P&I Advances included in the distributions on the distribution date, the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements with respect the Group II Mortgage Loans;

11.  the number and aggregate principal balance of any Group II Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (not including any Liquidated Mortgage Loans as of the end of the related Prepayment Period) (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three or more scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Group II Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

12.  the amount, if any, of Monthly Excess Cashflow and the application of such Monthly Excess Cashflow;

13.  the amounts paid by or to the Swap Provider pursuant to the Interest Rate Swap Agreement;

14.  with respect to the Group II Mortgage Loans, in the aggregate, that were liquidated during the preceding calendar month, the aggregate loan number and scheduled principal balance of, and Realized Loss on, the Group II Mortgage Loans as of the end of the related Prepayment Period;

15.  whether any performance, delinquency or loss triggers as more completely described in this free writing prospectus are in effect;

16.  the total number and aggregate principal balance of any real estate owned, or REO properties of the end of the related Prepayment Period;

17.  the cumulative Realized Losses for the Group II Mortgage Loans through the end of the preceding month;

18.  the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the Group II Mortgage Loans;

19.  the amount of the Prepayment Charges remitted by the servicer with respect to the Group II Mortgage Loans; and

20.  the aggregate Stated Principal Balance of Group II Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties.

On each distribution date, the securities administrator will make the monthly statement and, at the securities administrator’s option, any additional files containing the same information in an alternative format, available to certificateholders via the securities administrator’s internet website. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed by the securities administrator or furnished by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver, upon request, to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The depositor makes no representation, and does not guarantee that, the securities administrator will provide such statements to the certificateholders as described above.

THE INTEREST RATE SWAP AGREEMENT

The description contained in this free writing prospectus with respect to the interest rate swap agreement (the “Interest Rate Swap Agreement”) is preliminary and subject to the negotiation of a final Interest Rate Swap Agreement with the Swap Provider (defined below), in particular to meet the requirements of the rating agencies.

HSBC Bank USA, National Association as trustee (the “Supplemental Interest Trust Trustee”) on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with a swap provider having a long term credit rating of at least “A+” (or the equivalent) from S&P or Moody’s (the “Swap Provider”). The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the securities administrator to receive and distribute funds with regard to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

Pursuant to the Interest Rate Swap Agreement, on or before each distribution date commencing on the distribution date occurring in February 2007 and ending with the distribution date in January 2012 (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount for that distribution date, or the “Fixed Swap Payment” equal to the product of (x) a fixed rate equal to (A) from the distribution date beginning in February 2007 and ending with the distribution date in January 2009, ____% per annum, (B) from the distribution date beginning in February 2009 and ending with the distribution date in January 2010, ____% per annum and (C) from the distribution date beginning in February 2010 and ending with the distribution date in January 2012, ____% per annum, (y) the Swap Notional Amount (set forth below) for that distribution date and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first distribution date, determined on an 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the securities administrator (on behalf of the Supplemental Interest Trust) a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a “Net Swap Payment”, will be required to be made on or before each applicable distribution date (a) by the securities administrator to the Swap Provider, if the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the securities administrator, if the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the securities administrator is required to make a Net Swap Payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount prior to distributions to certificateholders.

The “Swap Notional Amount” for each distribution date will be equal to the amount set forth below for such distribution date. The Interest Rate Swap Agreement will terminate with the distribution date in January 2012, unless terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event (each as defined below).

Distribution Date	Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
February 25, 2007	595,974,143.62
March 25, 2007	573,082,860.13
April 25, 2007	551,070,827.65
May 25, 2007	529,904,274.25
June 25, 2007	508,731,653.77
July 25, 2007	489,191,342.12
August 25, 2007	470,401,571.11
September 25, 2007	452,333,512.57
October 25, 2007	434,959,445.63
November 25, 2007	418,252,714.18
December 25, 2007	402,187,685.94
January 25, 2008	386,739,713.19
February 25, 2008	371,885,094.91
March 25, 2008	357,601,040.44
April 25, 2008	343,865,634.50
May 25, 2008	330,657,803.59
June 25, 2008	317,957,283.61
July 25, 2008	305,744,588.83
August 25, 2008	294,000,981.94
September 25, 2008	282,708,445.36
October 25, 2008	271,849,653.52
November 25, 2008	246,624,626.71
December 25, 2008	235,907,150.56
January 25, 2009	226,845,989.91
February 25, 2009	218,132,867.17
March 25, 2009	209,754,414.26
April 25, 2009	201,697,776.55
May 25, 2009	193,950,593.17
June 25, 2009	186,500,978.02
July 25, 2009	179,337,501.55
August 25, 2009	172,449,173.20
September 25, 2009	165,825,424.58
October 25, 2009	159,456,093.22
November 25, 2009	142,337,017.56
December 25, 2009	134,523,578.25
January 25, 2010	129,356,546.43
February 25, 2010	124,387,979.58
March 25, 2010	119,610,254.68
April 25, 2010	115,016,041.53
May 25, 2010	110,598,291.47
June 25, 2010	106,350,226.57
July 25, 2010	102,265,329.24
August 25, 2010	98,337,332.25
September 25, 2010	94,560,209.08
October 25, 2010	90,928,164.68
November 25, 2010	87,435,626.59
December 25, 2010	84,077,236.41
January 25, 2011	80,847,841.52
February 25, 2011	77,742,487.24
March 25, 2011	74,756,409.18
April 25, 2011	71,885,025.96
May 25, 2011	69,123,932.17
June 25, 2011	66,468,891.60
July 25, 2011	63,915,830.78
August 25, 2011	61,460,832.66
September 25, 2011	59,100,130.67
October 25, 2011	56,830,102.92
November 25, 2011	54,647,266.62
December 25, 2011	4,137,038.31
January 25, 2012	3,978,135.25
February 25, 2012 and thereafter	0.00

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will generally be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default, will have occurred and be continuing with respect to the other party and (2) no “Early Termination Date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement, or cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the supplemental interest trust trustee, certain similar events) and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction);

each as further described in the Interest Rate Swap Agreement.

•	Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•	failure of the Swap Provider to comply with the first rating trigger collateral posting requirements of the Interest Rate Swap Agreement,

•	if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Interest Rate Swap Agreement, and within 30 days the Swap Provider fails either to transfer the Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the Swap Provider will be required, at its own expense, to post collateral in accordance with the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Swap Provider under the Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the securities administrator or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Swap Termination Payment to the Swap Provider, the supplemental interest trust will be required to make a payment to the securities administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the supplemental interest trust will be required to make such payment on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the supplemental interest trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Offered Certificates to the extent described in the pooling and servicing agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the supplemental interest trust trustee shall, pursuant to the pooling and servicing agreement, use reasonable efforts to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement. If the securities administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the securities administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the securities administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the securities administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the supplemental interest trust trustee is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the securities administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the securities administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the securities administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the securities administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to certificateholders; rather, the securities administrator will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The significance percentage of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Interest Rate Swap Agreement will provide that the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Any Net Swap Payment payable to the securities administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related distribution date as follows:

(i) concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "Description of the Certificates—Distributions of Interest."

(ii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "Description of the Certificates—Distributions of Interest."

(iii) to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1) under “Description of the Certificates—Credit Enhancement—Overcollateralization” in the manner and order of priority set forth in clause (1) under “Description of the Certificates—Credit Enhancement—Overcollateralization”;

(iv) concurrently to the Senior Certificates, on a pro rata basis based on the entitlement of each such class, and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any applicable Deferred Amounts, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Description of the Certificates—Credit Enhancement—Overcollateralization” on such distribution date;

(v) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund first, concurrently, to the Senior Certificates, on a pro rata basis, based on the entitlement of each such class and then, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in this free writing prospectus under “Description of the Certificates—Credit Enhancement—Overcollateralization” on such distribution date; and

(vi) to the Class II-X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (vi) above) be made other than to the extent of Realized Losses and Basis Risk Shortfalls.

Amounts payable by the supplemental interest trust to the securities administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Offered Certificates. On or before each distribution date, such amounts will be distributed by the trust to the securities administrator, and paid by the securities administrator to the Swap Provider as follows:

(i) first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and

(ii) second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the securities administrator).

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the related Group II Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in such properties, and changes in the borrowers’ housing needs, job transfers and employment status. All of the Group II Mortgage Loans are adjustable-rate mortgage loans. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Group II Mortgage Loans, the Group II Mortgage Loans (and the Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Group II Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Group II Mortgage Loans, the Group II Mortgage Loans (and the Offered Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Group II Mortgage Loans. Prepayments on the Group II Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Group II Mortgage Loans will experience.

The Mortgage Rate applicable to substantially all of the Group II Mortgage Loans and any Adjustment Date will be based on the applicable Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Index value with respect to a Group II Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate on the related Offered Certificates. In addition, substantially all of the Group II Mortgage Loans have Mortgage Rates which will not adjust for a substantial period of time after origination. See“The Mortgage Pool” in this free writing prospectus.

The rate of principal prepayments may also be affected by whether the Group II Mortgage Loan documents provide for Prepayment Charges. Approximately 70.87% and 70.68% of the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans, respectively, provide for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These Prepayment Charges, if still applicable and if enforced by the servicer would typically discourage prepayments on the related Group II Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Group II Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Group II Mortgage Loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the related Group II Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The Group II-1 Mortgage Loans were underwritten generally in accordance with underwriting standards which conformed to Freddie Mac underwriting guidelines for “A” credit borrowers. The Group II-2 Mortgage Loans were underwritten generally in accordance with underwriting standards described herein under “The Mortgage Pool—Underwriting Standards of the Sponsor” and “—Modified Standards” and may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for “A” credit borrowers. Accordingly, the Group II-2 Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related classes of Offered Certificates.

The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of excess interest generated by the Group II Mortgage Loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates. The level of excess interest available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors,

•
the overcollateralization level of the Group II Mortgage Loans at such time, i.e., the extent to which interest on the Group II Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Offered Certificates;

•	the delinquency and default experience of the Group II Mortgage Loans; and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class II-X Certificates and the Residual Certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level with respect to the Group II Mortgage Loans has been met.

To the extent that greater amounts of excess interest are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of excess interest to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates—Distributions of Principal” and “—Credit Enhancement— Overcollateralization” in this free writing prospectus.

The yields to maturity of the Offered Certificates and, in particular the Mezzanine Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related Group II Mortgage Loans. If a Realized Loss is allocated to any class of Offered Certificates, the Certificate Principal Balance thereof will be reduced by the amount of such Realized Loss and such class will thereafter accrue interest on a reduced Certificate Principal Balance.

Yield Considerations for the Mezzanine Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Mezzanine Certificates will be affected by the rate of prepayments on the Group II Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses on the Group II Mortgage Loans, by the severity of those losses and by the timing thereof. See“Description of the Certificates—Credit Enhancement —Subordination” and “—Application of Realized Losses” in this free writing prospectus for a description of the manner in which such losses are borne by the holders of the Mezzanine Certificates. If the purchaser of Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the Group II Mortgage Loans that is lower than the default rate and the amount of Realized Losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Group II Mortgage Loans.

Prepayments and Yields of the Offered Certificates

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Group II Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Group II Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Group II Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The “last scheduled distribution date” for each class of Offered Certificates is the distribution date in February 2037. The actual final distribution date with respect to each class of Offered Certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

•
Monthly Excess Interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent required to restore or maintain the Targeted Overcollateralization Amount as described in this free writing prospectus; and

•	the master servicer may exercise its option to purchase all assets of the trust with respect to the Group II Mortgage Loans as described under “-Optional Termination” in this free writing prospectus.

There is no assurance, however, that prepayments on the Group II Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the trust contains Group II Mortgage Loans having the characteristics described in the table set forth below;

•
distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in February 2007, in accordance with the payment priorities described in this free writing prospectus;

•	the Group II Mortgage Loans prepay at the indicated percentages of CPR;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Group II Mortgage Loans occur;

•	none of the depositor, the master servicer or any other person purchases from the trust fund any Group II Mortgage Loan under any obligation or option under the pooling and servicing agreement;

•
scheduled payments are assumed to be received on the first day of each month commencing in February 2007, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Group II Mortgage Loans and are assumed to be received on the last day of each month, commencing in January 2007, and include 30 days’ interest thereon;

•
scheduled payments of principal and interest on the Group II Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the Group II Mortgage Loans will fully amortize by their remaining amortization terms;

•	the Offered Certificates are purchased on January 31, 2007;

•	the level of One-Month LIBOR remains constant at 5.324% per annum;

•	the level of Six-Month LIBOR remains constant at 5.384% per annum;

•	the level of One-Year LIBOR remains constant at 5.377% per annum; and

•	the Certificate Principal Balance of the Class II-P Certificates is assumed to be zero.

ASSUMED GROUP II-1 MORTGAGE LOANS
Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)*	Age (Months)	Original Interest Only (Months)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)
191,668.45	6.750	6.365	358	358	2	0	6 mo Libor	2.500	11.750	2.500	5.000	1.000	4	6
416,000.00	6.375	5.990	359	300	1	60	6 mo Libor	2.500	11.375	2.500	5.000	1.000	5	6
360,000.00	6.500	6.115	358	240	2	120	6 mo Libor	2.500	11.500	2.500	5.000	1.000	4	6
1,917,776.24	7.585	7.325	357	357	3	0	6 mo Libor	2.897	13.408	3.546	3.000	1.000	21	6
385,800.00	7.625	7.365	358	300	2	60	6 mo Libor	5.000	13.625	5.000	3.000	1.000	22	6
375,250.00	7.258	6.998	358	240	2	120	6 mo Libor	2.877	12.752	2.877	3.000	1.000	22	6
2,683,184.63	7.478	7.218	357	240	3	120	6 mo Libor	2.958	13.433	2.958	3.000	1.000	21	6
1,073,602.61	7.945	7.685	357	357	3	0	6 mo Libor	3.965	13.613	3.965	4.660	1.553	33	6
448,473.54	6.991	6.731	358	478	2	0	6 mo Libor	3.099	12.991	3.099	4.395	1.465	34	6
949,956.51	6.998	6.738	357	357	3	0	6 mo Libor	3.497	12.840	3.497	5.526	1.842	33	6
736,270.57	7.072	6.812	358	478	2	0	6 mo Libor	2.875	13.072	2.875	6.000	2.000	34	6
412,826.00	6.000	5.740	358	300	2	60	6 mo Libor	2.500	11.000	2.500	3.000	1.000	34	6
412,000.00	6.708	6.448	358	300	2	60	6 mo Libor	3.883	12.261	3.883	3.000	1.000	34	6
1,078,170.00	7.089	6.829	358	240	2	120	6 mo Libor	3.255	12.859	3.255	4.324	1.441	34	6
5,875,011.38	6.953	6.658	357	240	3	120	6 mo Libor	3.485	12.898	3.485	5.116	1.727	33	6
298,199.89	5.625	5.365	357	240	3	120	1 yr Libor	2.250	11.625	2.250	2.000	2.000	33	12
5,468,259.07	7.535	7.235	357	357	3	0	6 mo Libor	3.004	13.087	3.021	5.552	1.525	57	6
694,393.90	7.717	7.101	357	477	3	0	6 mo Libor	3.392	13.506	3.392	5.789	1.789	57	6
7,990,445.03	7.426	7.082	357	357	3	0	6 mo Libor	2.917	13.016	2.927	5.590	1.561	57	6
6,572,268.12	7.355	7.005	357	477	3	0	6 mo Libor	3.122	13.214	3.122	5.858	1.858	57	6
4,067,699.99	6.711	6.451	358	300	2	60	6 mo Libor	2.900	12.002	2.900	5.102	1.228	58	6
5,311,439.97	6.975	6.715	357	300	3	60	6 mo Libor	3.294	12.682	3.305	5.004	1.473	57	6
12,202,485.51	7.378	7.112	358	240	2	120	6 mo Libor	2.472	12.807	2.490	4.973	1.277	58	6
36,149,323.02	7.517	7.226	358	240	2	120	6 mo Libor	2.549	13.027	2.564	5.340	1.450	58	6
412,007.02	6.105	5.845	358	358	2	0	1 yr Libor	2.250	11.105	2.250	5.000	2.000	58	12
95,590.40	7.375	7.115	355	355	5	0	1 yr Libor	3.500	12.375	3.500	5.000	2.000	55	12
2,472,500.00	6.836	6.576	358	300	2	60	1 yr Libor	2.250	11.836	2.265	5.000	2.000	58	12
341,000.00	6.750	6.490	358	300	2	60	1 yr Libor	2.250	11.750	2.250	5.000	2.000	58	12
365,000.00	5.875	5.615	358	240	2	120	1 yr Libor	2.250	10.875	2.250	5.000	2.000	58	12
206,706.87	7.750	7.490	358	358	2	0	6 mo Libor	2.250	13.750	2.250	6.000	2.000	82	6
319,846.70	8.625	7.555	359	479	1	0	6 mo Libor	3.750	14.625	3.750	6.000	2.000	83	6
900,388.45	6.712	6.452	359	359	1	0	6 mo Libor	2.500	11.712	2.500	5.000	1.000	83	6
269,758.20	8.208	7.948	355	475	5	0	6 mo Libor	3.500	14.208	3.500	6.000	2.000	79	6
970,200.00	6.389	6.129	358	240	2	120	6 mo Libor	2.500	11.389	2.500	5.000	1.000	82	6
4,228,982.96	6.933	6.673	358	240	2	120	6 mo Libor	2.500	12.245	2.500	5.211	1.278	82	6
164,794.17	8.375	8.115	358	358	2	0	1 yr Libor	2.250	13.375	3.375	5.000	2.000	82	12
662,396.53	6.000	5.740	358	240	2	120	1 yr Libor	2.250	11.000	2.250	5.000	2.000	82	12
404,425.07	6.375	6.115	359	359	1	0	6 mo Libor	2.750	11.375	2.750	5.000	1.000	119	6
630,118.61	7.195	6.935	358	358	2	0	6 mo Libor	2.860	12.847	2.860	5.651	1.651	118	6
908,000.00	6.206	5.946	358	240	2	120	6 mo Libor	2.333	11.206	2.333	5.000	1.000	118	6
200,240.00	7.500	7.240	358	240	2	120	1 yr Libor	2.750	12.500	2.750	5.000	2.000	118	12

*Remaining amortization term for Interest Only Loans will begin after the remaining interest only period.

ASSUMED GROUP II-2 MORTGAGE LOANS
Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)*	Age (Months)	Original Interest Only (Months)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)
1,130,365.56	6.981	6.721	357	357	3	0	6 mo Libor	3.828	12.436	3.828	2.804	1.000	21	6
3,408,831.50	7.445	7.185	356	356	4	0	6 mo Libor	2.953	13.507	3.036	3.000	1.000	20	6
933,761.43	6.736	6.476	357	477	3	0	6 mo Libor	2.875	12.736	2.875	3.000	1.000	21	6
1,159,999.10	6.172	5.912	359	300	1	60	6 mo Libor	2.500	11.172	3.172	3.000	1.000	23	6
1,649,999.90	6.700	6.440	357	300	3	60	6 mo Libor	3.150	12.034	3.876	3.000	1.000	21	6
310,400.00	7.561	7.301	357	240	3	120	6 mo Libor	2.875	13.561	2.875	3.000	1.000	21	6
23,010,300.22	7.419	7.159	357	240	3	120	6 mo Libor	2.878	13.341	2.878	3.000	1.000	21	6
267,548.41	6.875	6.615	357	357	3	0	6 mo Libor	5.000	12.875	5.000	6.000	2.000	33	6
207,920.75	7.000	6.740	359	479	1	0	6 mo Libor	2.750	13.000	2.750	3.000	1.000	35	6
3,592,042.13	7.829	7.533	357	357	3	0	6 mo Libor	3.586	13.762	3.586	4.397	1.466	33	6
3,057,253.19	7.458	6.924	357	477	3	0	6 mo Libor	3.286	13.458	3.286	6.000	2.000	33	6
676,000.00	5.917	5.657	360	324	0	36	6 mo Libor	2.500	10.917	2.500	3.000	1.000	36	6
1,541,250.00	7.781	7.521	358	300	2	60	6 mo Libor	5.000	13.781	5.000	3.000	1.000	34	6
2,842,805.99	7.031	6.771	358	300	2	60	6 mo Libor	4.519	12.838	4.808	3.518	1.173	34	6
3,648,099.99	6.393	6.133	358	240	2	120	6 mo Libor	3.390	11.698	3.579	3.624	1.208	34	6
22,303,756.52	7.133	6.847	357	240	3	120	6 mo Libor	3.429	13.055	3.485	5.313	1.788	33	6
13,541,157.93	7.288	7.020	358	358	2	0	6 mo Libor	2.801	12.730	3.176	5.454	1.442	58	6
1,374,674.68	7.986	7.199	358	478	2	0	6 mo Libor	3.399	13.701	3.399	5.715	1.715	58	6
21,606,129.24	7.267	6.990	358	358	2	0	6 mo Libor	3.005	12.817	3.115	5.487	1.506	58	6
9,767,822.70	7.576	7.047	357	477	3	0	6 mo Libor	3.187	13.505	3.187	5.928	1.928	57	6
7,455,249.84	7.273	7.013	357	300	3	60	6 mo Libor	3.131	12.559	3.162	5.286	1.286	57	6
27,466,945.08	7.001	6.741	358	300	2	60	6 mo Libor	2.843	12.274	2.903	5.165	1.237	58	6
98,570,354.18	7.366	7.104	358	240	2	120	6 mo Libor	2.522	12.594	2.705	5.128	1.186	58	6
203,128,277.84	7.233	6.949	358	240	2	120	6 mo Libor	2.638	12.658	2.718	5.336	1.394	58	6
727,197.91	6.924	6.664	356	356	4	0	1 yr Libor	2.250	12.622	2.250	5.697	2.174	56	12
3,001,400.00	6.886	6.626	358	300	2	60	1 yr Libor	2.250	11.886	2.301	5.000	2.000	58	12
3,004,820.00	6.991	6.731	358	300	2	60	1 yr Libor	2.250	11.991	2.408	5.000	2.000	58	12
1,995,150.00	6.361	6.101	357	240	3	120	1 yr Libor	2.350	11.361	2.350	5.000	2.000	57	12
341,250.00	5.875	5.615	357	240	3	120	1 yr Libor	2.250	10.875	2.250	5.000	2.000	57	12
621,298.44	6.322	6.062	359	359	1	0	6 mo Libor	2.444	11.322	2.444	5.000	1.000	83	6
1,289,633.82	6.527	6.267	358	358	2	0	6 mo Libor	2.376	11.914	2.376	5.387	1.387	82	6
247,589.78	6.625	6.365	357	477	3	0	6 mo Libor	3.500	12.625	3.500	6.000	2.000	81	6
364,000.00	8.500	8.240	358	276	2	84	6 mo Libor	2.250	13.500	2.250	5.000	1.000	82	6
865,495.00	6.425	6.165	357	240	3	120	6 mo Libor	2.411	11.781	2.411	5.356	1.356	81	6
9,930,250.27	6.731	6.471	358	240	2	120	6 mo Libor	2.498	12.260	2.498	5.529	1.529	82	6
398,882.64	6.375	6.115	357	357	3	0	1 yr Libor	2.250	11.375	2.250	5.000	2.000	81	12
1,170,000.00	6.361	6.101	359	276	1	84	1 yr Libor	2.250	11.361	2.250	5.000	2.000	83	12
720,000.00	6.875	6.615	358	276	2	84	1 yr Libor	2.250	11.875	2.250	5.000	2.000	82	12
1,183,200.00	6.558	6.298	358	240	2	120	1 yr Libor	2.250	11.558	2.250	5.000	2.000	82	12
749,321.31	6.933	6.673	357	357	3	0	6 mo Libor	2.250	12.933	2.250	6.000	2.000	117	6
5,098,499.97	6.579	6.319	358	240	2	120	6 mo Libor	2.316	12.108	2.316	5.529	1.539	118	6
6,814,689.73	6.786	6.526	357	240	3	120	6 mo Libor	2.357	12.566	2.357	5.780	1.780	117	6
488,000.00	6.375	6.115	358	240	2	120	1 yr Libor	2.250	11.375	2.250	5.000	2.000	118	12
710,000.00	7.079	6.819	358	240	2	120	1 yr Libor	2.250	12.079	2.250	5.000	2.000	118	12

*Remaining amortization term for Interest Only Loans will begin after the remaining interest only period.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-1-A
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	89	78	67	57	46
January 25, 2009	79	61	45	31	19
January 25, 2010	70	47	29	15	6
January 25, 2011	62	37	22	12	6
January 25, 2012	55	30	15	7	3
January 25, 2013	49	24	11	4	1
January 25, 2014	43	19	7	3	*
January 25, 2015	39	15	5	1	*
January 25, 2016	35	12	4	1	0
January 25, 2017	31	9	2	*	0
January 25, 2018	27	7	2	0	0
January 25, 2019	24	6	1	0	0
January 25, 2020	21	5	1	0	0
January 25, 2021	18	4	*	0	0
January 25, 2022	16	3	*	0	0
January 25, 2023	14	2	0	0	0
January 25, 2024	12	2	0	0	0
January 25, 2025	10	1	0	0	0
January 25, 2026	9	1	0	0	0
January 25, 2027	7	*	0	0	0
January 25, 2028	6	*	0	0	0
January 25, 2029	5	*	0	0	0
January 25, 2030	4	0	0	0	0
January 25, 2031	3	0	0	0	0
January 25, 2032	3	0	0	0	0
January 25, 2033	2	0	0	0	0
January 25, 2034	1	0	0	0	0
January 25, 2035	1	0	0	0	0
January 25, 2036	*	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	7.88	4.13	2.62	1.80	1.28
Weighted Average Life in Years (1)(2)	7.48	3.81	2.39	1.64	1.17
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-2-A-1A and Class II-2-A-1B
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	89	78	68	57	46
January 25, 2009	79	61	45	31	19
January 25, 2010	70	47	29	15	6
January 25, 2011	63	38	22	12	6
January 25, 2012	55	30	15	7	3
January 25, 2013	49	24	11	4	1
January 25, 2014	44	19	8	3	*
January 25, 2015	39	15	5	1	*
January 25, 2016	35	12	4	1	0
January 25, 2017	31	10	3	*	0
January 25, 2018	28	8	2	0	0
January 25, 2019	24	6	1	0	0
January 25, 2020	21	5	1	0	0
January 25, 2021	19	4	*	0	0
January 25, 2022	16	3	*	0	0
January 25, 2023	14	2	0	0	0
January 25, 2024	12	2	0	0	0
January 25, 2025	10	1	0	0	0
January 25, 2026	9	1	0	0	0
January 25, 2027	8	*	0	0	0
January 25, 2028	6	*	0	0	0
January 25, 2029	5	*	0	0	0
January 25, 2030	4	0	0	0	0
January 25, 2031	3	0	0	0	0
January 25, 2032	3	0	0	0	0
January 25, 2033	2	0	0	0	0
January 25, 2034	1	0	0	0	0
January 25, 2035	1	0	0	0	0
January 25, 2036	*	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	7.94	4.16	2.63	1.81	1.28
Weighted Average Life in Years (1)(2)	7.54	3.82	2.40	1.64	1.17
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-2-A-2
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	82	64	45	27	9
January 25, 2009	65	34	7	0	0
January 25, 2010	50	11	0	0	0
January 25, 2011	37	0	0	0	0
January 25, 2012	25	0	0	0	0
January 25, 2013	14	0	0	0	0
January 25, 2014	5	0	0	0	0
January 25, 2015	0	0	0	0	0
January 25, 2016	0	0	0	0	0
January 25, 2017	0	0	0	0	0
January 25, 2018	0	0	0	0	0
January 25, 2019	0	0	0	0	0
January 25, 2020	0	0	0	0	0
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
January 25, 2027	0	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	3.30	1.58	1.00	0.71	0.53
Weighted Average Life in Years (1)(2)	3.30	1.58	1.00	0.71	0.53
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-2-A-3
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	48	0
January 25, 2010	100	100	37	0	0
January 25, 2011	100	84	0	0	0
January 25, 2012	100	43	0	0	0
January 25, 2013	100	10	0	0	0
January 25, 2014	100	0	0	0	0
January 25, 2015	92	0	0	0	0
January 25, 2016	70	0	0	0	0
January 25, 2017	50	0	0	0	0
January 25, 2018	30	0	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	0	0	0	0	0
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
January 25, 2027	0	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	10.07	4.90	3.00	2.02	1.50
Weighted Average Life in Years (1)(2)	10.07	4.90	3.00	2.02	1.50
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-2-A-4A and Class II-2-A-4B
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	86
January 25, 2010	100	100	100	69	25
January 25, 2011	100	100	100	54	25
January 25, 2012	100	100	70	32	13
January 25, 2013	100	100	49	19	6
January 25, 2014	100	86	34	12	2
January 25, 2015	100	69	24	6	*
January 25, 2016	100	55	17	3	0
January 25, 2017	100	44	11	1	0
January 25, 2018	100	34	8	0	0
January 25, 2019	100	27	5	0	0
January 25, 2020	96	21	3	0	0
January 25, 2021	84	16	1	0	0
January 25, 2022	73	13	*	0	0
January 25, 2023	64	10	0	0	0
January 25, 2024	55	7	0	0	0
January 25, 2025	47	5	0	0	0
January 25, 2026	40	3	0	0	0
January 25, 2027	34	2	0	0	0
January 25, 2028	29	1	0	0	0
January 25, 2029	24	*	0	0	0
January 25, 2030	19	0	0	0	0
January 25, 2031	16	0	0	0	0
January 25, 2032	12	0	0	0	0
January 25, 2033	9	0	0	0	0
January 25, 2034	6	0	0	0	0
January 25, 2035	3	0	0	0	0
January 25, 2036	1	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	18.66	10.46	6.70	4.59	3.12
Weighted Average Life in Years (1)(2)	16.85	8.95	5.65	3.82	2.61
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-1
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	23
January 25, 2012	100	65	33	15	6
January 25, 2013	100	52	23	9	0
January 25, 2014	94	41	16	4	0
January 25, 2015	85	33	11	0	0
January 25, 2016	76	26	8	0	0
January 25, 2017	68	21	4	0	0
January 25, 2018	60	16	0	0	0
January 25, 2019	53	13	0	0	0
January 25, 2020	46	10	0	0	0
January 25, 2021	40	8	0	0	0
January 25, 2022	35	6	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	23	0	0	0	0
January 25, 2026	19	0	0	0	0
January 25, 2027	16	0	0	0	0
January 25, 2028	14	0	0	0	0
January 25, 2029	11	0	0	0	0
January 25, 2030	9	0	0	0	0
January 25, 2031	7	0	0	0	0
January 25, 2032	5	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.72	7.24	4.85	4.03	4.03
Weighted Average Life in Years (1)(2)	12.95	6.66	4.45	3.73	3.32
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding

at the Specified Percentages of CPR

	Class II-M-2
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	12
January 25, 2012	100	65	33	15	1
January 25, 2013	100	52	23	9	0
January 25, 2014	94	41	16	0	0
January 25, 2015	85	33	11	0	0
January 25, 2016	76	26	8	0	0
January 25, 2017	68	21	0	0	0
January 25, 2018	60	16	0	0	0
January 25, 2019	53	13	0	0	0
January 25, 2020	46	10	0	0	0
January 25, 2021	40	8	0	0	0
January 25, 2022	35	*	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	23	0	0	0	0
January 25, 2026	19	0	0	0	0
January 25, 2027	16	0	0	0	0
January 25, 2028	14	0	0	0	0
January 25, 2029	11	0	0	0	0
January 25, 2030	9	0	0	0	0
January 25, 2031	7	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.67	7.19	4.79	3.93	3.79
Weighted Average Life in Years (1)(2)	12.95	6.66	4.43	3.67	3.32
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-3
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	12
January 25, 2012	100	65	33	15	0
January 25, 2013	100	52	23	9	0
January 25, 2014	94	41	16	0	0
January 25, 2015	85	33	11	0	0
January 25, 2016	76	26	1	0	0
January 25, 2017	68	21	0	0	0
January 25, 2018	60	16	0	0	0
January 25, 2019	53	13	0	0	0
January 25, 2020	46	10	0	0	0
January 25, 2021	40	1	0	0	0
January 25, 2022	35	0	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	23	0	0	0	0
January 25, 2026	19	0	0	0	0
January 25, 2027	16	0	0	0	0
January 25, 2028	14	0	0	0	0
January 25, 2029	11	0	0	0	0
January 25, 2030	9	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.59	7.12	4.74	3.85	3.63
Weighted Average Life in Years (1)(2)	12.95	6.66	4.42	3.62	3.32
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-4
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	12
January 25, 2012	100	65	33	15	0
January 25, 2013	100	52	23	0	0
January 25, 2014	94	41	16	0	0
January 25, 2015	85	33	11	0	0
January 25, 2016	76	26	0	0	0
January 25, 2017	68	21	0	0	0
January 25, 2018	60	16	0	0	0
January 25, 2019	53	13	0	0	0
January 25, 2020	46	3	0	0	0
January 25, 2021	40	0	0	0	0
January 25, 2022	35	0	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	23	0	0	0	0
January 25, 2026	19	0	0	0	0
January 25, 2027	16	0	0	0	0
January 25, 2028	14	0	0	0	0
January 25, 2029	11	0	0	0	0
January 25, 2030	*	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.51	7.05	4.69	3.79	3.52
Weighted Average Life in Years (1)(2)	12.95	6.66	4.42	3.59	3.32
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-5
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	5
January 25, 2012	100	65	33	15	0
January 25, 2013	100	52	23	0	0
January 25, 2014	94	41	16	0	0
January 25, 2015	85	33	0	0	0
January 25, 2016	76	26	0	0	0
January 25, 2017	68	21	0	0	0
January 25, 2018	60	16	0	0	0
January 25, 2019	53	7	0	0	0
January 25, 2020	46	0	0	0	0
January 25, 2021	40	0	0	0	0
January 25, 2022	35	0	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	23	0	0	0	0
January 25, 2026	19	0	0	0	0
January 25, 2027	16	0	0	0	0
January 25, 2028	12	0	0	0	0
January 25, 2029	*	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.38	6.95	4.60	3.71	3.43
Weighted Average Life in Years (1)(2)	12.95	6.66	4.40	3.56	3.32
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-6
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	0
January 25, 2012	100	65	33	6	0
January 25, 2013	100	52	23	0	0
January 25, 2014	94	41	10	0	0
January 25, 2015	85	33	0	0	0
January 25, 2016	76	26	0	0	0
January 25, 2017	68	21	0	0	0
January 25, 2018	60	10	0	0	0
January 25, 2019	53	0	0	0	0
January 25, 2020	46	0	0	0	0
January 25, 2021	40	0	0	0	0
January 25, 2022	35	0	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	23	0	0	0	0
January 25, 2026	19	0	0	0	0
January 25, 2027	10	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.20	6.82	4.50	3.63	3.32
Weighted Average Life in Years (1)(2)	12.95	6.66	4.40	3.54	3.25
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-7
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	26	0
January 25, 2012	100	65	33	0	0
January 25, 2013	100	52	20	0	0
January 25, 2014	94	41	0	0	0
January 25, 2015	85	33	0	0	0
January 25, 2016	76	26	0	0	0
January 25, 2017	68	11	0	0	0
January 25, 2018	60	0	0	0	0
January 25, 2019	53	0	0	0	0
January 25, 2020	46	0	0	0	0
January 25, 2021	40	0	0	0	0
January 25, 2022	35	0	0	0	0
January 25, 2023	31	0	0	0	0
January 25, 2024	26	0	0	0	0
January 25, 2025	18	0	0	0	0
January 25, 2026	5	0	0	0	0
January 25, 2027	0	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	12.90	6.62	4.36	3.52	3.21
Weighted Average Life in Years (1)(2)	12.87	6.60	4.36	3.51	3.20
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of CPR

	Class II-M-8
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	81	48	3	0
January 25, 2012	100	65	19	0	0
January 25, 2013	100	52	0	0	0
January 25, 2014	94	36	0	0	0
January 25, 2015	85	18	0	0	0
January 25, 2016	76	4	0	0	0
January 25, 2017	68	0	0	0	0
January 25, 2018	60	0	0	0	0
January 25, 2019	53	0	0	0	0
January 25, 2020	45	0	0	0	0
January 25, 2021	33	0	0	0	0
January 25, 2022	23	0	0	0	0
January 25, 2023	13	0	0	0	0
January 25, 2024	4	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
January 25, 2027	0	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	12.06	6.08	4.02	3.25	3.12
Weighted Average Life in Years (1)(2)	12.06	6.08	4.02	3.25	3.12
_____________________
* Indicates a number greater than 0% but less than 0.50%, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the master servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

THE SPONSOR

Nomura Credit & Capital, Inc., the sponsor, is a Delaware corporation whose principal offices are located in New York, New York. The sponsor has a book value of approximately $81.60 million as of December 31, 2006, is an indirect subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., a global investment banking and securities firm having a current market capitalization of approximately $37.61 billion. The sponsor is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset backed warehouse and repurchase financings of non-securities. The sponsor is also an affiliate of Nomura Home Equity Loan, Inc., the depositor for this transaction. The sponsor was incorporated in the State of Delaware on June 24, 1998. The sponsor maintains its principal office at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300.

Since 2002 the sponsor has been purchasing residential mortgage loans, comprised primarily of newly originated, conforming and non-conforming balance, Alt-A, first-lien, fixed and adjustable rate mortgages, as well as second-lien and subprime mortgages, in excess of $31.12 billion as of December 31, 2006. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriters in the structuring of such transactions. The sponsor also sells residential mortgage loans and related servicing rights to third-party investors.

The sponsor has been actively securitizing residential mortgage loans since April 2003. The following table describes the size (at issuance), composition and growth of the sponsor’s total portfolio of assets it has publicly securitized as of the dates indicated. As of the date of this free writing prospectus, none of the securitization transactions sponsored by the sponsor through December 2006 and involving the depositor have defaulted or experienced a trigger event that is material to the certificateholders.

	Year ended December 31, 2003		Year ended December 31, 2004		Year ended December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	N/A	N/A	6,360	$1,595,220,173	11,166	$3,096,819,467	7,778	$2,551,409,012
Alt-A Fixed	3,268	$687,573,876	3,823	$773,581,361	6,798	$1,387,201,153	8,202	$1,932,941,952
Seconds	N/A	N/A	N/A	N/A	12,142	$685,450,460	0	N/A
SubPrime	N/A	N/A	N/A	N/A	10,278	$2,080,121,500	29,333	$5,586,310,350

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://www.nomuradeals.com/NHEL20071.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to any mortgage pool (if applicable) acquired before January 1, 2006.

ISSUING ENTITY

Nomura Home Equity Loan, Inc., Alternative Loan Trust, Series 2007-1 (the “Issuing Entity”) is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, the servicer, the master servicer, the securities administrator and the trustee, dated as of January 1, 2007 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see“Description of the Agreements — Amendment” in the prospectus.

The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

The Issuing Entity’s fiscal year end is December 31.

THE DEPOSITOR

Nomura Home Equity Loan, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on April 26, 2005. The principal executive offices of the depositor are located at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The depositor has been actively serving as a private secondary mortgage market conduit for residential mortgage loans since its inception. Since that time it has been involved in the issuance of public securities backed by residential mortgage loans in excess of $7.7 billion as of December 31, 2006.

After issuance and registration of the securities contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by Nomura America Mortgage Finance, LLC, a Delaware limited liability company.

SERVICING

Primary servicing of the Mortgage Loans will be provided by GMAC Mortgage, LLC (“GMACM”) pursuant to the Pooling and Servicing Agreement. GMACM will continue to service the Mortgage Loans until it is terminated by the sponsor as described under “—Servicing and Other Compensation and Payment of Expenses” below or otherwise terminated under the Pooling and Servicing Agreement. The information set forth in the following paragraphs has been provided by GMACM.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of September 30, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,206,270 of residential mortgage loans having an aggregate unpaid principal balance of approximately $272 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 312,568 loans having an aggregate unpaid principal balance of over $52.4 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage, LLC or its predecessor entity for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $200.4 billion, $32.7 billion, $18.9 billion and $20.6 billion during the nine months ended September 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,443,554	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$200,412	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	7.54%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	69,019	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,662	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	0.86%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	183,058	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,866	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.24%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	510,639	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,555	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	57.70%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,206,270	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$272,495	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	9.05%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Servicing and Other Compensation and Payment of Expenses

The servicer will provide the servicing functions with respect to the Group II Mortgage Loans as set forth in the Pooling and Servicing Agreement. Among other things, the servicer will be obligated, except under certain circumstances described in this free writing prospectus, to make P&I Advances with respect to the Group II Mortgage Loans. In managing the liquidation of defaulted Group II Mortgage Loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Group II Mortgage Loans and REO Properties as described in the Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, the servicer will be entitled to reimbursement for P&I Advances, servicing advances, servicing fees and applicable expenses on a priority basis from, among other things, late recoveries of principal and/or interest, Liquidation Proceeds and Insurance Proceeds from the Mortgage Loans. The master servicer will be required to monitor the performance of the servicer under the Pooling and Servicing Agreement.

The Sponsor has the right to hire a special servicer with respect to the Group II Mortgage Loans serviced by GMACM or to terminate GMACM as the servicer of the Group II Mortgage Loans, without cause, subject to certain conditions set forth in the Pooling and Servicing Agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of GMACM in connection with the transfer of the Group II Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any special servicer or successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses; provided, however, no such confirmation from the rating agencies will be required if the proposed successor servicer is (1) an affiliate of the master servicer that services mortgage loans similar to the Group II Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) a servicer having a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s, and (b) the proposed successor servicer has a net worth of at least $25,000,000 (“Minimum Servicing Requirements”). See “Risk Factors—A transfer of servicing of the Group II Mortgage Loans may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus.

The principal compensation to be paid to the servicer in respect of the servicing activities performed by it with respect to the Group II Mortgage Loans will be based on a weighted average servicing fee equal to 0.250% per annum (the “Servicing Fee Rate”) on the Stated Principal Balance of each Group II Mortgage Loan (the “Servicing Fee”). In light of the Sponsor’s continued ownership of the servicing rights with respect to the Group II Mortgage Loans, GMACM and the sponsor will be parties to a side letter relating to the servicing of the Group II Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee due GMACM will be payable to the sponsor and the sponsor will be obligated to reimburse GMACM for certain servicer payment obligations. As a result of the side letter, GMACM’s net compensation for performing the servicing activities for the Group II Mortgage Loans will resemble that of a subservicer. If GMACM and the sponsor agree to terminate the side letter or if GMACM is terminated as servicer, the servicing fee payable to GMACM or any successor servicer would not be in excess of the Servicing Fee due to GMACM under the Pooling and Servicing Agreement. Notwithstanding the existence of the side letter, GMACM has agreed, pursuant to the Pooling and Servicing Agreement, to service and administer the Mortgage Loans in accordance with the terms and conditions of the Pooling and Servicing Agreement.

As additional servicing compensation, the servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Group II Mortgage Loans to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Custodial Account (as defined in this free writing prospectus) and any escrow accounts.

In general, the servicer will be obligated to offset any Prepayment Interest Shortfall resulting from prepayments in full on any distribution date with Compensating Interest on such distribution date; provided however that the obligation of the servicer with respect to the payment of Compensating Interest will be limited to one half of the Servicing Fee payable to the servicer for such month. The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement.

Payments on Mortgage Loans; Deposits to Custodial Account

The servicer shall establish and maintain or cause to be maintained a separate trust account (the “Custodial Account”) for the Group II Mortgage Loans for the benefit of the certificateholders. The Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Within two (2) business days of receipt by the servicer of amounts in respect of the Group II Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a related Mortgaged Property or similar items), the servicer will deposit such amounts in the Custodial Account. Amounts so deposited may be invested in Permitted Investments maturing no later than one Business Day prior to the Servicer Remittance Date. All investment income on funds in the Custodial Account shall be for the benefit of the servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the related certificateholders will be considered a Permitted Investment (each a “Permitted Investment”):

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any Depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such Depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a Depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(ix)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Group II Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Group II Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such Group II Mortgage Loans.

The servicer will be obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Group II Mortgage Loans and received during the period occurring from the 14th day of the month prior to the month of the related distribution date to the last day of such prior month; provided, however that the obligation of the servicer to remit the amount of any shortfall in interest resulting from a principal prepayment in full on the Group II Mortgage Loans shall be limited to one half of the Servicing Fee payable to the servicer for such month. The servicer will not remit any shortfalls in interest attributable to the application of the Relief Act laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicing fee (exclusive of the portion of such fee payable to the credit risk manager) payable to the master servicer for the applicable distribution date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Group II Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments in respect of Compensating Interest by the master servicer or the servicer or any shortfalls resulting from the application of the Relief Act will be to reduce the aggregate amount of interest collected that is available for distribution to the certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Credit Enhancement” in this free writing prospectus. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the servicer will be required to remit to the securities administrator for deposit in the Distribution Account from its own funds or from funds available in the Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a “P&I Advance”).

P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the Group II Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Group II Mortgage Loan that are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the related Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

Failure of the servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. Such event of default would obligate the master servicer, as successor servicer, or any other successor servicer appointed by the master servicer, to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Group II Mortgage Loan.

Modifications

In instances in which a Group II Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Group II Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the Group II Mortgage Loan, or capitalized amounts added to the Group II Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Group II Mortgage Loan. All capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose. The final maturity of any Group II Mortgage Loan will not be extended beyond the assumed final distribution date. No servicing modification with respect to a Group II Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-off Date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all Group II Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any advances made on any Group II Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Group II Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the amount of current interest payable on the Offered Certificates as described in this free writing prospectus will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that not later than March 15 of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the master servicer and the securities administrator, not later than March 15 of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth under “The Master Servicer, Securities Administrator and Custodian” in this free writing prospectus. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN

General

The information set forth in the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as master servicer and securities administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the servicer and the sponsor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicer. Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,805,000,000.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,370,000,000 of outstanding residential mortgage-backed securities.

Custodian. Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as custodian and the servicer. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.010% multiplied by the Stated Principal Balance of the Group II Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the master servicer will be entitled to any interest or other income earned on funds held in the Distribution Account (together, the “Master Servicing Compensation”), as set forth in the Pooling and Servicing Agreement. The master servicing fee includes securities administrator, custodian, paying agent, certificate registrar and credit risk manager fees.

The monthly fee payable to the trustee for the performance of its obligations under the Pooling and Servicing Agreement will be paid by the master servicer from its compensation. The expenses of the custodian and the trustee will be paid out of the trust fund prior to making payments to the certificateholders.

In the event that the servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any distribution date, the master servicer shall pay such amount up to the aggregate master servicing compensation (exclusive of the portion of such fee payable to the credit risk manager) payable to the master servicer on such distribution date.

The master servicer shall not resign except upon a determination that the master servicer’s duties are no longer permissible under applicable law. The master servicer may sell and assign its rights and delegate its duties and obligations subject to the conditions set forth in the Pooling and Servicing Agreement.

The Distribution Account

The securities administrator will establish a non-interest bearing trust account (the “Distribution Account”) into which will be deposited amounts remitted to it by the servicer for distribution to the certificateholders on each distribution date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing - Payments on Mortgage Loans; Deposits to Custodial Account” in this free writing prospectus) maturing on or before the business day prior to the related distribution date unless such Permitted Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related distribution date. All investment income on funds in the Distribution Account shall be for the benefit of the master servicer. Any losses resulting from such investments are required to be reimbursed to the Distribution Account by the master servicer out of its own funds.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) shall execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing shall deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, dated as of January 1, 2007, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the cut-off date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the mortgage loan purchase agreement; and (vi) the Interest Rate Swap Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Group II Mortgage Loan (other than the servicing rights with respect to the Group II Mortgage Loans which shall be retained by the sponsor), the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Group II Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Group II Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Group II Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Group II Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any Group II Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the custodian on behalf of the trustee will review the Group II Mortgage Loans and the Related Documents pursuant to the custodial agreement to be entered into among the custodian, the servicer and the trustee, and if any Group II Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the sponsor within 90 days following notification thereof to the sponsor by the custodian or the servicer, the sponsor will be obligated to either (i) substitute for such Group II Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Group II Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Group II Mortgage Loan as of the date of purchase, plus 30 days’ accrued interest thereon and all costs and damages incurred by the trust in connection with any violation by such Group II Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer or the master servicer. The Purchase Price will be required to be remitted to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Group II Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the sponsor will be required to remit to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Group II Mortgage Loan. In addition, the sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the depositor, the sponsor has transferred or assigned all of its right, title and interest in each Group II Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Group II Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York; (iv) no proceeds from any Group II Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Group II Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) to the best of the sponsor’s knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Group II Mortgage Loan and Related Documents, the sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Group II Mortgage Loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Amendment

The Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the master servicer, the securities administrator, the servicer and the trustee, with the consent of the Swap Provider (such consent not to be unreasonably withheld) without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein,

•	to make any revisions with respect to the provisions relating to the requirements of Regulation AB, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the master servicer, the servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

•	reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify as REMICs for federal tax purposes.

Voting Rights

At all times, voting rights will be allocated (i) 98% among the Offered Certificates and the other certificates issued by the trust, other than the certificates designated as Class X or Class P, in accordance with their outstanding certificate principal balances, and (ii) 1% to each of the Class X Certificates, including the Class II-X Certificates, and the Class P Certificates, including the Class II-P Certificates. Voting rights will be allocated among the certificates of each such class in accordance with their respective Percentage Interests as defined in the Pooling and Servicing Agreement. The Residual Certificates will not be allocated any voting rights. The aggregate certificate principal balance of the certificates issued by the trust other than the Offered Certificates and Non-Offered Certificates is expected to be approximately $422,320,000 as of the Closing Date, plus or minus 10%.

Optional Purchase of Certain Group II Mortgage Loans

As to any Group II Mortgage Loan which is delinquent in payment by 91 days or more, the sponsor may, at its option, purchase such Group II Mortgage Loan at a price equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of such purchase plus (ii) 30 days’ interest thereon at the applicable Net Mortgage Rate, plus any portion of the servicing fee, servicing advances and P&I Advances payable to the servicer of the Group II Mortgage Loan and any portion of the master servicing fee payable to the master servicer, plus (iii) any costs and damages of the trust incurred in connection with any violation by such Group II Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the trustee with respect to such Group II Mortgage Loan prior to the purchase thereof.

In addition, the sponsor will, at its option, purchase any Group II Mortgage Loan from the trust if the first scheduled payment due subsequent to the Cut-off Date is not made within thirty (30) days of the related due date. Such purchase will be made at a price equal to the purchase price described in the prior paragraph.

Optional Termination

The master servicer will have the right to purchase all remaining Group II Mortgage Loans and related REO Properties and thereby effect early retirement of all of the certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Group II Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Group II Mortgage Loans as of the Cut-off Date. In the event that the master servicer exercises such option it will effect such purchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each Group II Mortgage Loan, other than in respect of any related REO Property, plus 30 days’ accrued interest thereon at the applicable Mortgage Rate,

•	the appraised value of any related REO Property, up to the Stated Principal Balance of the Group II Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate, and

•
any unreimbursed costs and expenses of the trustee, securities administrator, the custodian, the servicer and the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer or the master servicer in the performance of their servicing obligations and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

Notwithstanding the foregoing, the master servicer shall not be entitled to exercise its optional termination right to the extent that the depositor enters into a net interest margin transaction which includes the Class II-X Certificates or Class II-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the master servicer intends to exercise its optional termination right.

Proceeds from such purchase will be distributed to the certificateholders in the priority described in this free writing prospectus under “Description of the Certificates.” The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any related REO Property and such appraised value is less than the Stated Principal Balance of the related Group II Mortgage Loan. Any purchase of the Group II Mortgage Loans and related REO Properties will result in an early retirement of the certificates.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders shall surrender their certificates to the securities administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the distribution date upon which final payment of the related certificates will be made upon presentation and surrender of such certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the record date otherwise applicable to such distribution date is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Group II Mortgage Loans by the master servicer, the master servicer will be required to deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the distribution date on which the final distribution on the certificates an amount in immediately available funds equal to the termination price described above. The securities administrator will be required to remit to the servicer, the master servicer, the trustee and the custodian from such funds deposited in the Distribution Account (i) any amounts which the servicer or the master servicer would be permitted to withdraw and retain from the Custodial Account or the Distribution Account, as applicable, as if such funds had been deposited therein (including all unpaid servicing fees, master servicing fees and all outstanding P&I Advances and servicing advances), (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, the custodian and the servicer from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement and (iii) any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will be required to promptly release or cause to be released to the master servicer the mortgage files for the Group II Mortgage Loans and the trustee will surrender all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the certificates by the certificateholders on the final distribution date, the securities administrator will be required to distribute to each certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered. Any funds not distributed to any certificateholder(s) being retired on such distribution date because of the failure of such certificateholders to tender their certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering certificateholders. If any certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the securities administrator shall mail a second notice to the remaining non-tendering certificateholders to surrender their certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such certificates shall not have been surrendered for cancellation, the securities administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such certificates shall not have been surrendered for cancellation, the securities administrator shall pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its certificate(s) on the related final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator shall be held uninvested in an Eligible Account.

In the event that the master servicer purchases all the Group II Mortgage Loans or the final payment on or other liquidation of the last Group II Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i) The securities administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the outstanding certificates, the trustee shall sell all of the assets of the related REMIC to the master servicer for cash; and

(iii) At the time of the making of the final payment on the outstanding certificates, the securities administrator shall distribute or credit, or cause to be distributed or credited, to the holders of the residual certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund shall terminate at that time.

At the expense of the master servicer (or, if the trust fund is being terminated as a result of the last scheduled distribution date, at the expense of the trust fund), the master servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each related REMIC.

By their acceptance of certificates, the holders thereof hereby agree to authorize the securities administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor certificateholders.

Events of Default

Events of default with respect to the servicer under the Pooling and Servicing Agreement include, without limitation:

•
any failure by the servicer (or any successor servicer) to remit to the securities administrator any payment, including an advance required to be made by the servicer under the terms of the Pooling and Servicing Agreement which continues unremedied for two business days after the day on which such payment or advance was required to be made by the servicer (or any successor servicer);

•
any failure by the servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for thirty days after the giving of written notice of such failure to the servicer (or any successor servicer) by the trustee or the depositor, or to the servicer (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
the servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

•
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

•	the servicer fails to deliver the annual compliance statements and accountant’s report as required pursuant to the Pooling and Servicing Agreement.

Events of default with respect to the master servicer under the Pooling and Servicing Agreement include, without limitation:

•
any failure on the part of the master servicer to observe or perform in any material respect any of the covenants or agreements on the part of the master servicer contained in this Pooling and Servicing Agreement, or the breach by the master servicer of any representation and warranty contained in the Pooling and Servicing Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor or the trustee or to the master servicer, the depositor and the trustee by the holders of certificates entitled to at least twenty-five percent (25%) of the voting rights evidenced by the certificates; or

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

•
the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•	the master servicer fails to deliver the any statements or reports with respect to the requirements of Regulation AB as required pursuant to the Pooling and Servicing Agreement; or

•
the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Rights Upon Event of Default

Upon the occurrence and continuance of an event of default with respect to the payment obligations of the servicer under the Pooling and Servicing Agreement the master servicer shall terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans. In addition, upon the occurrence and continuance of any other event of default with respect to the servicer under the Pooling and Servicing Agreement the master servicer may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans. Upon the termination of the servicer under the Pooling and Servicing Agreement the master servicer shall succeed to all of the responsibilities and duties of the terminated servicer under the Pooling and Servicing Agreement including the obligation to make any P&I Advance required to be made by the terminated servicer on the distribution date immediately following the occurrence of such event of default with respect to the terminated servicer subject to the master servicer’s determination of recoverability thereof; provided, however, that the master servicer shall have no obligation whatsoever with respect to any liability incurred by the terminated servicer at or prior to the termination of such servicer with respect to any default, and there will be a period of transition, not to exceed 90 days, before the servicing functions can be transferred to a successor servicer. As compensation therefor, the master servicer shall be entitled to all funds relating to the Mortgage Loans which the terminated servicer would have been entitled to retain if the terminated servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the master servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement the master servicer shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the master servicer may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee specified in the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of the related Mortgage Loans. The costs and expenses of the trustee and the master servicer in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

Upon the occurrence and continuance of an event of default with respect to the master servicer, the depositor or the trustee may, and at the written direction of the holders of certificates evidencing ownership of not less than 51% of the trust, the trustee shall terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Group II Mortgage Loans and the proceeds thereof. The trustee shall automatically succeed to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement. The costs and expenses of the trustee in connection with the termination of the terminated master servicer, will be paid by the trust fund from amount available in the Distribution Account as provided in the Pooling and Servicing Agreement.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

Investors in the Offered Certificates should note that an event of default with respect to the certificates related to other loan groups and actions or inactions of the master servicer and any servicer with respect to the other loan groups will have the consequences discussed above for the holders of all of the certificates, including the Offered Certificates. In addition, the voting rights described above will be allocated among all of the certificates issued by the trust in accordance with their outstanding certificate principal balance, unless otherwise specified under "—Voting Rights," above.

The Trustee

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor, the servicer, the master servicer and securities administrator may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: CTLA—Structured Finance—NHEL 2007-1 or at such other address as the trustee may designate from time to time. The Trustee can be contacted by telephone at (212) 525-1367.

HSBC Bank USA, National Association has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an Event of Default with respect to the master servicer and after the curing or waiver of all Events of Default with respect to the master servicer which may have occurred will undertake to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The trustee shall promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Group II Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the trustee at its corporate trust office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee shall have no duty hereunder with respect to any notice it may receive or which may be alleged to have been delivered to or served upon it unless such notice is delivered to it or served upon it at its corporate trust office and such notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default with respect to the master servicer has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.
Execute and deliver, on behalf of the master servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, whether to complete the transfer and endorsement or assignment of the Group II Mortgage Loans and related documents, or otherwise.

2.
The trustee shall automatically become the successor in all respects to the master servicer after the master servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the rating agencies.

For further discussion of the duties of the trustee, please see“Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of a servicer under the Pooling and Servicing Agreement or the Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement.

The trustee will also act as Supplemental Interest Trust Trustee.

THE CREDIT RISK MANAGER

Wells Fargo Bank, N.A. will act as credit risk manager for the trust (the “Credit Risk Manager”). As Credit Risk Manager, Wells Fargo Bank, N.A. will monitor the performance of and make recommendations to the servicer regarding certain delinquent and defaulted Group II Mortgage Loans and will report on the performance of such Group II Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the servicer and the master servicer in performing its advisory and monitoring functions. The fee payable to the Credit Risk Manager is included in the master servicing compensation.

USE OF PROCEEDS

After deducting expenses of approximately $____________, the depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Group II Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the sole class of “residual interests” in the related REMICs elected by the trust and (ii) the Offered Certificates (exclusive of any payments received from the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), the Class II-X Certificates (exclusive of the obligations to make payments to the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust) and the Class II-P Certificates will represent beneficial ownership of “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences-REMICs” in the prospectus.

For federal income tax purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Group II Mortgage Loans will prepay at a rate equal to 100% of the related prepayment assumption described in this free writing prospectus. No representation is made that the Group II Mortgage Loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences-General” and “-REMICs-Sales of REMIC Certificates” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences- REMICs” in the prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall or the obligation to make payments to the Supplemental Interest Trust (collectively, the “Carryover Certificates”). The Basis Risk Shortfall Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Group II Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificates.

The treatment of amounts received by a holder of a Carryover Certificate under such holder’s right to receive any Basis Risk Shortfall (referred to in this section as “Carryover Amounts”), will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for the Carryover Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of any Carryover Amounts in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Carryover Certificates with respect to any Carryover Amounts, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Amounts with respect to the Carryover Certificates may be treated as having more than a de minimis value as provided in the Pooling and Servicing Agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of any Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Carryover Amounts is respected, ownership of the right to any Carryover Amounts will entitle the owner to amortize the price paid for the right to any Carryover Amounts under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to any Carryover Amounts should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Offered Certificate will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of any Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Carryover Certificate, as the case may be. A holder of a Carryover Certificate will have gain or loss from such a termination of the right to receive Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of any Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments in respect of any Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Carryover Amounts. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Carryover Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Carryover Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Carryover Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Carryover Amounts are treated as separate rights of the Carryover Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters’ Exemption, as currently in effect and as described under “ERISA Considerations” in the prospectus if certain conditions are satisfied. The Underwriters’ Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 93-32, as amended by PTE 97-34 at 62 F.R. 39021, PTE 2000-58 at 65 F.R. 67765 and PTE 2002-41 at 67 F.R. 54487. The Underwriters’ Exemption was amended by PTE 2002-41 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriters’ Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch Ratings, Moody’s or S&P at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Underwriters’ Exemption will be satisfied with respect to the Offered Certificates.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Offered Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or interest therein that is acquired after termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificates in reliance on the Underwriters’ Exemption, and that it understands that there are certain conditions to the availability of the Underwriters’ Exemption, including that the subordinated certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch Ratings, Moody’s or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in this section shall indemnify and hold harmless the depositor, the securities administrator, the trustee, the master servicer, the servicer and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters’ Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See“ERISA Considerations” in the prospectus.

The sale of any of the Offered Certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Offered Certificates (other than the Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates) will constitute “mortgage related securities” for purposes of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all Depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of Depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of the depositor. Orrick, Herrington & Sutcliffe LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by S&P and Moody’s.

Class	S&P	Moody’s
II-1-A	AAA	Aaa
II-2-A-1A	AAA	Aaa
II-2-A-1B	AAA	Aaa
II-2-A-2	AAA	Aaa
II-2-A-3	AAA	Aaa
II-2-A-4A	AAA	Aaa
II-2-A-4B	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA+	Aa2
II-M-3	AA	Aa3
II-M-4	AA	A1
II-M-5	A+	A2
II-M-6	A	A3
II-M-7	A-	Baa1
II-M-8	BBB+	Baa3

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Group II Mortgage Loans or the anticipated yields in light of prepayments. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Basis Risk Shortfalls.

The depositor has not requested ratings of the Offered Certificates by any rating agency other than S&P and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, the master servicer, the servicer, the securities administrator or the custodian with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliates. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the securities administrator, the custodian, the trustee, the servicer or the principal originators. There are no affiliations among the master servicer, the securities administrator or the custodian and the trustee, the servicer or the principal originators. There are no affiliations between the trustee and any of the servicer or the principal originators. There are no affiliations between any of the principal originators. There are no affiliations between the servicer and any of the principal originators. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the second sentence hereof, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549. Copies of the material can also be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed by the securities administrator with the Securities and Exchange Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Security Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See“Servicing — Evidence as to Compliance” and “Description of the Certificates—Reports to Certficateholders” in this free writing prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, New York, New York, 10281, or by telephone at (212) 667-9300. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

INDEX OF DEFINED TERMS

AB Servicing Criteria
Adjustment Date
Aggregate Loan Balance
Aggregate Loan Group Balance
Applied Loss Amount
Balloon Loans
Basis Risk Shortfall
Basis Risk Shortfall Reserve Fund
Cap Rate
Carryforward Interest
Carryover Amounts
Carryover Certificates
Certificate Margin
Certificate Principal Balance
Class II-2-A-1 Allocation Percentage
Class II-M-1 Principal Payment Amount
Class II-M-2 Principal Payment Amount
Class II-M-3 Principal Payment Amount
Class II-M-4 Principal Payment Amount
Class II-M-5 Principal Payment Amount
Class II-M-6 Principal Payment Amount
Class II-M-7 Principal Payment Amount
Class II-M-8 Principal Payment Amount
Clearstream
Compensating Interest
Credit Risk Manager
Credit Scores
CSSF
Current Interest
Custodial Account
Deferred Amount
Delinquency Rate
Distribution Account
DTC
Due Date
Due Period
Early Termination Date
ERISA
Euroclear
Expense Fee Rate
FHA
Financial Intermediary
First Possible Optional Termination Date
Fixed Swap Payment
Floating Swap Payment
Foreign National Loans
Global Securities
GMAC
GMACM
Gross Margin
Group II Mortgage Loans
Group II-1 Allocation Amount
Group II-1 Allocation Percentage
Group II-1 Excess Interest Amount
Group II-1 Maximum Interest Rate
Group II-1 Mortgage Loans
Group II-1 Senior Certificates
Group II-2 Allocation Amount
Group II-2 Allocation Percentage
Group II-2 Excess Interest Amount
Group II-2 Maximum Interest Rate
Group II-2 Mortgage Loans
Group II-2 Senior Certificates
Index
Insurance Proceeds
Interest Accrual Period
Interest Only Loans
Interest Rate Swap Agreement
Interest Remittance Amount
Interest Shortfall
IRS
ISDA Master Agreement
Issuing Entity
Liquidated Mortgage Loan
Liquidation Proceeds
Master Servicing Compensation
Maximum Interest Rate
Maximum Mortgage Rate
Mezzanine Certificates
Mezzanine Certificates
Mezzanine Maximum Interest Rate
Minimum Mortgage Rate
Minimum Servicing Requirements
Monthly Excess Cashflow
Monthly Excess Interest
Moody’s
Mortgage Loan Schedule
Mortgage Loans
Mortgage Rate
Mortgaged Properties
Net Funds Cap
Net Interest Shortfalls
Net Liquidation Proceeds
Net Mortgage Rate
Net Swap Payment
Non-Offered Certificates
Notices
Notional Principal Contract Regulations
Offered Certificates
OID Regulations
One-Month LIBOR
Optimal Interest Remittance Amount
Overcollateralization Amount
Overcollateralization Deficiency Amount
Overcollateralization Release Amount
P&I Advance
Parity Act
Pass-Through Rate
Payahead
Periodic Rate Cap
Permitted Investment
Plan
Pooling and Servicing Agreement
Prepayment Charge
Prepayment Interest Shortfall
Prepayment Period
Principal Payment Amount
Principal Remittance Amount
PTE
Purchase Price
Qualified Substitute Mortgage Loan
Realized Loss
Reference Banks
Related Documents
Relevant Implementation Date
Relevant Member State
Relief Act
ResCap
Residual Certificates
Rolling Three Month Delinquency Rate
Rules
S&P
Scheduled Swap Notional Amount
SEC
Senior Certificates
Senior Certificates
Senior Enhancement Percentage
Senior Principal Payment Amount
Senior Sequential Allocation Percentage
Servicer Remittance Date
Servicing Fee
Servicing Fee Rate
Silver State Mortgage
SMMEA
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Substitution Shortfall Amount
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Additional Termination Event
Swap Early Termination
Swap Event of Default
Swap Notional Amount
Swap Provider
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Targeted Overcollateralization Amount
Trigger Event
Underwriters
VA
Wells Fargo Bank

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES

Except under limited circumstances, the globally offered Nomura Home Equity Loan, Inc., Mortgage Pass-Through Certificates, Series 2007-1 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31% ) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

•	U.S. Person. As used herein the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used in this herein, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The date of this prospectus is April 18, 2006.

PROSPECTUS

Asset Backed Certificates

Asset Backed Notes
(Issuable in Series)

Nomura Home Equity Loan, Inc.
Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by Nomura Home Equity Loan, Inc. The assets in each trust fund will generally consist of one or more of the following:

•
loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

•	loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

•	loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

•	closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

•	home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

•	loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans),

•	home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

•
mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

Please carefully consider our discussion of some of the risks of investing in the securities under “risk factors” beginning on page 4.

The Securities:

Nomura Home Equity Loan, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Risk Factors
Description of the Trust Funds
Cash Flow Agreements
Use of Proceeds
Yield and Prepayment Considerations
Static Pool Information
Description of the Securities
Description of the Agreements
Description of Credit Support
Derivatives Related To The Securities
Certain Legal Aspects of the Loans
Federal Income Tax Consequences
ERISA Considerations
Legal Investment
Method of Distribution
Additional Information
Incorporation of Certain Documents by Reference
Legal Matters
Financial Information
Rating
Reports To Securityholders
Index of Defined Terms

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

•
The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

_______________________

If you require additional information, the mailing address of our principal executive offices is Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281 and the telephone number is 212-667-9300. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund-Incorporation of Certain Documents by Reference” beginning on page 36.

  Risk Factors

You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

Limited Liquidity

No market for the securities of any series will exist before those securities are issued. We cannot assure you that a secondary market will develop. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the securities of that series.

Limited Source of Payments - No Recourse To Sellers, DepositorOr Servicer

The applicable prospectus supplement may provide that securities will be payable from trust funds other than their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have enough assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and the return of your principal may be impaired, without you having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund and/or any balance remaining in the security account immediately after making all payments due on the securities of that series, may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made only after other specified payments that may be described in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor, any seller or any servicer if you do not receive a required distribution on the securities. You will also not have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund will come from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties are untrue, the depositor may be required to repurchase some of the transferred assets. Nomura Home Equity Loan, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

•	funds obtained from the enforcement of a corresponding obligation of a seller or originator of the loan or

•	funds from a reserve account or similar credit enhancement established to pay for loan repurchases.

The only obligations of the servicer to a trust fund (other than its servicing obligations) will come from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase or substitute for some of the loans. However, the servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor will come from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

As described in this prospectus, a servicer may be obligated to enforce the sellers’ obligations. However, the servicer will not be obligated to purchase or replace any loan if a seller defaults on its obligation or for any other reason.

Credit Enhancement May Not Be Sufficient to Protect You From Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities, and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a particular form of credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, the credit enhancement applicable to a series of securities may not cover all potential sources of loss. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for or even eliminate all or a portion of a credit enhancement as long as the trustee’s actions would not cause the rating agencies that have rated the securities at the request of the depositor to change adversely their ratings of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Prepayment and Yield Considerations

Your Yield Will Be Affected By Prepayments and By the Allocation of Distributions To the Securities

The timing of principal payments on the securities of a series will be affected by a number of factors, including:

• the extent of prepayments on the loans in the related trust fund,

• how payments of principal are allocated among the classes of securities of a series as specified in the related prospectus supplement,

• whether the party entitled to any right of optional termination of the trust fund exercises that right, and

• the rate and timing of payment defaults and losses on the trust fund assets.

Prepayments include prepayments resulting from refinancing or liquidation of a loan due to defaults, casualties and condemnations, as well as repurchases by the depositor or a seller due to a breach of representations and warranties. Prepayments may be affected by a variety of factors, including:

• general economic conditions,

• interest rates,

• the availability of alternative financing and

• homeowner mobility.

The rate and timing of prepayment of the loans will affect the yields to maturity and weighted average lives of the securities. Any reinvestment risks from faster or slower prepayments of loans will be borne entirely by the holders of one or more classes of the related series of securities.

Your Yield Will Be Affected By Delayed Interest Payments

Interest payable on the securities of a series on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues on your securities over a period ending two or more days prior to the related distribution date, your effective yield will be lower than the yield that you would obtain if interest on your securities were to accrue through the day immediately preceding each distribution date. In addition, your effective yield (at par) will be less than the indicated coupon rate.

The Types of Loans Included in the Trust Fund May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

The securities will be directly or indirectly backed by certain types of loans. Certain types of loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the properties fail to provide adequate security for the loans included in the trust fund, any resulting losses, to the extent not covered by credit enhancement, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the realizable values of the properties have been or will be at the appraised values on the dates of origination of the related loans. The prospectus supplement for each series of securities will describe the loans which are included in the trust fund related to your security and the risks associated with those loans which you should carefully consider in connection with the purchase of your security. The following describes in general risks associated with certain types of loans:

Balloon Loans

Some of the loans held in the trust fund may not be fully amortizing over their terms to maturity. These loans will require substantial principal payments (“balloon payments”) at their stated maturities. A loan with balloon payments involves a greater degree of risk than a fully amortizing loan because, typically, a borrower must be able to refinance its loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

Multifamily Loans

Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly rent payments from tenants to:

•	pay for maintenance and other operating expenses of those properties,

•	fund capital improvements, and

•	service any loan or other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Junior Liens

The mortgages and deeds of trust securing the closed end second-lien loans will be, the home equity line of credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance policy or condemnation proceeding will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, the junior mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

•	pay the senior mortgage in full at or prior to the foreclosure sale, or

•	assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

Unless the servicer is obligated under the applicable agreement to advance such funds, the trust fund may effectively be prevented from foreclosing on the related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

•	the aggregate amount owed under both the senior and junior loans, over

•	the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans−Anti-Deficiency Legislation and Other Limitations on Lenders.”

Partially Unsecured Loans

The trust fund for any series may include closed-end second-lien loans, home equity line of credit loans and home improvement contracts that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related property. Under these circumstances, the trust fund for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related trust fund generally will have recourse only against the borrower’s assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower’s unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

Home Equity Lines of Credit

Generally, a home equity line of credit has a draw period that lasts for the first ten years (during which no principal or minimal amount of principal is due) and, unless otherwise specified in the related prospectus supplement, a repayment term following the draw period of zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to related securityholders or payments of principal may be received more slowly than anticipated, which will affect the yield on one or more classes of securities of the related series.

Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

Declines in Property Values May Result in Losses Borne By You

The value of the properties underlying the loans held in the trust fund may decline over time. Among factors that could reduce the value of the properties are:

•	an overall decline in the residential real estate market in the areas in which the properties are located,

•	a decline in the general condition of the properties caused by the borrowers’ failure to maintain these properties adequately, and

•	natural disasters, such as earthquakes and floods, that are not covered by insurance.

In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. If these losses are not otherwise covered by a credit enhancement, they will be borne by the holders of one or more classes of securities of the related series.

Delays in Liquidation May Result in Losses Borne By You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses. If, as a result of such delays and deductions, any properties fail to provide adequate security for the related loans in the trust fund and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investments.

Disproportionate Effect Of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

Violations of Consumer Protection Laws May Result In Losses On the Loans and Your Securities

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and  collecting loans secured by consumers’ dwellings.  Among other things, these laws may regulate interest  rates and other charges, require disclosures, impose  financial privacy requirements, mandate specific  business practices, and prohibit unfair and deceptive  trade practices. In addition, licensing requirements  may be imposed on persons that broker, originate,  service or collect loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans”, which typically are defined as loans secured by consumers’ dwellings that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust include the following:

•
the federal Truth in Lending Act and its regulations, which (among other things) require disclosures to the borrowers regarding the terms of any applicable loan and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given; a loan originator’s failure to comply with the Truth in Lending Act could subject both the originator and the assignee of such loan to monetary penalties and could result in an obligor’s rescinding the loan against either the loan originator or the assignee.

•
the Equal Credit Opportunity Act and its regulations, which (among other things) prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act;

•	the Fair Credit Reporting Act, which (among other things) regulates the use and reporting of information related to the borrower’s credit experience;

•
Home Equity Loan Consumer Protection Act, which (among other things) limits changes made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•
the Home Ownership and Equity Protection Act of 1994, which (among other things) imposes additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan;

•
In addition to the Homeownership and Equity Protection Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership and Equity Protection Act. These laws prohibit inclusion of some provisions in applicable loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such loans. Purchasers or assignees of a loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the loan for a violation of state law. Claims and defenses available to the mortgagor could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers; and

•
Holder in Due Course Rules, which apply to home improvement contracts, which are comprised of the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. The Holder in Due Course Rules protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind a loan against either the originator of the loan or the assignee thereof. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Violations of Environmental Laws May Result in Losses On the Loans and Your Securities

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release or threat of release of petroleum and/or hazardous substances under certain circumstances if the lender has actually participated in the management of the property. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Rating of the Securities Does Not Assure Their Payment

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or guarantees, primarily on the claims paying ability of any related surety provider, insurer, letter of credit provider or guarantor, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early. A rating is not a recommendation to purchase, hold or sell securities because it does not address the market price or the securities or the suitability of the securities for any particular investor.

A rating does not take into account the possibility that prepayment at higher or lower rates than an investor anticipates may cause a reduction in that investor’s yield. A rating does not take into account the possibility that an investor purchasing a security at a premium might lose money on its initial investment under certain prepayment scenarios. In addition, if the rating relates to a series with a pre-funding account, it does not take into account:

•	the ability of the related trust fund to acquire subsequent loans,

•	any prepayment of the securities resulting from the distribution of amounts remaining in the pre-funding account after the end of the funding period, or

•	the effect on an investor’s yield resulting from any such distribution.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

•	an adverse change in the financial or other condition of a credit enhancement provider, or

•	a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement established for a class of securities will be determined based on criteria established by each rating agency rating classes of that series. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. Properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of the properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

Risks Associated With the Book-Entry Registration of Securities

Limit on Liquidity

Securities issued in book-entry form may have only limited liquidity in the resale market because investors may not want to buy securities for which they may not be able to obtain physical instruments.

Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in receiving distributions on book-entry securities because the trustee will send the distributions to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts

Pre-Funding Accounts Will Not Be Used to Cover Losses on The Loans

The prospectus supplement for a series of securities may provide that on the closing date for that series, the depositor will deposit cash into a pre-funding account. The amount deposited into the pre-funding account will never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series. The pre-funding account will only be used to purchase additional loans from the depositor during the period beginning with the related closing date and ending not more than one year after the closing date. The depositor will acquire these additional loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as Principal toSecurityholders

Any amounts remaining in a pre-funding account at the end of the period specified in the applicable prospectus supplement will be distributed as a prepayment of principal to the related securityholders on the first distribution date after the end of that period. Any such distribution will be made in the amounts and according to the priorities specified in the related prospectus supplement. The holders of one or more classes of the related series of securities will bear the entire reinvestment risk resulting from that prepayment.

Bankruptcy or Insolvency May Affect the Timing and Amount Of Distributions On the Securities

The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditor’s may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditor’s may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. The period during which cash collections may be commingled with the servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer’s own funds for at least ten days, the trust fund will probably not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. Additionally, in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Holders of Original Issue Discount Securities Are Required To Include Original Issue Discount in Ordinary Gross Income As It Accrues

Debt securities that are compound interest securities will be, and certain other debt may be, securities issued with original issue income discount for federal tax purposes. A holder of debt securities issued with original issue discount is required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

See “Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates” and “−Market Discount.”

Residual Interest in a Real Estate Mortgage Investment Conduit Has Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received

If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences - REMICs-Taxation of Holders of REMIC Residual Certificates.”

Some Taxable Income of a Residual Interest Cannot Be Offset

A portion of the taxable income from a REMIC residual certificate may be treated as “excess inclusion income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion income:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals, Estates, Trusts and Certain Pass-through Entities Should Not Invest in REMIC Residual Certificates

The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Code or to an entity treated as a partnership under the Code, unless all of its beneficial owners are United States persons.

See “Federal Income Tax Consequences − REMICs-Taxation of Holders of REMIC Residual Certificates.”

The Principal Amount of Securities May Exceed the Market Value of the Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction documents before any distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Derivative Transactions

A trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions.

Credit Risks

If a trust fund enters into derivative transactions, it is expected to do so with banks, financial institutions and recognized dealers in derivative transactions. Entering into a derivative transaction directly with a counterparty subjects a trust fund to the credit risk that the counterparty may default on its obligation to the trust fund. By contrast, in transactions done through exchange markets, credit risk is reduced by the collection of variation margin and by the interposition of a clearing organization as the guarantor of all transactions. Clearing organizations transform the credit risk of individual counterparties into the more remote risk of the failure of the clearing organization. In addition, the financial integrity of over-the-counter derivative transactions is generally unsupported by other regulatory or self-regulatory protections such as margin requirements, capital requirements, or financial compliance programs. Therefore, the risk of default is much greater in an over-the-counter, privately negotiated derivative transaction than in an exchange-traded transaction. In the case of a default, the related trust fund will be limited to contractual remedies under the agreements governing that derivative transaction. These remedies may be limited by bankruptcy, insolvency or similar laws.

Legal Enforceability Risks

Privately negotiated, over-the-counter derivative transactions also may subject a trust fund to the following risks:

•	if the counterparty does not have the legal capacity to enter into or perform its obligations under the transaction, the transaction would be unenforceable,

•
if a court or regulatory body ruled that classes of derivative transactions were unlawful or not in compliance with applicable laws or regulations, those transactions would be invalid and unenforceable, or

•	if new legislation changed the legal, regulatory or tax status of derivative transactions, those changes might be detrimental to the related trust fund’s interests.

Basis Risk

Using derivative transactions successfully depends upon the ability to predict movements of securities or interest rate markets. There might be an imperfect correlation, or even no correlation, between price movements of a derivative transaction and price movements of the investments or instruments being hedged. If a trust fund enters into derivative transactions at the wrong time, or if market conditions are not predicted accurately, the derivative transaction may result in a substantial loss to that trust fund and the related securityholders.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 166.

  Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•	loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

•	home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement loans;

•	manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•
any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”);

•
previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, loans or Agency Securities;

•	a combination of loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities; or

•	reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus.

The loans will not be guaranteed or insured by Nomura Home Equity Loan, Inc. or any of its affiliates. The loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that loan. As to each series of securities, the loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•
“Level Payment Assets, which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•	“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•
“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•	“Increasing Payment Assets,” as described below;

•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•
“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•
“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•	“Step-up Rate Assets” which provide for interest rates that increase over time;

•	“Balloon Payment Assets;”

•
“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Loans

General

The loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans and lot loans. If specified in the related prospectus supplement, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the related mortgaged property (the “Mortgaged Properties”).

The loans may include:

•	Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”);

•	Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

•
Loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The Mortgaged Properties may also include leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The originator of each loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”). See “—FHA Loans and VA Loans” below.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the loan to the Value of the related Mortgaged Property. The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. “Refinance Loans” are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the loans, including:

•
the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date”);

•	the type of property securing the loans;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the loans;

•	the range of maturity dates of the loans;

•	the range of the Loan-to-Value Ratios at origination of the loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the loans;

•	the state or states in which most of the Mortgaged Properties are located;

•	information regarding the prepayment provisions, if any, of the loans;

•
for loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan. The index with respect to an ARM Loan will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement;

•	information regarding the payment characteristics of the loans, including balloon payment and other amortization provisions;

•	the number of loans that are delinquent and the number of days or ranges of the number of days those loans are delinquent; and

•	the material underwriting standards used for the loans.

If specific information respecting the loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance. The characteristics of the loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the loans that are described in the prospectus supplement. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The prospectus supplement will specify whether the loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Loans

All of the loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each loan may provide for no accrual of interest or for accrual of interest on the loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each loan may contain prohibitions on prepayment (a “Lockout Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See “—Assets” above.

Single Family Loans

The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

Multifamily Loans

Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder’s pro rata share of the cooperative’s payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Mixed-Use Loans

The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

Closed-End Second-Lien Loans

The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Revolving Credit Line Loans

As more fully described in the prospectus supplement, the loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“Revolving Credit Line Loans”). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Lot Loans

These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon.

Home Improvement Contracts

The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

•	the earliest and latest origination date and maturity date of the unsecured home improvements loans;

•	the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

•	the state or states in which most of the unsecured home improvement loans were originated;

•	information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

•
with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

•	information regarding the payment characteristics of the unsecured home improvement loans;

•	the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that such unsecured home improvement loans are delinquent; and

•	the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•	whether the manufactured homes were new or used as of the origination of the related contracts;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

•	the range of maturity dates of the contracts;

•	the range of the Loan-to-Value Ratios at origination of the contracts;

•	the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•	the state or states in which most of the manufactured homes are located at origination;

•	information regarding the prepayment provisions, if any, of the contracts;

•
for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

•	the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•	information regarding the payment characteristics of the contracts; and

•	the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the loans in the trust fund.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1) foreclosure sale;

(2) payment of the claim by any mortgage insurer; and

(3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act. The offering of Mortgage Securities included in a trust fund will not be separately registered if all of the following are true:

(1)
neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related trust fund;

(2)
neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3)	the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement for a series for which the trust fund includes Mortgage Securities will specify:

•	the aggregate approximate principal amount and type of the Mortgage Securities to be included in the trust fund;

•
certain characteristics of the loans that comprise the underlying assets for the Mortgage Securities, including (w) the payment features of the loans, (x) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated maturities of the underlying loans at origination;

•	the maximum original term-to-stated maturity of the Mortgage Securities;

•	the weighted average term-to stated maturity of the Mortgage Securities;

•	the pass-through or certificate rate of the Mortgage Securities;

•	the weighted average pass-through or certificate rate of the Mortgage Securities;

•	the issuer of Mortgage Securities, the private servicer (if other than the issuer of Mortgage Securities) and the private trustee for the Mortgage Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Mortgage Securities or to the Mortgage Securities themselves;

•	the terms on which the underlying loans for the Mortgage Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Mortgage Securities; and

•	the terms on which loans may be substituted for those originally underlying the Mortgage Securities.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”). The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”). In that case, the depositor will be obligated to sell at a predetermined price—and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase—additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See “ERISA Consideration” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See “Description of Credit Support.” Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

  Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement”), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

  Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

  Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, Revolving Credit Line Loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, Revolving Credit Line Loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.

A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any Revolving Credit Line Loans. Other factors that might affect the prepayment rate of closed-end second-lien loans, Revolving Credit Line Loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers’ right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans-Due-on-Sale Clauses.” If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may:

•	make payments as low as the minimum monthly payment for any month,

•
make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

•	make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers’ payment habits.

The applicable prospectus supplement may indicate that some conventional loans do not have due-on-sale provisions, but if it does not, then all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional loans bearing comparable interest rates. If applicable, the servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Description of the Agreements-Collection and Other Servicing Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments of conventional loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates. However, there can be no assurance that this will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even if the properties underlying the loans held in the trust fund or securing Mortgage Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage Securities, the interest accrued on loans securing such Mortgage Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

Under specified circumstances, the servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See “Description of the Securities-Termination.”

Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

  Static Pool Information

For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

  Description of the Securities

General

The Asset-backed certificates (the “Certificates”) of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. In general, the Notes or Certificates, as applicable, of each Series may fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

Categories of Classes	Definition Principal Types

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets or other assets of the trust fund for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes, etc.) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal classes of a series will be narrower than that for the primary planned principal classes of that series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets or other assets of the trust fund.
Support Class (also sometimes referred to as “companion classes”)
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal because it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.
Partial Accrual
A class that accretes a portion of the accrued interest on the class. The accreted amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes all the accrued interest otherwise distributable on the class. The accreted amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group”). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the prospectus supplement. See “Description of the Securities—Book-Entry Registration and Definitive Securities.” Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBOR Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under “LIBO Method.”

The calculation agent’s determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

The calculation agent’s determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent’s determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the “prime rate” as published in the “Money Rates” section of The Wall Street Journal on the related prime rate determination date, or if not so published, the “prime rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent’s determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Derivative Transactions

If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period” for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See “Yield and Prepayment Considerations”.

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

•	to the extent of distributions of principal on that Security from time to time and

•	if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•	may be increased in respect of deferred interest on the related loans, to the extent provided in the prospectus supplement and

•	in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Mandatory Auction

The applicable prospectus supplement for a series of Notes may provide for a Dutch auction of such Notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the Notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)  the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(2)  the total cash flows received and the general sources thereof;

(3)  the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(4)  the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(5)  the amount of that distribution allocable to Prepayment Premiums;

(6)  the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(7)  the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(8)  the total principal balance of the Assets at the close of business on that Distribution Date;

(9)  the number and total principal balance of loans in respect of which

(a)	one scheduled payment is delinquent,

(b)	two scheduled payments are delinquent,

(c)	three or more scheduled payments are delinquent, and

(d)	foreclosure proceedings have begun;

(10)  for any loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that loan and (b) the amount of any loss to securityholders;

(11)  with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(12)  for each REO Property relating to a loan or contract and included in the trust fund as of the end of the related Due Period,

(a) the book value,

(b) the principal balance of the related loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the loan specified in the Agreement),

(c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(13)  for any REO Property sold during the related Due Period

(a) the total amount of sale proceeds,

(b) the portion of those sales proceeds payable or reimbursable to the servicer or the master servicer in respect of that REO Property or the related loan or contract and

(c) the amount of any loss to securityholders in respect of the related loan;

(14)  the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(15)  the total amount of principal prepayments made during the related Due Period;

(16)  the amount deposited in the reserve fund, if any, on that Distribution Date;

(17)  the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(18)  the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(19)  in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(20)  in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(21)  as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(22)  during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(23)  during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(24)  the total amount of payments by the borrowers of

(a) default interest,

(b) late charges and

(c) assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement (which shall not be the holder of an offered class of Notes or Certificates, as applicable), under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates). In the event that any series of certificates or notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement (other than the holder of an offered security) may, at that party’s option, repurchase any loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the loan plus accrued interest on the loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration

If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

•	directly through The Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

•	indirectly through organizations that are participants in these systems.

Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose. In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC’s rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants’ accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (“Morgan”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system’s rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See “Federal Income Tax Consequences-REMICs Foreign Investors in REMIC Certificates” and “-Notes-Taxation of Noteholders” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner’s ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

Until definitive securities are issued, it is anticipated that the only “securityholder” of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary’s ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, elects to terminate the book-entry system through DTC;

•
or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

  Description of the Agreements

Agreements Applicable to a Series

REMIC Securities, Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code (“REMIC Securities”) or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement. Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Notes

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

(1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

(3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

•	the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

•
the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

•	an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

•	any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee’s interest in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

•	the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement, and

•	the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

For any loans that are closed-end second-lien loans or Revolving Credit Line Loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders’ interest in the home improvement contracts could be defeated. See “Certain Legal Aspects of the Loans-Home Improvement Contracts.”

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related loan from the trustee at a price equal to the sum of the unpaid principal balance of the loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price”) or (2) substitute a new loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•
in the case of a loan, the existence of title insurance insuring the lien priority of the loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•	the authority of the Warranting Party to sell the Asset;

•	the payment status of the Asset;

•
in the case of a loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•	the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See “Events of Default” and “Rights Upon Event of Default.”

Collection Account and Related Accounts

General. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•
maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

•
an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (“SAIF”)), or

•
an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

•	an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)  all payments on account of principal, including principal prepayments, on the Assets;

(2)  all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)  Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)  any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)  any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)  all proceeds of any Asset or, with respect to a loan, property acquired in respect of the loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)  any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)  to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)  all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)  any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)  any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)  to make distributions to the securityholders on each Distribution Date;

(2)  to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)  to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)  to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)  if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)  to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)  if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)  to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)  to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)  to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—REMICs” or in the prospectus supplement, respectively;

(13)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)  to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)  to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)  to make any other withdrawals permitted by the related Agreement; and

(18)  to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “Deposits” above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)
the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)	applicable law and
(3)	the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of the Loans—Foreclosure and Repossession.”

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Loans. Generally, each Agreement for a trust fund composed of loans will require the servicer to cause the borrower on each loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of loans will require the servicer to cause the borrower on each loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the loan where the terms of the loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•	adversely affect or jeopardize coverage under any applicable insurance policy or

•	materially increase the risk of default or delinquency on, or materially impair the security for, that loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Certain Legal Aspects of Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest, Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

•
The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•
Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•
Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)
specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)	incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;
(3)	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;
(4)	incurred in connection with any violation of any state or federal securities law; or
(5)	imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.
•
Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•
any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•
any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•
some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1) cure any ambiguity or mistake;

(2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the distribution account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)	enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,
(2)	defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,
(3)	being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or
(4)
acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the Paying Agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•
a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•
failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•
any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

  Description of Credit Support

General

Credit support may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit support may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit support will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit support or that are not covered by the credit support, securityholders will bear their allocable share of any deficiencies.

Subordination

If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

•	the loans on the related cut-off date, or

•	one or more classes of securities.

If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “Description of the Agreements-Termination.” A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Insurance Policies, Surety Bonds and Guaranties

If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

•	paying administrative expenses, or

•	establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Over-Collateralization

If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on Revolving Credit Line Loans may be applied to purchase additional Revolving Credit Line Loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the Revolving Credit Line Loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Reserve Accounts

If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

The reserve account for a series will be funded by:

•
a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

•	a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

•	any other manner specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

•	to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments in the event that any index rises above or falls below specified levels; or

•	to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Deposit Agreements

If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

•	allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

•	allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

  Derivatives Related To The Securities

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement. The derivative products will be limited to interest rate swaps, interest rate caps, floors, collars, corridors, other purchase obligations or financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities. These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product. Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation is a form of credit enhancement intended to guarantee the maturity of a class or classes of securities. As more particularly described in the accompanying prospectus supplement, a purchase obligation may be part of a transaction where the asset pool includes adjustable-rate mortgage loans that are fixed for a certain number of years following origination. The Issuing Entity may require a mandatory auction of certain classes of securities at the end of the fixed rate period. In order to guarantee that securityholders receive the full amount of their remaining principal balance, the Issuing Entity would enter into a swap whereby the swap provider agrees to pay the full principal balance of the related securities in exchange for any amounts in excess thereof received at auction.

A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Certain Legal Aspects of the Loans

The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

General

The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

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A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

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A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

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A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder’s pro rata share of the cooperative’s payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

Foreclosure and Repossession

Deed of Trust. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee’s sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney’s fees, that a lender can recover.

Mortgages. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee’s right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney’s fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender’s lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender’s investment in the property.

Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee’s sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “-Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative’s certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder’s shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject to the cooperative’s right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the cooperative’s right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

Environmental Risks

Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all “responsible parties,” including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an “owner” or “operator,” even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of “owner or operator” a secured creditor that holds indicia of ownership primarily to protect its security interest without “participating in the management” of the property. If a lender’s activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States v. Fleet Factors Corp (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

Rights of Redemption

In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender’s ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary’s or mortgagee’s right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

Some states provide exceptions to the anti-deficiency statutes in cases where the borrower’s acts or omissions, such as waste of the property, have impaired the value of the lender’s security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bides (or no bids) at the foreclosure sale.

Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

Due-On-Sale Clauses

Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders’ rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

•	originated or assumed during the “window period” under the Garn-St Germain Act (which ended no later than October 15, 1982), and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

The Garn-St Germain Act “encourages” lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer’s assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

Prepayment Charges And Late Payment Fees

Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

Home Improvement Contracts

General. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as “contracts”). The contracts generally are “chattel paper” or “purchase money security interests,” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund’s ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by “self-help” repossession that is “peaceful” (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender’s ability to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

Installment Contracts

The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender’s application. It is possible that this restriction could affect the master servicer’s ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer’s ability to foreclose on an affected loan during the borrower’s period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

Junior Mortgages and Rights of Senior Mortgagees

If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

Other Loan Provisions and Lender Requirements

The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

•	pay all taxes and assessments on the property before they become delinquent,

•	pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

•	provide and maintain fire insurance on the property,

•	maintain and repair the property and not commit or permit any waste of the property, and

•	appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

Priority of Additional Advances

Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a “future advance” clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

The Title I Program

General. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Loans eligible for FHA insurance under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

A Title I Loan is originated using one of the following methods:

•
Direct Loan. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower’s direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

•
Dealer Loan. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

•
Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender’s security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender’s review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower’s income will be adequate to cover the loan payments as well as the borrower’s other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

To be eligible for a Title I Loan, the borrower must have:

•	at least a one-half interest in fee simple title to the real property, or

•
a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

•
a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds (the original balance) of any eligible loan that it receives and acknowledges. Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

The FHA will reduce the insurance coverage available in a lender’s FHA insurance coverage reserve account by:

•	the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

•	the amount of insurance coverage attributable to insured loans that the lender sells.

A lender’s FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

•	a description of the obligation or security interest held by the lender;

•	a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the applicable note as of the date 30 days from the date of the notice;

•
a demand upon the borrower either to cure the default (by bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;

•
a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

•	a statement that if the default persists, the lender will report the default to an appropriate credit reporting agency.

If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender’s insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender’s efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

Payment on an FHA insurance claim is made in an amount equal to the “claimable amount,” which cannot exceed the amount of coverage in the lender’s insurance coverage reserve account. The “claimable amount” is 90% of the sum of:

•
the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

•
interest on the unpaid amount of the loan from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

•	uncollected court costs,

•	attorney’s fees up to $500, and

•	the cost of recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower’s principal dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

•
the Home Ownership and Equity Protection Act and its regulations, and any state, county and municipal anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or declination of the application be furnished to borrowers;

•
the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

  Federal Income Tax Consequences

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, or Grantor Trust Fund, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•	is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

The following discussion addresses securities of three general types:

•
REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a “real estate mortgage investment conduit,” or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

•	Notes representing indebtedness of the Issuing Entity for federal incoe tax purposes

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the servicer or trustee, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp, McKee Nelson llp or such other counsel to the depositor as specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests,” or REMIC regular certificates or “residual interests,” or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Tax Counsel will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the servicer nor the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the servicer or trustee, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners or REMIC Regular Certificates—Market Discount” for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•
in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan, determined as described in the second preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described therein will not apply.

If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder’s basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder’s basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder’s initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “Taxation of REMIC Regular Certificates—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

•
the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

•
The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by disqualified organizations; and

•	information necessary for the application of the tax described herein will be made available.

•
Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

•
requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

•	providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

•
granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate”, which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of the Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

Upon the issuance of each series of Notes, Tax Counsel will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the Notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See “REMICs—Taxation of Owners of REMIC Regular Certificates” and “REMICs—Sales of REMIC Certificates”. Except as otherwise stated in the related prospectus supplement, the Notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”. Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in “REMICs—Foreign Investors in REMIC Certificates” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

Grantor Trust Funds

Classification of Grantor Trust Funds

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Tax Counsel will deliver an opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Tax Counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates

Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply

If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply

Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount

If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium

If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules

The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting

The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the servicer and subservicer (if any) and any other customary factual information as the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

Backup Withholding

In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust certificates.

Foreign Investors

In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State And Other Tax Consequences

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under “Federal Income Tax Consequences” above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

  ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

The DOL issued regulations concerning the definition of what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under this Plan Assets Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security”, or if equity participation by “benefit plan investors” is not “significant”. In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the issuer’s assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Insurance Company General Accounts

The United States Department of Labor (“DOL”) has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy.

Prohibited Transaction Class Exemption (“PTCE” 83-1)

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of a Plan or with Plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuer cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL issued to Nomura Securities International Inc. an administrative exemption (PTE 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Nomura Securities International Inc. is the underwriter, manager or co-manager of an underwriting syndicate.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets and the loan-to-value ratio is 100% or less at the closing date or the issuance of the securities. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. (“Rating Agencies”) except that the rating must be in the top two highest rating categories in the loan-to-value ratio is greater than 100%. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than the underwriter. The sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, which each purchaser of a security will be deemed to represent. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have high loan-to-value ratios of 125% or less, the Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the Rating Agencies if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date of the issuance of the securities is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Exemption provides only limited relief to Plans sponsored by the “Restricted Group”, which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA, and the excise taxes imposed by Sections 4975 of the Code for transactions in connection with the servicing, management and operation of the trust fund.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”).

•	First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the Securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

•
Second, all loans transferred after the closing date (the “Additional Loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

•
Third, the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

•
Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the “Average Interest Rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

•
Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

•	Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

•
Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Exemption rating agency.

•	Eighth, certain disclosure requirements must be met.

The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it). Each purchaser should ascertain the rating of the security at the time of purchase.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply. In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel to the trustee for the benefit of the trustee, the depositor and the servicer, which opinion of counsel will not be at the expense of the trustee or depositor or servicer, satisfactory to the trustee that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

  Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities,” the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the policy statement. According to the policy statement, “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of that product would be consistent with the policy statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

  Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

•	the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

•	the method of determining the price at which the underwriters will sell the securities.

Each prospectus supplement for an underwritten offering will also describe the underwriters’ obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

  Additional Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities - Reports to Securityholders” and “Description of the Agreements - Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the sponsor’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.nomuradeals.com.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Description of the Agreements - Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

  Incorporation of Certain Documents by Reference

All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

  Legal Matters

The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281 or (ii) any other counsel identified in the applicable prospectus supplement.

  Financial Information

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

  Rating

It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

  Reports To Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

  Index of Defined Terms

AB Servicing Criteria
Accrued Security Interest
Additional Loans
Adjustable Rate Assets
Agency Securities
Agreement
ARM Loans
Asset Conservation Act
Asset Group
Asset Seller
Assets
Available Distribution Amount
Average Interest Rate
Balloon Payment Assets
balloon payments
BIF
Bi-weekly Assets
Book-Entry Certificates
Book-Entry Notes
Book-Entry Securities
Buy Down Assets
Capitalized Interest Account
Cash Flow Agreement
CERCLA
Certificates
Charter Act
Code
Collection Account
Commission
Committee Report
Contingent Payment Regulations
Convertible Assets
cooperative loans
cooperatives
Cut-off Date
Definitive Certificates
Definitive Notes
Definitive Securities
Determination Date
DOL
DOL Pre-Funding Period
DTC
Eleventh District
eligible counterparty
eligible swap
eligible yield supplement agreement
ERISA
Exemption
EYS Agreement
Fair, Isaac
Fannie Mae
FHA
FHLBSF
Freddie Mac
Freddie Mac Act
Freddie Mac Certificate Group
GEM Assets
Ginnie Mae
GPM Assets
Home Equity Loans
Housing Act
HUD
Increasing Payment Asset
Increasing Payment Assets
Insurance Proceeds
Interest Rate
Interest Reduction Assets
Land Sale Contracts
Level Payment Assets
Liquidation Proceeds
Loan-to-Value Ratio
Lock-out Date
Lockout Period
Morgan
Mortgage Securities
Mortgaged Properties
Mortgages
National Cost of Funds Index
Non-ratings dependent swaps
Nonrecoverable Advance
Notes
Offered Certificates
Offered Notes
Offered Securities
OTS
Parties in Interest
Permitted Investments
Plans
Pre-Funded Amount
Pre-Funding Account
Pre-Funding Limit
Pre-Funding Period
Prepayment Premium
Property Improvement Loans
PTCE
PTCEs
Purchase Price
QPAM
Qualified Plan Investor
Rating Agencies
Ratings Dependent Swaps
RCRA
Record Date
Relief Act
REMIC Securities
REO Property
Retained Interest
Revolving Credit Line Loans
SAIF
Securities
Security
Security Balance
Servicemen’s Readjustment Act
Servicing Standard
Single Family Properties
SMMEA
Special Servicer
Step-up Rate Assets
Stripped Agency Securities
Subsequent Assets
Swap
Swap Agreement
Tax Counsel
Title I Loans
Title I Program
Title V
UCC
VA
VA Guaranty Policy
Value
Warranting Party